      As filed with the Securities and Exchange Commission on November 8, 1996
                                                      Registration No. 333-2604

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                        Post Effective Amendment No. 2 to
                                    Form S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             COTELLIGENT GROUP, INC.
             (Exact name of registrant as specified in its charter)
     Delaware                        7379                       94-3173918
 (State or other        (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of          Classification Code Number)      Identification Number)
 incorporation
or organization)
                       101 California Street, Suite 2050
                         San Francisco, California 94111
                                 (415) 439-6400
                   (Address, including zip code and telephone
             number, including area code, of registrant's principal
                               executive offices)
                                James R. Lavelle
                             Chief Executive Officer
                              Chairman of the Board
                             Cotelligent Group, Inc.
                        101 California Street, Suite 2050
                         San Francisco, California 94111
                                 (415) 439-6400
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
     Daniel E. Jackson, Esq.                            David W. Pollak, Esq.
     Cotelligent Group, Inc.                         Morgan, Lewis & Bockius LLP
101 California Street, Suite 2050                          101 Park Avenue
 San Francisco, California 94111                      New York, New York 10178
         (415) 439-6400                                    (212) 309-6000

                               ------------------

              Approximate date of commencement of proposed sale to
            the public: As soon as practicable after the Registration
                          Statement becomes effective.

                               ------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the
Securities Act of 1933, check the following box.       X
                                                  ------------

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                                               November 8, 1996


[LOGO]                         2,500,000 Shares

                             COTELLIGENT GROUP, INC.

                                  Common Stock


                               ------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                               ------------------


         This Prospectus covers 2,500,000 shares of common stock, $.01 par value (the "Common Stock"), which may be offered and issued by Cotelligent Group, Inc. (the "Company") from time to time in connection with the merger with or acquisition by the Company of other businesses or assets. It is expected that the terms of acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by the Company, and that the shares of Common Stock issued will be valued at prices reasonably related to market prices current either at the time of a merger or acquisition are agreed upon or at or about the time of delivery of shares. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an Underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         The Company currently has 7,953,440 shares of its Common Stock listed on the NASDAQ National Market of which 4,462,635 are registered and available for unrestricted trading in the public markets unless owned by affiliates of the Company. Application will be made to list the shares of Common Stock offered hereby on the NASDAQ National Market. On October 31, 1996, the closing price of the Common Stock on the NASDAQ National Market was $17.75 per share as published in The Wall Street Journal on November 1, 1996.

         All expenses of this offering will be paid by the Company. The Company is a Delaware corporation and all references herein to the Company refer to the Company and its subsidiaries. The executive offices of the Company are located at 101 California Street, Suite 2050, San Francisco, California 94111 and its telephone number is (415) 439-6400.

                                      The date of this Prospectus is , 1996.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and the pro forma combined financial statements, including the notes thereto, appearing elsewhere in this Prospectus. All references to years, unless otherwise noted, refer to the Company's fiscal year, which ends on March 31 of each year.

                                   The Company

         Cotelligent Group, Inc. ("Cotelligent" or the "Company") is an independent software professional services firm devoted primarily to providing computer consulting and contract programming services. The Company operates offices in 13 metropolitan areas including Boston, Cleveland Dallas, Minneapolis, New York, San Francisco/Silicon Valley and Seattle.

         The Company provides its clients with the services of technical personnel who are skilled in implementing systems using a wide range of software development and support services. These services include mainframe and mid-range software development, personal computer and client/server applications development support, telecommunications and help-desk support.

         The growth of information technology and the increasing importance of generating timely business information has transformed the way businesses operate, creating significant information services infrastructures, large budgets and personnel pools to support, update and enhance the technology. Industry sources estimate that United States spending for software implementation services in 1994 was approximately $17.7 billion and is projected to grow at a compound annual rate of 12% through 1999.

         At the same time as businesses are investing more in technology, external economic factors are forcing large organizations to focus operational expenditures on core competencies. Faced with these two countervailing trends--technology investment and operational cost pressures--companies are increasingly turning to skilled and experienced outside organizations to help them appropriately staff and manage certain software development and applications projects. Outsourcing these activities provides businesses access to specialized skills on an "as-needed" basis and reduces costs, while allowing management to focus on core business issues.

         Recognizing the advantages applications development outsourcing affords businesses in the United States, a large number of specialized computer consulting firms has developed over the last 20 years. According to INPUT, an international research firm, approximately 3,500 businesses with annual revenues in excess of $1.0 million provide such services and expertise in the United States.

         In more recent years, however, the growth of local and regional computer consulting firms has been hindered by a number of factors. Such factors include difficulty in locating qualified personnel, limited access to capital and the lack of national presence to serve clients that are consolidating their vendor lists. In response to these market pressures, the Company has acquired computer consulting services businesses in diverse geographic regions, which the Company believes will create a unified entity with the national presence, capital, human resources and name recognition required to serve larger organizations while maintaining the local focus and management structures under which these firms have developed.

         The Company provides and markets its services with the objective of becoming and remaining the provider of choice when businesses seek the Company's services. The Company intends to meet this objective by virtue of its (i) ability to locate and place people with strong performance capabilities and experience, (ii) national service capabilities and (iii) ability to provide effective management of account relationships.

         Serving clients across a broad spectrum of commercial industries throughout the United States, the Company has provided significant services to companies in the financial services, technology and telecommunications industries, including such companies as AT&T, AT&T Wireless (formerly McCaw Cellular Communications), Bellcore, Cargill, Frito-Lay, McKesson, Microsoft, Monsanto, Pacific Bell and U S West. The Company believes that its large and diverse client base presents excellent opportunities for further marketing of its services.


                                              SUMMARY FINANCIAL DATA
                                            Cotelligent Group, Inc. (1)

                                (In Thousands, Except Share and Per Share Amounts)

                                                        Year Ended March 31,                 Six Months Ended September 30,
                            ---------------------------------------------------------  -------------------------------------------
                                                                              Pro                              Pro        Pro
                                                                             Forma                            Forma      Forma
                              1992     1993      1994     1995       1996    1996(2)    1995       1996       1995(2)    1996(2)
                             -------- -------- --------- ---------- -------- --------- ---------- ------------ --------  -----------
Statement of Operations Data:
Revenues...................$ 9,169   $12,374  $15,914  $17,480     $33,105  $88,850   $ 11,769   $ 53,195   $  42,405 $  53,195
Cost of services...........  7,030    9,050    10,249   12,163      23,620   65,683      8,224     38,340      31,642    38,340
                           -------- -------- --------- ---------- -------- --------- ---------- ------------ --------- -----------
  Gross margin.............  2,139    3,324     5,665    5,317      9,485    23,167      3,545     14,855      10,763    14,855
Selling, general and
administrative expenses....  2,409    2,990     5,021    5,799      8,106    17,555      3,017     11,477       8,326    11,386
Non-recurring transaction
costs......................      0        0         0        0          0         0          0        788           0         0
                           -------- -------- --------- --------   -------- --------- ---------- ----------   --------- ---------
   Operating income (loss).  (270)      334       644    (482)      1,379     5,612        528      2,590       2,437     3,469
Other expense (income), net.    60       50        59       64         88       271         55      (118)         147     (132)
                           -------- -------- --------- --------   -------- --------- ---------- ------------ --------- -----------
Income (loss) before
provision for income
taxes......................  (330)      284       585    (546)      1,291     5,341        473      2,708       2,290     3,601

Provision (benefit) for
income taxes...............   (42)       26       167     (77)        199     2,136         47      1,855         901     1,368
                           -------- -------- --------- ---------- -------- --------- ---------- ------------ --------- ---------
Net income (loss)          $ (288)   $  258   $   423  $ (469)     $1,092   $ 3,205   $    426   $    853       1,389     2,233
                           ======== ======== ========= ========== ======== ========= ========== ============ ========= ===========
Net income per share (5)...                                                                      $    .10
Pro forma net income per
share(3)...................                                                 $  .50                            $  .23    $   .27
                                                                           =========                         ========= ===========

Unaudited Pro Forma
    Data(4):
 Income (loss) before
  provision (benefit)
  for income taxes.........$ (330)   $  284   $   585  $  (546)    $1,290             $    473   $  2,708
 Provision (benefit) for
  income taxes.............    (3)      121       275    (132)        507                  120      1,029
                           -------- -------- --------- ---------- --------           ---------- ----------

 Net income (loss)........$ (327)   $  163   $   310  $ (414)     $  783             $    353   $  1,679
                           ======== ======== ========= ========== ========           ========== ==========

                                                         March 31,
                         --------------------------------------------------------------------------  --------------------
                                1992           1993            1994          1995             1996   September 30, 1996
                         -------------   ------------   ------------  -------------   -------------  --------------------
Balance Sheet Data:
Working capital..........   $     52       $    (23)      $     743       $    473       $ 18,812       $         17,750
Total assets.............      1,660           2,046          2,902          3,320         33,490                 30,920
Long-term debt, less
current portion..........        103             124             56            143            450                    216
Stockholders' equity.....        173             306            820            101         19,289                 19,956

     (1) On June 28, 1996, Cotelligent acquired ESP Software Services, Inc. ("ESP") and INNOVA Solutions, Inc. ("ISI") and on September 30, 1996, Cotelligent acquired JasTech, Inc. and JasTech of Florida, Inc. (collectively "JTI") (the "Pooled Companies") in business combinations accounted for under the pooling-of-interests method. Accordingly, the historical financial statements of Cotelligent have been restated in accordance with generally accepted accounting principles to present the financial data as if Cotelligent and the Pooled Companies had always been members of the same operating group.


     (2) Pro Forma data presented gives effect to the acquisitions of the Founding Companies as if they were made on April 1, 1995. Additionally, pro forma data reflect adjustments for the acquisitions of the Pooled Companies and the Founding Companies including: (i) compensation differentials to former owners and employees of the Founding Companies and the Pooled Companies; (ii) termination of contributions to retirement plans; (iii) incremental selling, general and administrative costs associated with Cotelligent corporate activities; (iv) removal of non-recurring transaction costs associated with the Pooled Companies; and (v) income taxes as if the entities were combined and subject to the effective federal and state statutory rates throughout the periods presented. See Notes to the Pro Forma Financial Statements.

     (3) Pro Forma weighted average shares outstanding used to determine pro forma net income were 6,377,799 for March 31, 1996 6,101,350 for September 30, 1995 and 8,159,463 for September 30, 1996. For calculation of these weighted average shares, see Note 1 of the Notes to Pro Forma Financial Statements.

     (4) ESP was an S corporation through the date of merger with Cotelligent at June 28, 1996 and, accordingly, was not subject to federal or state income taxes. ISI was a C corporation through December 31, 1994, then elected to be taxed as an S corporation until the merger with Cotelligent. JasTech of Florida, Inc. was an S corporation from January 1, 1996 through the date of merger with Cotelligent on September 30, 1996 and accordingly was not subject to federal or state income tax. The unaudited pro forma information is presented for the purpose of reflecting a provision for income taxes as if the Pooled Companies had been subject to income taxes for all periods presented, calculated in accordance with FAS 109, based on tax laws that were in effect during the respective periods.

     (5) Weighted average shares outstanding used to determine net income per share for the six months ended September 30, 1996 were 8,159,463.


                                  RISK FACTORS

         In addition to the other information in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby.

         Absence of Combined Operating History. Cotelligent was founded in February 1993 and generated no revenue prior to the consummation of its initial public offering of its Common Stock (the "Offering") on February 20, 1996. Cotelligent acquired (the "Acquisitions"), simultaneously with the closing of the Offering, four software professional services businesses (the "Founding Companies"). Prior to the consummation of the Offering, the Founding Companies operated as separate independent entities. Prior to their acquisition in June 1996, ESP Software Services, Inc. ("ESP") and INNOVA Solutions, Inc. ("ISI") operated as separate independent entities. Prior to their acquisition in September 1996, JasTech, Inc. and JasTech of Florida, Inc. (collectively "JTI") operated as separate independent entities. (ESP, ISI and JTI are hereafter referred to as the "Pooled Companies".)There can be no assurance that the Company will be able to integrate these businesses on an economic or operational basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to oversee the combined entity and effectively implement the Company's strategy. The combined historical financial results of the acquired entities cover periods when the acquired entities and Cotelligent were not under common control or management and as such may not be indicative of the Company's future financial or operating results. An inability of the Company to integrate the Founding Companies and the Pooled Companies would have a material adverse effect on the Company's business, financial condition and results of operations. See "Management" and "Certain Transactions."

         In addition, the Company's senior management team is limited, and the Company expects to be required to hire new personnel if it is to pursue its business strategy successfully. The Company will also need to hire additional management personnel at regional levels and implement adequate Company-wide systems and controls at each operating subsidiary. If the Company is unable to hire, train and integrate new senior or regional management personnel effectively, if such personnel are unable to achieve anticipated performance levels or if the Company is unable to implement effective controls, the Company's business, financial condition and results of operations could be adversely affected.

         Risks Related to Implementation of the Company's Business Strategy. The Company is a newly formed entity which has a limited history of combined operations. The Company's ability to manage future growth, if any, and integrate any potential acquisitions will depend significantly upon the Company's ability to integrate the Founding Companies and any acquired businesses and develop Company-wide systems and operating procedures. In addition, the Company's acquisition program will depend upon the Company's ability to successfully identify, acquire, integrate and profitably manage target companies and businesses. The Company's growth will therefore be dependent on a number of factors, including the hiring and training of qualified regional management personnel; the development and recruitment of a base of qualified technical personnel within a geographic market; the integration of new personnel into the Company's network of operating subsidiaries; and the Company's ability to initiate, develop and maintain client relationships. An inability to manage future growth, if any, or successfully integrate any acquisitions, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Risk Factors--Risks Related to the Company's Acquisition Strategy" and "Business."

         Substantial Competition. The computer consulting and contract programming industry is highly competitive, fragmented and subject to rapid change. There are numerous other companies engaged in the Company's business, many of which have greater technical, financial or marketing resources than the Company. The market includes participants in a variety of market segments, including the professional service groups of computer equipment companies and facilities management and management information outsourcing companies. Certain of these companies operate in several of the Company's markets, and others may choose to enter the Company's markets in the future. In addition, the Company intends to enter new markets and offer new services by acquiring existing companies and expects that one or more of its competitors will have a presence in each of such new markets and are or will be providing such new services. The majority of the Company's competition at the Founding Company level is made up of smaller regional firms with a strong presence in their respective local markets. Further, many of the larger companies which have traditionally made up a substantial portion of the Company's target market have recently been consolidating their vendor lists to a smaller number of preferred service providers. To the extent the Company is unable to meet the necessary requirements of such larger companies and become a preferred service provider, its ability to attract and retain such clients will be adversely affected. As a result of these factors, the Company may lose clients or have difficulty in acquiring new clients. An inability to compete successfully in its marketplace would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Competition."

         In addition, the Company competes with many of its competitors for qualified technical personnel and viable acquisition candidates. There can be no assurance that the Company will be successful in attracting, hiring and retaining such personnel or in implementing its acquisition program. See "Risk Factors--Dependence on Availability of Qualified Technical Personnel," "--Risks Related to the Company's Acquisition Strategy" and "Business--Competition."

         Dependence on Availability of Qualified Technical Personnel. The Company is dependent upon its ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the service requirements of its clients. The Company must continually evaluate and upgrade its database of available qualified technical personnel to keep pace with rapidly evolving technologies and changing client needs. In addition, because most of the personnel provided by the Company to its clients are not committed to provide their services exclusively to the Company or a particular subsidiary, the Company must compete with other companies in a variety of industry segments seeking to engage the services of such personnel. Competition for individuals with proven technical skills is intense. The Company competes for such individuals with other providers of technical services, systems integrators, providers of outsourcing services, computer systems consultants, clients and temporary personnel agencies. In the past, the Company has experienced difficulties identifying and retaining qualified personnel and has therefore been unable in certain instances to fill requests for services from clients. There can be no assurance that qualified technical personnel will be available to the Company in sufficient numbers. An inability to locate, retain and successfully place qualified personnel to fill client requests could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Technical Personnel and Recruitment."

         Management of Professional Staff. The Company's staff includes a number of highly qualified professionals who have a broad range of career opportunities. The Company believes that its ability to retain such individuals and attract additional qualified individuals depends significantly on the freedom such persons are given to pursue their individual objectives within the Company and on a compensation system that motivates and rewards individual achievements. To the extent that such an environment were to result in lack of coordination of projects or in competition among professionals or working groups, or were the Company to lose such personnel or be unable to identify, hire and retain additional personnel, the quality of the Company's services could suffer. In such event, the Company's business, financial condition and results of operations could be materially adversely affected. See "Business--Technical Personnel and Recruitment."

         Client Concentration. A relatively small number of clients has recently accounted for a significant portion of the Company's revenues. In 1996, one client accounted for approximately 5.6% of the Company's revenues, four clients accounted for approximately 19% of the Company's revenues and 25 clients accounted for approximately 50.3% of the Company's revenues. There can be no assurance that these clients will continue to engage the Company for additional projects or do so at the same revenue levels. The Company provides services on an assignment-by-assignment basis, and a client generally can terminate an assignment at any time without penalty. There can be no assurance that existing clients will continue to use the Company's services at historical levels, if at all. Loss of a major client could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Marketing and Clients."

         Possible Volatility of Stock Price; Absence of Backlog. The Company's revenues, gross margin and operating margin for any particular quarter are generally affected by staffing mix and billing rates, resource requirements, marketing activities and the timing and size of engagements. Results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year and may cause the market price of the Common Stock to fluctuate, perhaps substantially. In addition, in recent years the stock market in general, and the shares of technology companies in particular, have experienced extreme price fluctuations, often for reasons unrelated to the performance of a particular company's business. These broad market and industry fluctuations may adversely affect the market price of the Company's Common Stock. In addition, the Company's revenues are primarily derived from services provided in response to client requests or events that occur without notice, and the Company's engagements, generally billed on a "time and expenses" or arranged fee basis, are terminable at any time by clients, generally without penalty. As a result, the Company's backlog at any particular time may not be indicative of its quarterly or annual revenues and is not a reliable indicator of revenues for any future period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         Risks Related to the Company's Acquisition Strategy. The Company intends to expand its operations through the acquisition of additional computer consulting and contract programming businesses. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays or other operational or financial problems. Further, acquisitions may involve a number of special risks, including adverse effects on the Company's operating results, diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events or circumstances or legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. Client satisfaction or performance problems at a single acquired firm could have a material adverse impact on the reputation of the Company as a whole. In addition, there can be no assurance that acquired businesses, if any, will achieve anticipated revenues and earnings. The inability of the Company to implement and manage its acquisition strategy successfully may have an adverse effect on the future prospects of the Company. See "Business--Business Strategy" and "--Acquisition Strategy."

         Risks Related to Acquisition Financing. The Company currently intends to finance future acquisitions by using shares of its Common Stock, including the Common Stock offered by this Prospectus, for all or a portion of the consideration to be paid. If the Common Stock does not maintain a sufficient value, or potential acquisition candidates are unwilling to accept Common Stock as part or all of the consideration for the sale of their businesses, the Company may be required to use more of its cash resources, if available, to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through additional debt or equity financing. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, it will be available on terms the Company deems acceptable. As a result, the Company might be unable to successfully implement its acquisition strategy. The inability of the Company to implement and manage its acquisition strategy successfully may have an adverse effect on the future prospects of the Company.

         The Company will also need additional funds to implement its acquisition and internal growth strategies. The Company has a line of credit facility for use for working capital and other general corporate purposes, which may include acquisitions. There can be no assurance, however, that the line of credit will be sufficient for the Company's needs. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Business--Business Strategy" and "--Acquisition Strategy."

         Liabilities for Client and Employee Actions. Service providers such as the Company are in the business of employing people and placing them in the workplace of other businesses. An attendant risk of such activity includes possible claims of discrimination and harassment, employment of illegal aliens and other similar claims. A failure to avoid these risks may result in negative publicity for the Company and the payment by the Company of money damages or fines. Although the Company historically has not had any significant problems in this area, there can be no assurance that the Company will not experience such problems in the future.

         The Company is also exposed to liability with respect to actions taken by its employees while on assignment, such as damages caused by employee errors, misuse of client-proprietary information or theft of client property. Due to the nature of the Company's assignments and the potential liability with respect thereto, there can be no assurance that any insurance maintained by the Company will be adequate to cover any such liability. To the extent that such insurance is not sufficient in amount or scope to cover a loss, the Company's business, financial condition and results of operations could be materially adversely affected.

         Reliance on Key Personnel. The Company's operations are dependent on the continued efforts of its executive officers and on senior management of it's subsidiaries. Furthermore, the Company will likely be dependent on the senior management of businesses, if any, that may be acquired in the future. If any of these people become unable to continue in their present roles, or if the Company is unable to attract and retain other skilled employees, the Company's business or prospects could be adversely affected. While the Company has entered into employment agreements with certain of these individuals, there can be no assurance that any individual will continue in his or her present capacity with the Company for a specified period. The Company does not intend to obtain key man life insurance covering any of its executive officers or other members of senior management. See "Management."

         Potential Effect of Shares Eligible for Future Sale on Price of Common Stock. The market price of the Common Stock of the Company could be adversely affected by the sale of substantial amounts of Common Stock of the Company in the public market.

         The Company issued 2,725,500 shares of Common Stock in the Offering, all of which may be sold in the public market. In addition, simultaneously with the closing of the Offering, the stockholders of the Founding Companies received, in the aggregate, 2,906,875 shares of Common Stock (not including 300,000 shares of Common Stock sold by one stockholder (the "Selling Stockholder") in the Offering) as a portion of the consideration for their businesses. The Company issued an additional 1,056,309 shares of Common Stock to the stockholders of ESP and ISI in June 1996 as the sole consideration for their businesses. The Company issued an additional 644,826 shares of Common Stock to the stockholder of JTI in September 1996 as the sole consideration for the business. None of these aforementioned shares are being offered by this Prospectus and, except for the 1,701,135 shares issued to the stockholders of the Pooled Companies, have not been registered under the Securities Act and, accordingly, may not be resold except in transactions registered under the Securities Act or pursuant to an exemption therefrom. The stockholders of the Founding Companies who received the shares have certain piggyback registration rights with respect to such shares. The piggyback registration rights granted to the stockholders of the Founding Companies in connection with consummation of the Acquisitions do not give such stockholders the right to include any of their shares in this Prospectus or in any other shelf registration to register shares to be used solely in connection with acquisitions. See "Shares Eligible for Future Sale."

         James R. Lavelle, the Chairman and Chief Executive Officer of the Company who owns 238,732 shares of Common Stock, and stockholders of the Founding Companies who own, in the aggregate, 2,653,537 shares of Common Stock, have each agreed not to sell, transfer or otherwise dispose of any shares of Common Stock owned by them until February 13, 1998 (other than certain limited transfers to immediate family members who agree to be bound by such restriction).

         Authority to Issue "Blank-Check" Preferred Stock. The Board of Directors of the Company is empowered to issue up to 500,000 shares of preferred stock, and to determine the price, rights, preferences and privileges of such shares, without any further stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, this "blank-check" preferred stock, and any issuance thereof, may have an adverse effect on the market price of the Company's Common Stock. See "Description of Capital Stock."

         Anti-Takeover Effects of Certain Charter Provisions. In addition to authorizing the Board of Directors to issue "blank-check" preferred stock, the Company's Certificate of Incorporation provides for a "staggered" Board of Directors, which may also have the effect of inhibiting a change of control of the Company and may have an adverse effect on the market price of the Company's Common Stock. See "Risk Factors--Authority to Issue "Blank-Check" Preferred Stock," "Management--Directors and Executive Officers" and "Description of Capital Stock."

                                   THE COMPANY

         The Company was formed to acquire, own and operate software professional service businesses specializing in computer consulting and contract programming. The Company acquired, upon consummation of the Offering, four businesses, on June 28, 1996 acquired two other businesses and on September 30, 1996 acquired another business.
For a description of these transactions, see "Certain Transactions."

         The Company was incorporated in February 1993 under the laws of the State of California as TSX, a California corporation. In November 1995, the Company changed its jurisdiction of incorporation to Delaware and its name to Cotelligent Group, Inc. Unless the context otherwise requires, references in this Prospectus to the "Company" and to "Cotelligent" refer to TSX, a California corporation, and Cotelligent Group, Inc., a Delaware corporation.

         The Company's executive offices are located at 101 California Street, Suite 2050, San Francisco, California 94111 and its telephone number is (415) 439-6400.




                           PRICE RANGE OF COMMON STOCK

         The Company's Common Stock has traded on the NASDAQ National Market since February 14, 1996. On October 31, 1996, the last sale price of the Common Stock was $17.75 per share, as published in The Wall Street Journal on November 1, 1996. At October 31, 1996, there were 76 stockholders of record of the Company's Common Stock. The following table sets forth the range of high and low sale prices for the Common Stock for the period from February 14, 1996, the date of the Company's initial public offering, through October 31, 1996, by quarter.

                                                                High      Low
 February 14, 1996 through March 31, 1996..................... $11.75   $ 8.25
 April 1, 1996 through June 30, 1996.......................... $20.50   $12.00
 July 1, 1996 through September 30, 1996...................... $17.50   $12.25
 October 1, 1996 through October 31, 1996..................... $17.75   $15.63
                                                               ======   ======



                                 DIVIDEND POLICY

         The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes and does not anticipate paying any dividends on its Common Stock for the foreseeable future. In addition, the Company's line of credit facility includes restrictions on the ability of the Company to pay dividends without the consent of the lender.

                             SELECTED FINANCIAL DATA


         The Company was founded in February 1993 to acquire, own and operate software professional service businesses specializing in computer consulting and contract programming. On February 20, 1996 Cotelligent acquired BFR Co., Inc. ("BFR"), Chamberlain Associates, Inc. ("CAI"), Data Arts & Sciences, Inc. ("DASI") and Financial Data Systems, Inc. ("FDSI") (the "Founding Companies") simultaneously with the completion of the Offering. These Founding Companies and Cotelligent, for the periods prior to these acquisitions (February 20, 1996), are herein referred to as the "Combined Predecessor Companies". As a result of the substantial continuing interests in the Company of the former stockholders of the Combined Predecessor Companies, the historical financial data as of the date of the Acquisitions were combined on a historical cost basis.

         On June 28, 1996, Cotelligent acquired ESP and ISI and on September 30, 1996 Cotelligent acquired JTI (collectively the "Pooled Companies") in business combinations accounted for under the pooling-of-interests method. Accordingly, the historical financial statements of Cotelligent have been restated in accordance with generally accepted accounting principles to present the financial data as if Cotelligent and the Pooled Companies had always been members of the same operating group.

         The selected financial data with respect to Cotelligent Group, Inc.'s consolidated statements of operations for the years ended March 31, 1994, 1995 and 1996, and with respect to the consolidated balance sheets as of March 31, 1995 and 1996 have been derived from Cotelligent Group, Inc.'s financial statements that have been audited by Price Waterhouse LLP and that appear elsewhere in this registration statement. The selected financial data with respect to Cotelligent Group, Inc.'s consolidated statements of operations for the years ended March 31, 1993 and 1992 and the six months ended September 30, 1995 and 1996 and with respect to Cotelligent Group, Inc.'s consolidated balance sheets as of March 31, 1992, 1993, 1994 and September 30, 1996 have been derived from unaudited financial statements which, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data.

         The pro forma financial data presented gives effect to the acquisitions of the Founding Companies as if they were made on April 1, 1995. Additionally, pro forma data reflects adjustments for the acquisitions of the Pooled Companies and the Founding Companies including compensation differentials to employees and former owners of the Founding Companies and the Pooled Companies, the planned termination of contributions to retirement plans, incremental selling, general and administrative costs of the corporate activities of Cotelligent, one-time, non-recurring acquisition costs related to the Pooled Companies and adjustments to reflect income taxes as if the entities were combined and subject to the effective federal and state statutory rates for the combined entity throughout the periods presented.

                  The selected financial data with respect to the Combined Predecessor Companies' combined statements of operations for the years ended March 31, 1993, 1994 and 1995 and the period April 1, 1995 through February 19, 1996, have been derived from the Combined predecessor company financial statements and have been audited by Price Waterhouse LLP. The selected combined financial data with respect to the Combined Predecessor Companies' combined statements of operations for the year ended March 31, 1992, have been derived from unaudited financial statements which, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data.

         The selected financial data for the individual Founding Companies and Cotelligent for the years ended March 31, 1993, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996 have been derived from financial statements of each of these companies and have been audited by Price Waterhouse LLP. The selected financial data for the individual Founding Companies and Cotelligent for the year ended March 31, 1992 have been derived from unaudited financial statements of these companies which, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of such data.

         The selected financial data provided should be read in conjunction with the Cotelligent Group, Inc. Pro Forma Financial Statements, the Cotelligent Group, Inc. financial statements, the Combined Predecessor Companies financial statements, the individual financial statements of JTI, ESP, ISI, FDSI, BFR, DASI and CAI, the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" presented elsewhere in this prospectus.




                                           SELECTED FINANCIAL DATA
                                         Cotelligent Group, Inc. (1)

                             (In Thousands, Except Share and Per Share Amounts)

                                              Year Ended March 31,                          Six Months Ended September 30,
                           ---------------------------------------------------------  -------------------------------------------
                                                                              Pro                              Pro       Pro
                                                                             Forma                            Forma     Forma
                              1992     1993      1994     1995       1996    1996(2)    1995        1996     1995(2)   1996(2)
                           -------- -------- --------- ---------- -------- --------- ---------- ------------ --------- -----------
Statement of Operations Data:
Revenues...................$ 9,169   $12,374  $15,914  $17,480     $33,105  $88,850   $ 11,769   $ 53,195   $  42,405 $  53,195
Cost of services...........  7,030    9,050    10,249   12,163      23,620   65,683      8,224     38,340      31,642    38,340
                           -------- -------- --------- ---------- -------- --------- ---------- ------------ --------- -----------
  Gross margin.............  2,139    3,324     5,665    5,317      9,485    23,167      3,545     14,855      10,763    14,855
Selling, general and
  administrative expenses..  2,409    2,990     5,021    5,799      8,106    17,555      3,017     11,477       8,326    11,386
Non-recurring transaction
  costs....................      0        0         0        0          0         0          0        788           0         0
                           -------- -------- --------- --------   -------- --------- ---------- ----------   --------- ---------
   Operating income (loss).   (270)      334       644    (482)     1,379     5,612        528      2,590       2,437     3,469
Other expense (income), net.    60       50        59       64         88       271         55       (118)        147      (132)
                           -------- -------- --------- --------   -------- --------- ---------- ------------ --------- -----------
Income (loss) before
  provision for income taxes. (330)      284       585    (546)      1,291     5,341        473      2,708       2,290     3,601

Provision (benefit) for
  income taxes.............    (42)       26       167     (77)        199     2,136         47      1,855         901     1,368
                           -------- -------- --------- ---------- -------- --------- ---------- ------------ --------- ---------
Net income (loss)..........$  (288)   $  258   $   423  $ (469)     $1,092   $ 3,205   $    426   $    853       1,389     2,233
                           ======== ======== ========= ========== ======== ========= ========== ============ ========= ===========
Net income per share (5)...                                                                       $    .10
                                                                                                ============
Pro forma net income per
  share(3)...................                                               $   .50                           $  .23     $  .27
                                                                           =========                         ========= ===========

Unaudited Pro Forma Data(4):
  Income (loss) before
    provision (benefit)
    for income taxes...... $ (330)   $  284   $   585  $  (546)    $1,290             $    473   $  2,708
  Provision (benefit) for
    income taxes..........     (3)      121       275    (132)        507                  120      1,029
                           -------- -------- --------- ---------- --------           ---------- ----------

  Net income (loss)........$ (327)   $  163   $   310  $ (414)     $  783             $    353   $  1,679
                           ======== ======== ========= ========== ========           ========== ==========

                                                         March 31,
                         --------------------------------------------------------------------------  --------------------
                                1992           1993            1994          1995             1996   September 30, 1996
                         -------------   ------------   ------------  -------------   -------------  --------------------
Balance Sheet Data:
Working capital..........   $     52       $    (23)      $     743       $    473       $ 18,812       $         17,750
Total assets.............      1,660           2,046          2,902          3,320         33,490                 30,920
Long-term debt, less
  current portion........        103             124             56            143            450                    216
Stockholders' equity.....        173             306            820            101         19,289                 19,956

     (1) On June 28, 1996, Cotelligent acquired ESP Software Services, Inc. ("ESP") and INNOVA Solutions, Inc. ("ISI") and on September 30, 1996, Cotelligent acquired JasTech, Inc. and JasTech of Florida, Inc. (collectively "JTI") (the "Pooled Companies") in business combinations accounted for under the pooling-of-interests method. Accordingly, the historical financial statements of Cotelligent have been restated in accordance with generally accepted accounting principles to present the financial data as if Cotelligent and the Pooled Companies had always been members of the same operating group.

     (2)Pro Forma data presented gives effect to the acquisitions of the Founding Companies as if they were made on April 1, 1995. Additionally, pro forma data reflect adjustments for the acquisitions of the Pooled Companies and the Founding Companies including: (i) compensation differentials to former owners and employees of the Founding Companies and the Pooled Companies; (ii) termination of contributions to retirement plans; (iii) incremental selling, general and administrative costs associated with Cotelligent corporate activities; (iv) removal of non-recurring transaction costs associated with the Pooled Companies; and (v) income taxes as if the entities were combined and subject to the effective federal and state statutory rates throughout the periods presented. See Notes to the Pro Forma Financial Statements.

     (3) Pro Forma weighted average shares outstanding used to determine pro forma net income were 6,377,799 for March 31, 1996 6,101,350 for September 30, 1995 and 8,159,463 for September 30, 1996. For calculation of these weighted average shares, see Note 1 of the Notes to Pro Forma Financial Statements.

     (4) ESP was an S corporation through the date of merger with Cotelligent at June 28, 1996 and, accordingly, was not subject to federal or state income taxes. ISI was a C corporation through December 31, 1994, then elected to be taxed as an S corporation until the merger with Cotelligent. JasTech of Florida, Inc. was an S corporation from January 1, 1996 through the date of merger with Cotelligent on September 30, 1996 and accordingly was not subject to federal or state income tax. The unaudited pro forma information is presented for the purpose of reflecting a provision for income taxes as if the Pooled Companies had been subject to income taxes for all periods presented, calculated in accordance with FAS 109, based on tax laws that were in effect during the respective periods.

     (5) Weighted average shares outstanding used to determine net income per share for the six months ended September 30, 1996 were 8,159,463.



                                              SELECTED FINANCIAL DATA
                                          Combined Predecessor Companies
                                                  (In Thousands)

         The following table presents selected information for the Combined
Predecessor Companies and for each of the Founding Companies and Cotelligent for the four most recent fiscal years and for the period April 1, 1995 through February 19, 1996. Combined Predecessor Companies financial data includes the
Founding Companies and Cotelligent Group, Inc. prior to the subsequent combinations with the Pooled Companies.



                                                                                       April 1, 1995-
                                                     Year Ended March 31,               February 19,
                                         ----------------------------------------------
                                           1992       1993         1994        1995         1996
                                         --------- ------------ ----------- ----------- --------------

Combined Predecessor Companies:
Revenues.................................$  23,974  $   31,138  $   39,434   $  50,029   $     55,746
Gross margin.............................    5,944       8,048       9,494      11,540         13,384
Selling, general and administrative
  expenses...............................    5,721       7,035       8,055      10,743         10,788
Income from continuing operations........       97         693         934         225            250
Net income...............................       97         436         649          41            250

FDSI:
Revenues.................................$   6,119  $    8,206  $   11,191   $  15,808   $     16,468
Gross margin.............................    1,659       2,362       2,955       3,542          4,315
Selling, general and administrative
  expenses...............................    1,543       1,927       2,419       3,120          3,166
Income from continuing operations........       55         278         314         223            658
Net income...............................       55          22          29          39            658

BFR:
Revenues.................................$   7,958  $   10,138  $   14,440   $  15,221   $     15,623
Gross margin.............................    2,065        3,069       3,626       3,981          4,129
Selling, general and administrative
  expenses...............................    2,047        2,764       2,833       4,173          3,589
Net income (loss)........................       17          364         681        (179)          (702)

DASI:
Revenues.................................$   7,170  $    9,396  $   10,065   $  12,437   $     14,456
Gross margin.............................    1,549       1,884       2,094       2,696          3,201
Selling, general and administrative
  expenses...............................    1,427       1,694       1,862       2,195          2,344
Net income...............................       47          71          80         235            442

CAI:
Revenues.................................$   2,727  $    3,398  $    3,738   $   6,563   $      9,200
Gross margin.............................      671         733         818       1,322          1,740
Selling, general and administrative
  expenses...............................      704         728         774       1,054          1,274
Net income (loss)........................      (22)         17          26         147            275

Cotelligent:
Revenues.................................$       -  $        -  $        -   $       -   $          -
Gross margin.............................        -           -           -           -              -
Selling, general and administrative
  expenses...............................        -          38         167         201            415
Net (loss)...............................        -         (38)       (167)       (201)          (423)




                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

Overview

         Cotelligent was formed in February 1993 to acquire, own and operate software professional service businesses specializing in computer consulting and contract programming. Cotelligent acquired, simultaneously with the closing of the Offering, four established businesses (the "Founding Companies") which provide a wide variety of computer consulting services in various metropolitan areas of the country. In June 1996, Cotelligent acquired ESP Software Services, Inc. ("ESP") and INNOVA Solutions, Inc. ("ISI"). In September 1996, Cotelligent acquired JasTech, Inc. and JasTech of Florida, Inc. (collectively "JTI"). (ESP, ISI and JTI are hereafter referred to as the "Pooled Companies".) Cotelligent and the Founding Companies have been under common control only since February 20, 1996 and Cotelligent, the Founding Companies ESP and ISI have been under common control only since June 28, 1996. Cotelligent, the Founding Companies and the Pooled Companies have been under common control only since September 30, 1996. Therefore, the data presented below may not be comparable to or indicative of the post-combination results to be achieved by the Company.

         The Company derives substantially all of its revenues from professional service activities. The majority of these activities are provided under "time and expense" billing arrangements, and revenues are recorded as work is performed. Revenues are directly related to the total number of hours billed to clients and the associated hourly billing rates. Hourly billing rates are established for each service professional and such rates are a function of the professional's skills, experience and the type of work performed. The Company's principal costs are professional compensation directly related to the performance of services and related expenses. Gross margins (revenues after professional compensation and related expenses) are primarily a function of hours billed to clients per professional employee or consultant, hourly billing rates of those employees or consultants and employee or consultant compensation relative to those billing rates. Gross margins can be adversely impacted if service activities cannot be billed, if the Company is not effective in managing its service activities, if fixed-fee engagements (which historically have not constituted a significant portion of total revenues) are not properly priced or high levels of unutilized time (work activities not chargeable to clients or unrelated to client services) of full-time service professional employees. Operating income (gross margin less selling, general and administrative expenses) can be adversely impacted by administrative staff compensation and expenses related to growing and expanding the Company's business, which may be incurred before revenues are generated from such investment.

         From time to time, the Company has opened new operating or branch offices, and it may open new offices in the future. Historically, a new office requires approximately 12 months to reach break-even profitability. During such period, a new office may lose on average $50,000 per month. There can be no assurance that any new office will ever become profitable.

         The Company's historical tax rates have been lower than statutory rates due to the S corporation elections ESP and ISI had in effect through June 27, 1996, and the S corporation election JasTech of Florida, Inc. had in effect from January 1, 1996 through September 29, 1996. The Company expects its effective statutory tax rate as of April 1, 1996 to be approximately 38%.

         For financial reporting purposes, Cotelligent and the Founding Companies are deemed to have been formed on February 20, 1996. Since the acquisitions of ESP, ISI and JTI were treated as pooling-of-interests, the consolidated financial statements include Cotelligent Group, Inc., ESP, ISI and JTI up to the date of the closing of the Offering, after which the financial statements reflect the results of Cotelligent Group, Inc. and all wholly-owned subsidiaries. As a result of the substantial continuing interests in the Company of the former stockholders of BFR, CAI, DASI, FSDI and Cotelligent (the "Combined Predecessor Companies"), the historical financial information of the Combined Predecessor Companies have been combined on an historical cost basis for all periods presented. Accordingly, no goodwill has been recorded in combining these businesses. In the future, the Company may be required to record goodwill to account for the amount of the purchase price of acquired businesses which exceeds the tangible book value of businesses which it may acquire.

         The pro forma statement of operations includes the results of Cotelligent, the Founding Companies and the Acquired Companies as if they had been combined since April 1, 1995. Pro forma data also reflect adjustments for Cotelligent, the Founding Companies and the Pooled Companies including: (i) compensation differentials to former owners and employees of the Founding Companies and the Pooled Companies; (ii) termination of contributions to retirement plans; (iii) incremental selling, general and administrative costs associated with Cotelligent corporate activities;

(iv) removal of non-recurring
transaction costs associated with the Pooled Companies; and (v) income taxes as if the entities were combined and subject to the effective federal and state statutory rates throughout the periods discussed.

         As a professional services organization, the Company responds to service demands from its clients. Accordingly, the Company has limited control over the timing and circumstances under which its services are provided. Therefore, the Company can experience volatility in its operating results from period to period. The operating results for any period are not necessarily indicative of the results for any future period.


Results of Operations

         The following table sets forth the percentage of net revenues represented by items in the Company's statement of operations for the periods presented.

                                              Year Ended March 31,             Six Months Ended September 30,
                                       ----------------------------------- ---------------------------------------
                                                                    Pro                          Pro      Pro
                                                                   Forma                        Forma    Forma
                                         1994     1995    1996     1996     1995       1996     1995     1996
                                      -----------------------------------------------------------------------------
Revenues.............................. 100.0%   100.0%   100.0%   100.0%   100.0%     100.0%    100.0%    100.0 %
Cost of services......................  64.4     69.6     71.4     73.9     69.9       72.1      74.6      72.1
                                       -------- -------- -------- -------- --------    -------- ------------------
     Gross margin.....................  35.6     30.4     28.6     26.1     30.1       27.9      25.4      27.9
Selling, general and administrative
  expenses............................  31.6     33.2     24.4     19.8     25.6       23.0      19.8      21.4
                                       -------- -------- -------- -------- --------    -------- ------------------
     Operating income (loss)..........   4.0     (2.8)     4.2      6.3      4.5        4.9       5.6       6.5
Other expense (income), net...........    .3       .3       .3       .3       .5        (.2)       .3       (.2)
                                       -------- -------- -------- -------- --------    -------- ------------------
Income (loss) before provision for
  income taxes........................   3.7     (3.1)     3.9      6.0      4.0        5.1       5.2       6.7
Provision (benefit) for income taxes.    1.0      (.4)      .6      2.4       .4        3.5       2.1       2.5
                                       -------- -------- -------- -------- --------    -------- ------------------
Income (loss) from continuing
  operations..........................   2.7%    (2.7)%    3.3%     3.6%     3.6%       1.6 %     3.1%      4.2 %


Pro Forma Combined Results of Operations

     Six Months Ended September 30, 1996 Compared to Six Months Ended September 30, 1995

         Revenues. Revenues increased $10.8 million, or 25.4%, to $53.2 million in the six months ended September 30, 1996 ("first half of 1997") from $42.4 million in the six months ended September 30, 1995 ("first half of 1996"). The increase was primarily attributable to a 17.5% increase in total client service hours provided to 905,000 hours in the first half of 1997 from 770,000 hours in the first half of 1996, and a 6.3% increase in the average hourly billing rate to $58.25 in the first half of 1997 from $54.78 in the first half of 1996. The increase in hourly billing rate reflects increased demand for employees and consultants with higher skill levels and a more favorable economic climate. The increases discussed above were in addition to an increase in placement fee revenues generated to $434,000 in the first half of 1997 from $237,000 in the first half of 1996.

         Gross Margin. The pro forma gross margin increased $4.1 million, or 38.0%, to $14.9 million in the first half of 1997 from $10.8 million in the first half of 1996, primarily as a result of an increase in hours of service provided to clients. Gross margin as a percentage of revenues increased to 27.9% in the first half of 1997 from 25.4% in the first half of 1996, principally due to an increase in project management engagements, which generally have higher gross margins.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses on a pro forma basis increased $3.0 million, or 35.5%, to $11.4 million in the first half of 1997 from $8.4 million in the first half of 1996. The increase in absolute dollars was primarily due to increased compensation to existing staff and staff added to support current and anticipated future growth, increased occupancy expenses and related operating costs associated with the Company's growth. Selling, general and administrative expenses as a percentage of revenues were 21.4% for the first half of 1997 as compared to 19.8% for the first half of 1996.

         Interest Expense, Net. Interest expense, net of interest income on a pro forma basis was $176,000 in the first half of 1996. Interest income, net of interest expense of $100,000 in the first half of 1997, resulted from interest income on cash provided from the Offering and consolidation of banking facilities of the Founding Companies.

         Provision for Income Taxes. Provision for income taxes on a pro forma basis were $1.4 million an effective tax rate of 38.0% of pro forma income before provision for income taxes for the first half of 1997, compared to $886,000 an effective tax rate of 40.0% of pro forma income before provision for income taxes for the first half of 1996. The reduced rate reflects an expansion of operations in states which do not have state income taxes.

   Pro Forma 1996 Compared to Historical 1996

         Revenues. Revenues were $88.8 million for 1996 on a pro forma basis compared to $33.1 million on a historical basis reflecting the revenues of all the Company's subsidiaries for the entire year. The pro forma revenues reflect total client service hours provided of 1,570,000 at an average hourly rate of $56.20. Pro forma revenues also include approximately $591,000 of permanent placement revenues.

         Gross Margin. The pro forma gross margin was 26.1% of pro forma revenues, compared to historical gross margin of 28.6% of historical revenues in 1996. The pro forma gross margin percentage reflects the impact of the Founding Companies which have inherently lower gross margins.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses on a pro forma basis were $17.6 million, or 19.8% of pro forma revenues, compared to historical selling, general and administrative expenses of $8.1 million, or 24.4% of historical revenues in 1996. The pro forma selling, general and administrative expenses include the impact of the Acquisitions, reflect a reduction in executive compensation from historical levels due to the renegotiation of executive compensation arrangements with former owners and employees of the Founding Companies and the Pooled Companies, and elimination of retirement fund contributions since the Company plans to make no such contributions in the future. This reduction was partially offset by estimated additional expenses related to Cotelligent's corporate operating activities.

         Interest expense, Net. Net interest expense on a pro forma basis was $348,000 or .4% of pro forma revenues, compared to historical net interest expense of $129,000, or .4% of historical revenues in 1996. The higher pro forma net interest expense reflects the acquisition of the Founding Companies offset in part by the elimination of interest expense associated with the borrowings of BFR's Employee Stock Ownership and Money Purchase Plan.

         Provision for Income Taxes. The provision for income taxes on a pro forma basis was $2.1 million, or an effective tax rate of 40.0% of pro forma income before provision for income taxes, compared to historical provision for income taxes of $199,000, or an effective rate of 15.3% of income before provision for income taxes in 1996. The provision for income taxes on a pro forma basis reflects the impact of subjecting all companies to the effective federal and state statutory rates throughout the period. The 15.3% historical effective rate is a result of S elections in place at some of the Pooled Companies during the period.

Historical Combined Results of Operations

     Six Months Ended September 30, 1996 Compared to Six Months Ended September 30, 1995

         Revenues. Revenues increased $41.4 million, or 352.0%, to $53.2 million in the first half of 1997 from $11.8 million in the first half of 1996. The increase was primarily attributable to the inclusion of $36.8 million in revenues of the Founding Companies in the first half of 1997 coupled with a 19.2% increase in total client service hours provided by the Pooled Companies to 310,000 hours in the first half of 1997 from 260,000 hours in the first half of 1996, and a 16.5% increase in the average hourly billing rate of the Pooled Companies to $52.31 in the first half of 1997 from $44.89 in the first half of 1996. The increase in hourly billing rate reflects increased demand for employees and consultants with higher skill levels and a more favorable economic climate.

         Gross Margin. Gross margin increased $11.3 million, or 319.0%, to $14.9 million in the first half of 1997 from $3.5 million in the first half of 1996, primarily due to the inclusion of the $9.5 million in gross margin of the Founding Companies in the first half of 1997 together with an increase in hours of service provided to clients by the Pooled Companies. Gross margin as a percentage of revenues decreased to 27.9% in the first half of 1997 from 30.1% in the first half of 1996, primarily due to lower gross margins inherent in the engagements of the Founding Companies.

     Non-Recurring Transaction Costs. Non-recurring transaction costs include expenditures associated with the acquisition of the Pooled Companies as a result of accounting for the acquisitions as poolings-of-interests.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $8.5 million, or 280.4%, to $11.5 million in the first half of 1997 from $3.0 million in the first half of 1996. The increase in absolute dollars was primarily due to the inclusion of the $6.5 million in selling, general and administrative expenses for the Founding Companies in the first half of 1997 together with increased compensation to existing staff and staff added to support anticipated growth. Selling, general and administrative expenses decreased as a percentage of revenues from 25.6% in the first half of 1996 to 21.6% in the first half of 1997, primarily due to the spreading of corporate overhead over a larger revenue base.

         Interest Expense, Net. Interest expense, net of interest income, was $70,000 in the first half of 1996. Interest income, net of interest expense of $86,000 in the first half of 1997, resulted from interest income on cash provided from the Offering and consolidation of the banking facilities of the Founding Companies.

         Provision for Income Taxes. The Company's provision for income taxes increased to $1.9 million in the first half of 1997, which includes an $799,000 provision related to the termination of the S corporation status of the Pooled Companies together with a 39% provision on pre-tax income. The Company expects that its effective statutory tax rate for the year ending March 31, 1997 will approximate 38%.

   1996 Compared to 1995

         Revenues. Revenues increased $15.6 million, or 89.4%, to $33.1 million in 1996 from $17.5 million in 1995 primarily as a result of the revenues of the Founding Companies which were acquired on February 20, 1996 as well as a 37.6 % increase in total client service hours provided by the Pooled Companies to 523,000 hours in 1996 from 380,000 hours by a 2.4% increase in the average hourly billing rate to $47.11 in 1996 from $46.00 in 1995. The increase in revenues also reflects an increase in permanent placement fee revenues of $169,000.

         Gross Margin. Gross margin increased $4.2 million, or 78.4 %, to $9.5 million in 1996 from $5.3 million in 1995, primarily as a result of an increase in hours of service provided to clients and the acquisition of the Founding Companies on February 20, 1996. Gross margin as a percentage of revenues decreased from 30.4 % in 1995 to 28.6 % in 1996 reflecting investments in clients and activities pertaining to the development of new service offerings by the Pooled Companies and the lower margins generally inherent in the engagements of the Founding Companies.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $2.3 million, or 39.8 %, to $8.1 million in 1996 from $5.8 million in 1995. The increase in absolute dollars was primarily due to the acquisition of the Founding Companies on February 20, 1996, increased compensation to existing staff and staff added to support anticipated growth, increased occupancy expenses, related operating costs associated with the Company's growth and activities undertaken subsequent to the Offering. The increase in selling and general and administrative expenses is also a result of the inclusion of a $588,000 special one-time compensation commitment to a former shareholder of one of the Pooled Companies in 1995. Selling, general and administrative expenses decreased as a percentage of revenues from 33.2% in 1995 to 24.4 % in 1996, reflecting greater operating efficiencies, a larger revenue base and the special compensation expense incurred in 1995 as discussed in the preceding sentence. The Company cannot be certain that such efficiencies can be sustained in the near term as it undertakes to integrate its subsidiaries, expand geographically and acquire other companies.

         Interest Expense, Net. Interest expense, net of interest income, increased $79,000 to $155,000 from $76,000 in 1995, reflecting increased borrowings under the Company's various bank revolving credit facilities and the acquisition of the Founding Companies on February 20, 1996. The bank revolving credit facilities borrowings were required to support the expansion of the Company's infrastructure.

         Provision for Income Taxes. The Company's provision for income taxes increased $275,000 to $198,000, an effective rate of 15.3 %, in 1996, from a benefit of $77,000 in 1995. The increase in the provision for income taxes is due to an increase in income before taxes to $1.3 million in 1996 from a loss of $546,000 in 1995. The effective tax rate is lower than the statutory tax rates due to S corporation elections of some of the Pooled Companies that were in place to their respective dates of acquisitions.

   1995 Compared to 1994

         Revenues. Revenues increased $1.6 million , or 9.8 %, to $17.5 million in 1995 from $15.9 million in 1994. The increase was attributable to a 11.1 % increase in total client service hours provided to 380,000 in 1995 from 342,000 hours in 1994 and a 9.7% decrease in the average hourly billing rate to $46.00 in 1995 from $46.45 in 1994. The decrease in hourly billing rate reflects investments made in clients by one of the Pooled Companies to gain market share and the loss of a significant engagement by that Pooled Company resulting in lower utilization of personnel at that company partially offset by increased utilization of personnel and increased demand for employees and consultants with higher skill levels at the other Pooled Companies.

         Gross Margin. Gross margin decreased $348,000, or 6.1 %, to $5.3 million in 1995 from $5.7 million in 1994, primarily as a result of investments in clients made by two of the Pooled Companies to gain market share and the loss of a significant engagement by one of the Pooled Companies partially offset by increases in margin generated by the third Pooled Company. Gross margin as a percentage of revenues decreased from 35.6 % in 1994 to 30.4 % in 1995, principally due to the client investments and the loss of the significant client engagement described above.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses increased $778,000, or 15.5%, to $5.8 million in 1995 from $5.0 million in 1994 primarily due to a special one-time compensation commitment of $588,000 to a former shareholder of one of the Pooled Companies in 1995.

         Interest Expense, Net. Interest expense, net of interest income, increased $6,000 to $76,000 in 1995 from $70,000 in 1994 as a result of increased borrowings under the Company's various bank revolving credit facilities. Such borrowings were used to support operating activities.

         Provision for Income Taxes. The Company's provision for income taxes decreased $239,000 to a benefit of $77,000, an effective rate of 14.1 %, in 1995 from $162,000, an effective rate of 27.7 %, in 1994. The benefit was less than the statutory rate amount because of an S corporation election in effect at one of the companies and no separate company tax benefit was obtained from Cotelligent's separate company operating loss.

   Quarterly Operating Results 1996 and 1995

         The Company's results of operations may fluctuate significantly from quarter to quarter. Revenues are generated from services provided in response to client requests or events that occur without notice, and the Company's engagements, generally billed on a time-and-expense basis, are terminable at any time by clients. Revenues and operating margins for any particular quarter are generally affected by staffing mix, resource requirements and timing and size of engagements, and the results for any particular quarter are not necessarily indicative of results for any other period. Quarterly results of operations for the last two years and the second quarter of 1997 are summarized below.

                                                         (In Thousands)
-------------------------------------------------------------------------------------------------------------------------------
                           Year Ended March 31, 1995                    Year Ended March 31, 1996               Fiscal 1997
                    -----------------------------------------   -----------------------------------------   -------------------

                     First      Second     Third     Fourth      First     Second      Third     Fourth      First     Second
                    Quarter    Quarter    Quarter    Quarter    Quarter    Quarter    Quarter    Quarter    Quarter    Quarter
                    --------   --------   --------   --------   --------   --------   --------   --------   --------   --------

Revenues........... $  3,857   $  3,997   $  4,383   $  5,243   $  5,789   $  5,980   $  6,167   $ 15,169   $ 25,413   $ 27,782
Gross
 Margin............    1,225      1,201      1,294      1,597      1,761      1,784      1,877      4,063      6,780      8,074
Operating
 Income (loss).....      168        (70)       (89)      (491)       272        256        280        571      1,211      1,379
                    --------   ---------  ---------  ---------  --------   --------   --------   --------   ---------  --------
Net Income......... $    154   $    (63)  $   (100)  $   (460)  $    205   $    221   $    255   $    411   $    (13)  $    866
                    --------   ---------  ---------  ---------  --------   --------   --------   --------   ---------  --------
Net Income
  per Share........                                                                                         $    .00   $    .11
                                                                                                            ---------  --------
-------------------------------------------------------------------------------------------------------------------------------

Liquidity and Capital Resources

         The Company has financed its growth principally through cash flows from operations, periodic borrowings under its credit facilities, related party borrowings and sales of shares of common stock.

         The Company's primary source of liquidity is the collection of its accounts receivable. Accounts receivable have grown as the Company's operations have grown. Receivables decreased to 62 days of revenue at September 30, 1996 from 65 days of revenue at March 31, 1996. The Company's ability to reduce significantly the aging of its outstanding receivables is limited because of a continuing general trend by clients to slow their payment of invoices as a means of managing cash. Should the Company not be able to bill and collect for its services on a timely basis, the Company could use the proceeds from the Offering or draw upon available credit facilities to finance its operations.

         Cash flow provided by operating activities was $444,000 for the six months ended September 30, 1996. The Company has used cash generated from operating activities and the Offering to reduce short-term borrowings and purchase property and equipment. The average balance of such borrowings outstanding was approximately $2.8 million and approximately $1.3 million during the first six months of 1997 and 1996, respectively.

         At September 30, 1996, the Company had $10.0 million in cash and cash equivalents as compared to $14.5 million at March 31, 1996. The principal uses of cash were for acquisitions of fixed assets ($1.3) million and repayments of short-term debt ($2.8) million.

         At September 30, 1996, the Company had short-term notes payable under its bank revolving credit facilities and current installments of long-term obligations outstanding in the amount of $1.6 million. Long-term obligations, consisting of capital lease obligations and equipment loans, totaled $341,000 at September 30, 1996 compared to $941,000 at March 31, 1996.

         Cotelligent and each of the Founding Companies had separate banking relationships through May 31, 1996. Effective June 1, 1996, these separate banking relationships were consolidated into a single banking relationship with a major bank. The single relationship provides for a more effective means of managing operating capital. The new relationship provides a credit facility (the "Facility") in the amount of $20.0 million for the Company, secured by accounts receivable and other assets of the Company. ESP and ISI terminated their separate banking relationships and began participating in the Cotelligent banking relationship in September 1996. Borrowings on the Facility bear interest at the bank's prime rate. The Company intends to borrow from time-to-time to meet normal operating needs, finance its receivables or to effect acquisitions in connection with its acquisition strategy.

         As of April 1, 1995, BFR terminated its S corporation status. As a result, federal and state income taxes of approximately $463,000 are expected to be paid ratably over the next two years. ESP and ISI terminated their respective S corporation elections on June 28, 1996. The termination of these elections will result in federal and state income taxes of approximately $800,000 being paid ratably over the next four years.

         The Company believes the net proceeds from the sale of Common Stock in the Offering, together with existing sources of liquidity and funds generated from operations, will provide adequate cash to fund its anticipated cash needs at least through the next six months.

                                    BUSINESS

Overview

         Cotelligent Group, Inc. is an independent software professional services firm devoted primarily to providing computer consulting and contract programming services. The Company acquired, simultaneously with the closing of the Offering, four established businesses and in June 1996 acquired two other established businesses. The Company operates offices in 13 metropolitan areas including Boston, Cleveland, Dallas, Minneapolis, New York, San Francisco/Silicon Valley and Seattle.

         The Company provides its clients with the services of technical personnel who are skilled in implementing systems using a wide range of software development and support services. These services include mainframe and mid-range software development, personal computer and client/server applications development support, telecommunications and help-desk support.

         Serving clients across a broad spectrum of commercial industries throughout the United States, the Company has provided significant services to companies in the financial services, technology and telecommunications industries, including such companies as AT&T, AT&T Wireless (formerly McCaw Cellular Communications), Bellcore, Cargill, Frito-Lay, McKesson Microsoft, Monsanto, Pacific Bell and U S West. The Company believes that its large and diverse client base presents excellent opportunities for further marketing of its services. See "Business--Business Strategy."

         The Company has 13 operating offices located in13 states across the United States and, at September 30, 1996, had a staff of approximately1300, including approximately 1100 technical software professionals. In 1996, Company employees provided approximately 1,570,000 hours of technical services for over 200 clients. The Company has provided services to approximately 100 clients listed on the Fortune 1000. The Company's engagements are supported, developed and managed by specialized teams from each of the Company's offices.


The Information Technology Services Market

         The Company competes in the information technology services market, which can be divided into three categories: (i) pre-implementation services;
(ii) implementation services; and (iii) post-implementation services. The Company's principal activities, computer consulting and contract programming, fall within the implementation segment of the market. The following diagram illustrates divisions within the marketplace.



                                     [Chart]

     Pre-Implementation Services

         Services in this category include strategic planning and consulting, requirements definition studies, systems planning and design for information technology. These services are provided by a handful of national and international professional services firms and normally command premium billing rates. The professional staff of these firms are generally full-time employees.


     Implementation Services

         These services, which represent the Company's business focus, include project management, software applications development, systems and network implementation, systems integration and higher-level contract programming services. This segment of the information technology services market is highly fragmented and serviced by several thousand local and regional firms, as well as a few national firms. Historically, the barriers to entry in this market have been low. However, as technology has become more sophisticated, the barriers to entry have grown. Firms in this market segment utilize full-time employees, hourly employees and independent consultants in providing their services.


     Post-Implementation Services

         Services in this category include facilities management, systems maintenance, help-desk assistance and education and training. This market is also highly fragmented and has historically had, and continues to have, low barriers to entry. Firms in this market segment utilize full-time employees, hourly employees and independent consultants in executing their assignments.

         According to industry sources, worldwide spending for the implementation segment of the software professional services market in 1994 exceeded $38.0 billion and is projected to grow at a compound annual rate of 12% through 1999. United States spending in this market segment in 1994 was approximately $17.7 billion and is also projected to grow at a compound annual rate of 12% through 1999. The principal buyers of implementation services are large businesses with recurring information technology needs.

         The Company's focus market is highly fragmented and without a dominant service provider. Service providers in the information technology services industry vary by market segment and geographic area and include several of the "Big Six" accounting firms, the professional service groups of computer equipment companies, large-scale system integrators, outsourcers and smaller regional and niche firms.


The Information Technology Services Environment

         The growth of information technology and the increasing importance of generating timely business information has transformed the way businesses operate. In the 1960s and 1970s, businesses' dependence on mainframe and mini-computers resulted in the creation of large information services departments supporting specialized applications and centralized computing environments. Given the proprietary nature of the systems and their attendant customized applications, these organizations were forced to build significant infrastructure to support and enhance information services capabilities, resulting in large expenditures of capital resources and the need for a highly trained, dedicated staff.

         In the mid-to-late 1980s, computing environments began to shift from centralized mainframes and custom applications to decentralized, scaleable architectures centered on low cost personal computers, client/server architectures, local and wide area networks, shared databases and generally available applications software packages. Such trends permitted individuals greater access to business data and an enhanced ability to analyze and interact with information. Though highly beneficial to end-users, the client/server migration has proved problematic to information services managers due to increased operational challenges, including the integration of multiple computing platforms, networking protocols, databases and operating systems, as well as the customization of off-the-shelf applications to conform to existing business rules and reporting standards. Despite this shift away from the centralized mainframe model, businesses are often required to maintain and support certain legacy mainframe systems for a variety of business functions.

         At the same time, external economic factors have forced large organizations to focus on core competencies, trim workforces in the information technology services area and rely more upon third parties for a variety of services. As a result, information technology services managers are charged with developing and supporting increasingly complex information technology systems and applications of significant strategic value while working under budgetary pressures within their own organizations.

         Faced with the challenges of adequately serving the needs of their customers and employees, companies are increasingly turning to skilled and experienced outside organizations to help them appropriately staff and manage their information technology projects. Outsourcing such projects provides the following benefits:

      - Provides Access to Specialized Skills on an As-Needed Basis. "As-needed access" avoids both the need to maintain a larger permanent staff and implementation delays involved with retraining staff as technologies and applications change.

      - Reduces Costs. Outsourcing converts fixed labor costs into variable costs by better matching staffing levels to actual needs. Moreover, outsourcing reduces the costs of recruiting, hiring and terminating permanent employees.

      - Allows Management to Focus on Core Business Issues. Outsourcing enables management to focus on strategic business issues rather than on maintaining or implementing changes in the information technology infrastructure.

         Recognizing the advantages applications development outsourcing affords businesses in the United States, a large number of specialized computer consulting firms has developed over the last 20 years. According to INPUT, an international research firm, approximately 3,500 businesses with annual revenues in excess of $1.0 million provide such services and expertise in the United States.


The Cotelligent Strategy

         In more recent years, however, the growth of local and regional computer consulting firms has been hindered by a number of factors, including difficulty in locating qualified personnel, limited access to capital and the lack of a national presence. These limitations have made it more difficult for such firms to provide services to large organizations, many of which have been decreasing the number of vendors from which they purchase services. The Company believes that by acquiring computer consulting services businesses in diverse geographic regions, it will create a unified entity which has the national presence, capital, human resources and name recognition required to serve larger organizations while retaining the local focus and management structures under which these firms have developed.


Business Strategy

         The Company's objective is to be a leading nationwide provider of computer consulting and contract programming services. Key elements for achieving this objective include the following:

         Maintain and Enhance Relationships with Existing Clients. The Company is committed to consistently provide high quality services. The Company believes that the quality of its services has enabled it to establish and maintain long-term relationships with many of its clients. During 1994, 1995 and 1996, approximately 85.7%, 85.0% and 90.8%, respectively, of the Company's revenues were derived from clients to whom services or solutions had been provided in the preceding year. In addition, the Company believes that the access and goodwill derived from these client relationships provide it with significant advantages in marketing additional services and solutions to such clients, both regionally and nationally.

         Operate with Decentralized Management Structure. The Company operates with a decentralized management structure to provide superior client service and a motivating environment for its professional staff. The Company believes that many competitors have homogenized their operating office and professional service operations, thereby reducing the quality of services, focus and creativity provided to clients. Therefore, the Company permits its acquired businesses to manage the professional services and technical aspects of their respective businesses in a manner consistent with their historical practices and as dictated by local market conditions. Finance, marketing, planning and administrative support is managed or provided on a centralized basis. The Company believes that this approach enables its acquired businesses to maintain their high level of client service and contact, while allowing them to draw upon the collective resources of the Company as a whole.

         Share Information and Expertise. Each acquired company possesses unique expertise in certain technologies or vertical markets. The Company fosters an environment, structure and communications infrastructure to enable its subsidiaries to continually share knowledge, expertise, resources and information. The Company believes such activities allow its subsidiaries to integrate new ideas and systems into their respective operations, thereby enhancing opportunities for growth.

         Focus on Large Clients; Expand Geographically. The Company has historically focused its client marketing efforts on large companies with substantial recurring needs for supplemental applications or software development services. Over the last five years, the Company has qualified as an approved vendor for more than 100 companies in the Fortune 1000. The combined resources and geographic dispersion of its subsidiaries enables the Company to continue to focus marketing efforts on clients requiring national service capabilities.

         Since 1989, in order to respond to specific client needs, the Company has opened four new offices. The Company intends to open additional offices in selected markets, especially as national account relationships expand. Management of these new offices will be drawn from staff of existing offices or newly hired personnel, supported in either case by the Company's executive management team. See "Business--Marketing and Clients."

         Pursue Strategic Alliances. The Company seeks to form strategic alliances with companies where opportunities exist to jointly market the services and capabilities of both organizations. For example, FDSI and Microsoft jointly provided an office automation solution to Mount Hood Community College ("MHCC") in Portland, Oregon. With FDSI as project manager, MHCC standardized and implemented Microsoft's state-of-the-art technology for MHCC's desktop configuration. In addition to each party receiving direct benefits from this project, Microsoft created with MHCC a new training curriculum and MHCC has increased its enrollment and has become the only "Certified Microsoft Academic Training Center" in the State of Oregon. FDSI receives Microsoft product training from MHCC for its technical staff. The project was the first in a series of tasks to re-engineer the technical infrastructure of MHCC.


Acquisition Strategy

         Recognizing the highly fragmented nature of its industry, the need for capital and a wider geographic scope, as well as the evolving purchasing and outsourcing patterns of its present and potential clients, the Company believes that there are many independent firms that are attractive acquisition candidates. As part of its strategic plan, the Company has commenced its acquisition program utilizing a primary entry and tuck-in strategy for expansion into each of its targeted metropolitan areas. A primary acquisition is an acquisition which creates a significant presence for the Company in the geographic market in which the acquisition candidate is located. A tuck-in acquisition is one in which the candidate is located in a market where the Company already has a presence. A tuck-in acquisition is also generally smaller in size than a primary acquisition. The Company intends, where possible, to make a primary acquisition in a targeted area by acquiring an established, high quality local company. In most instances, the Company expects to retain the management, sales personnel and name of the acquired company while seeking to improve the acquired company's profitability by implementing the Company's business strategies, rather than converting the local operation to a standardized national business model. The Company also intends to make tuck-in acquisitions where feasible. The Company expects to increase its revenues and margins by eliminating a substantial portion of the costs associated with the revenues derived from acquired companies.

         The Company believes that the continued autonomy offered to acquisition candidates as a result of the Company's decentralized management philosophy, the access to the increased capital offered by association with a larger, publicly traded company and the ability to affiliate with a more geographically diverse company, will make the Company an attractive acquirer of additional businesses.

         As consideration for future acquisitions, the Company intends to use various combinations of Common Stock, cash and notes, including the shares of Common Stock being offered hereby.

     Recent Acquisitions

         The Company acquired on September 30, 1996 and October 7, 1996 respectively, the two businesses described below. For a description of these transactions, see "Certain Transactions."

     JasTech, Inc. and JasTech of Florida, Inc. ("JTI") - JasTech, Inc.'s office is in Cleveland and JasTech of Florida, Inc.'s. office is in Fort Lauderdale. JasTech, Inc. has been in operation since 1984 and JasTech of Florida, Inc. has been in operation since 1994. Judith Jaskiel, the sole shareholder of both companies, has been in the computer industry for 20 years and continues to serve as the President of JTI.

         The aggregate consideration paid by Cotelligent to acquire JTI was approximately $8.7 million, consisting solely of 644,826 shares of Common Stock of the Company. See "Certain Transactions."

     Data Processing Professionals, Inc. ("DPPI") - DPPI's office is in St. Louis and has been in operation since 1984. DPPI was acquired on October 7, 1996 and its business is being combined with the Company's existing St. Louis operations.

     The aggregate consideration paid by Cotelligent to acquire DPPI was $1.5 million in cash. See "Certain Transactions."

         Services

         The Company offers services to clients in the pre-implementation and implementation services segments of the information technology services environment.


     Contract Programming and Technical Staffing

         The Company's primary business is to provide highly skilled and trained technical professionals to augment the internal information technology and telecommunications staff and end-user groups of major corporations. These services accounted for approximately 73% of the Company's revenues in 1996. The Company contracts with its clients to provide ad hoc staffing support for positions requiring highly specialized computer skills, including applications programming and development, client/server development, systems software architecture and design, systems engineering, data and telecommunications analysis, systems integration and Internet/World Wide Web expertise. The Company helps its clients complete their development projects by providing both short-term and long-term staffing from among the Company's technical professionals, supplemented by its database of over 60,000 qualified professionals nationwide.


     Computer Consulting

         In addition to its primary business of providing technical personnel to augment the needs of its clients, the Company also provides certain computing consulting and systems/application design services. With the increasing complexity of computer applications, many of the Company's clients find that they are not able to manage their development projects without added assistance. Among the services the Company provides in this segment are project management, systems and business process re-engineering, relational database design and implementation, hardware and software selection, creation of migration plans, development of customized software applications and systems integration. The Company has the resources and experience to plan and manage a project from conception through completion, as well as the ability to enter a project midstream, assess its status, develop a plan and successfully complete the project.

         Additionally, the Company also develops and implements open computer systems using client/server architectures and integrating servers, mini- and mainframe systems, workstations, terminals and communication gateways into complete, flexible networks. The Company specializes in integrating local area network environments into single heterogeneous networks and unifying enterprise networks into wide area network environments. In addition, the Company offers client support programs for facilities management, permanent placement and education and training.

Technical Personnel and Recruitment

         Building and enhancing a database of skilled technical personnel is integral to the Company's success. The Company uses traditional recruiting methods, such as a presence at local and regional technical colleges, newspaper and technical periodical classified advertising and participation in national and regional job fair networks. It also employs less traditional methods, including the use of the Internet through skill-specific user groups, World Wide Web page advertisements, on-line and skills networks, resume referral services, out-placement agencies and the Company's skills/resume retrieval networks. The Company maintains a staff of 41 full-time recruiters in its operating offices.

         Each applicant is interviewed by the Company's recruiting personnel. Technical applicants are also required to complete a questionnaire regarding skill levels, past professional experience, education, availability and are also asked to provide technical references. Once qualified, the candidate's profile, relevant skills, and experience are scanned into a database which can be searched based on a number of different criteria, including specific skills and qualifications. The Company regularly updates its databases to reflect changes in employee skills, experience or availability. To place employees in client organizations more efficiently, the Company is in the process of linking its subsidiaries' separate databases in a manner that will allow each subsidiary to access and search another's database.

         Through its operating subsidiaries, the Company maintains databases with over 40,000 technical personnel who have a wide range of skills, including the following.

 Application Development   Project Management         Systems Administration
 Business Analysis         Software Engineering       Systems Integration
 Computer Programming      Software Quality Assurance Systems Programming
 Database Administration   Software Testing           Telecommunication Analysis
 Data Analysis

         As of September 30, 1996, the Company had a staff of approximately 1,300 employees, including approximately 1,100 technical software professionals.

         Although the Company has been successful in attracting and retaining qualified technical personnel in the past, competition for such personnel is intense. Demand for qualified professionals conversant with new technologies outstrips supply as additional skills are required to keep pace with evolving technologies. There can be no assurance that, in the future, the Company will be successful in attracting and retaining qualified technical personnel.


 Marketing and Clients

         The Company focuses its marketing efforts on large businesses with substantial recurring needs for applications or software development support. The development needs of such businesses can provide opportunities for major projects that extend for multiple years or generate additional assignments. The Company also intends to begin to focus its marketing efforts on rapidly growing mid-sized companies. With the implementation of client/server technology, the Company believes that there is an increasing need among mid-sized companies for technical assistance and applications support.

         The Company markets its services through account managers located in each operating office. Approximately 44 people are engaged in marketing full time. To market its services more effectively and consistently, the Company implements an account team strategy. Assigning a team to key accounts creates the opportunity to service a client's needs more quickly and efficiently and provides more marketing opportunities because the client and Company personnel know specifically who is responsible for the service activities and are generally more aware of a client's technology staffing needs, methodologies and budgets. Account managers work as members of a team, thereby permitting them to focus on identifying and understanding a client's needs while other members of the team focus on finding qualified technical personnel to meet the needs of the client. Performance bonuses and commissions constitute a significant portion of the total compensation of account managers and are based upon the profitability of the business generated.

         The Company is expanding its marketing efforts by coordinating its subsidiaries' responses to requests for proposals from current clients. The Company is pursuing new client accounts primarily in those geographic areas presently serviced by its subsidiaries. The Company believes that its size will create opportunities to more effectively compete in vendor list selection, large contract programming assignments and project engagements.

         The Company has historically derived a significant percentage of its total revenue from a relatively small number of clients. In 1995, the Company's four largest clients accounted for 30.6% of the Company's revenue. In 1996, the Company generated approximately 50% of its revenue from its top 13 clients. In accordance with industry practice, the Company's contracts are generally terminable at will by clients without penalty. The Company does not believe that backlog is material to its business. The loss of a significant client could have a material adverse effect on the Company's business, financial condition and results of operations.


Competition

         The commercial information technology services market is highly competitive, fragmented and served by numerous firms, many of which serve only their respective local markets. The market includes participants in a variety of market segments, including systems consulting and integration firms, professional service divisions of application software firms, the professional service groups of computer equipment companies, facilities management and management information systems outsourcing companies, certain "Big Six" accounting firms and general management consulting firms. The Company's competitors, which may vary depending on geographic region and the nature of the service(s) being provided, may have significantly greater financial, technical and marketing resources and generate greater revenues than the Company. The majority of the Company's competition at the Founding Company level is made up of smaller regional firms with a strong presence in their respective local markets. The Company believes that as it grows and expands geographically, it may compete with additional national, regional and local service providers.

         The Company believes that the principal competitive factors in the information technology services industry include quality of service, responsiveness to client needs, speed of application software development, price, project management capability, technical expertise, size and reputation. Pricing has its greatest importance as a competitive factor in the area of professional service staffing. The Company believes its ability to compete also depends in part on a number of competitive factors outside its control, including the ability of its competitors to hire, retain and motivate skilled technical and management personnel, the ownership by competitors of software used by potential clients, the price at which others offer comparable services and the extent of its competitors' responsiveness to client needs.

         Intense competition also exists for viable acquisition candidates. The Company believes that its decentralized management philosophy and operating strategies will make it an attractive acquirer of other computer consulting and contract programming companies. However, no assurance can be given that the Company's acquisition program will be successful or that the Company will be able to compete effectively in its chosen market segments. See "Risk Factors--Substantial Competition."


Facilities

         The Company's principal executive offices and the headquarters of its six subsidiaries are located in seven facilities with an aggregate of approximately 49,000 square feet and are leased at aggregate current monthly rents of approximately $71,000 for terms not expiring before the year 2001. The Company's remaining six offices aggregate approximately 20,500 square feet and are leased at aggregate current monthly annual rents of approximately $30,700 for various terms, with no lease commitment extending past the year 2001. The Company believes that its properties are adequate for its needs. Furthermore, the Company believes that suitable additional or replacement space will be available when required on terms the Company believes will be favorable.


Litigation

         The Company is, from time to time, a party to litigation arising in the normal course of its business. The Company is not presently subject to any material litigation.


                                                    MANAGEMENT

Directors and Executive Officers

The Company's directors and executive officers and their ages as of November 8, 1996 are as follows.

Name                                                     Age    Position

James R. Lavelle(2)................................      45     Chairman of the Board and Chief Executive Officer
Edward E. Faber(1)(3)..............................      63     Vice Chairman of the Board
Michael L. Evans(2)................................      44     President and Chief Operating Officer; Director
Duane W. Bell......................................      45     Senior Vice President and Chief Financial Officer
Daniel E. Jackson..................................      36     Senior Vice President, Corporate Development,
                                                                  General Counsel and Secretary
Daniel M. Beals(1)(3)..............................      45     Director
Jeffrey J. Bernardis(2)............................      40     Director
Linda M. Cassell (2)...............................      48     Director
John E. Chamberlain................................      55     Director
Anthony M. Frank(1)(2)(3)..........................      65     Director
B. Tom Green(1)(2)(3)..............................      54     Director
Harvey L. Poppel(1)(3).............................      58     Director
John C. Travers....................................      53     Director

(1) Member of the Audit Committee
(2) Member of the Executive Committee
(3) Member of the Compensation Committee

         James R. Lavelle is the founder, Chairman of the Board and Chief Executive Officer of the Company. Mr. Lavelle has served as Chief Executive Officer since he founded the Company in 1993. From inception of the Company until August 1995, Mr. Lavelle was also Chairman of the Board of the Company, a position which he reassumed in April 1996. From 1985 to 1993, he was a business consultant specializing in strategic marketing and organization development. From 1983 to 1985, Mr. Lavelle was Senior Manager and Director of Management Consulting Services for the San Francisco office of KMG Main Hurdman, an international accounting firm. Prior to that, he was Manager, Management Consulting Services in the San Francisco office of Price Waterhouse LLP, an international accounting firm. Mr. Lavelle has a bachelors degree from University of California at Santa Barbara and a Master of Business Administration degree from University of Santa Clara.

     Edward E. Faber is Vice Chairman of the Board of Directors of the Company. Mr. Faber joined the Company as a director in March 1993 and served as Chairman from August 1995 to April 1996. From 1990 through 1992, he was Vice Chairman, President and Chief Executive Officer of Supercuts, Inc., a company specializing in hairstyling. Mr. Faber was founding President and Chief Executive Officer of Computerland Corporation, a company specializing in the sale of computer equipment and accessories, from 1976 through 1983. He retired from that company in 1983 and returned in 1985 as Chairman of the Board and Chief Executive Officer, serving in that capacity until 1987 when he again retired. Mr. Faber is a director of Supercuts, Inc. and Integrated Circuit Engineering, Inc. Mr. Faber has a bachelor of science degree from Cornell University and served as an officer in the United States Marine Corps.

     Michael L. Evans is President and Chief Operating Officer and a director of the Company. Mr. Evans has been President and Chief Operating Officer of the Company since April 1996. Mr. Evans served as Senior Vice President and Chief Operating Officer from September 1995 to April 1996 and has been a director of the Company since October 1993. In 1982, Mr. Evans co-founded FDSI and served as its Vice President of Consulting until 1987 and served as its President from 1987 to September 1996. Mr. Evans has a bachelor of science degree from Washington State University.

         Duane W. Bell is Senior Vice President and Chief Financial Officer of the Company. Mr. Bell has served in these capacities since July 1995 and was Secretary through August 1996. In 1994, Mr. Bell served as Senior Vice President--Finance and Operations for Discovery Toys, Inc., an international distributor of educational and developmental children's products. From 1992 through 1993, he was Executive Director of the law firm of Buchalter,

Nemer,
Fields & Younger in Los Angeles, California. From 1988 to 1992, Mr. Bell served as Corporate Vice President, Chief Financial Officer and Secretary of The Failure Group Inc., an engineering consulting firm. From 1974 to 1988, he was affiliated with the international accounting firm, KPMG Peat Marwick LLP, the last five years of which as a partner. Mr. Bell is a Certified Public Accountant and received his bachelor of science degree in accounting from Illinois State University.

         Daniel E. Jackson is Senior Vice President, Corporate Development, General Counsel and Secretary of the Company. Mr. Jackson has served as Senior Vice President, Corporate Development and General Counsel since September 1995 and has served as Secretary since September 1996. From 1994 to 1995, Mr. Jackson served as Vice President and General Counsel of an affiliate of Notre Venture Capital, Ltd., a partnership specializing in industry consolidation transactions. Prior thereto, he was Corporate Counsel and Secretary of Sanifill, Inc. an environmental services company from its founding in 1990 through 1994. From 1986 until 1990, Mr. Jackson was an associate at Morgan, Lewis & Bockius LLP in New York where he practiced law in the areas of securities and mergers and acquisitions. Mr. Jackson is a graduate of The Ohio State University with a bachelor of science degree in business administration and the University of Pennsylvania Law School with a Juris Doctor degree.

     Daniel M. Beals is a director of the Company. He joined the Company in that capacity in October 1995. Mr. Beals served as President of Financial Data Systems, Inc. ("FDSI") from its inception to 1987 and, from 1990 until February 1996, was the Corporate Secretary and Treasurer of FDSI. Since February 1996, Mr. Beals has been a private investor. In addition, from August 1990 to December 1993, Mr. Beals was Vice President of Operations of FDSI. From January 1994 to August 1994, he was Vice President of Operations of CyberSafe Corporation, a software development company spun off from FDSI in 1994. Mr. Beals received an associate degree in business data processing from Columbus State Community College in 1970.

     Jeffrey J. Bernardis is a director of the Company. He joined the Company in that capacity in August 1995. Since January 1995, Mr. Bernardis has served as President of BFR Co., Inc. ("BFR"). Prior thereto, Mr. Bernardis had served since 1985 as Vice President of Technical Services for BFR. Mr. Bernardis received a bachelor of science degree in computer science from The Pennsylvania State University.

     Linda M. Cassell is a director of the Company. She joined the Company in that capacity in October 1995. Ms. Cassell joined Chamberlain Associates, Inc. ("CAI") as a director in 1989, and in 1991, she was appointed, and remains, its Vice President, Secretary and Treasurer. From 1982 until 1991, Ms. Cassell was a systems programmer and technical analyst at Pacific Bell. Ms. Cassell received a bachelors degree in psychology from Occidental College. Ms. Cassell is married to John E. Chamberlain.

     John E. Chamberlain is a director of the Company. He joined the Company in that capacity in July 1994. Mr. Chamberlain has served as President of CAI since its inception, which firm Mr. Chamberlain founded in 1980. Mr. Chamberlain is a founder and past member of the Executive Committee of the National Association of Computer Consultant Businesses ("NACCB") and is a founder and past President of the NACCB's Northern California Chapter. He is a graduate of New Jersey Institute of Technology with bachelors and masters degrees in mechanical engineering. Mr. Chamberlain is married to Linda M. Cassell.

     Anthony M. Frank is a director of the Company. He joined the Company in that capacity in March 1993. Since 1992, Mr. Frank has been an independent financial consultant and venture capitalist. From March 1988 to March 1992, Mr. Frank served as the Postmaster General of the United States. From 1971 until 1988, he served as Chairman and Chief Executive Officer of First Nationwide Bank. Mr. Frank is a graduate of Dartmouth College and is an overseer of the Tuck School of Business. He is also a director of several companies, including The Charles Schwab Corporation, Living Centers of America, Inc., Irvine Apartment Communities, Crescent Real Estate Equities Ltd. and Temple Inland Corporation.

         B. Tom Green is a director of the Company. He joined the Company in that capacity in March 1993. Since 1988, Mr. Green has been President of Sovus Partners, a firm that creates and operates American-Russian businesses in Russia. From 1982 to 1988, he worked with the United States government and the governments of the Soviet Union and the People's Republic of China. Prior to 1982, Mr. Green's positions included General Manager of Transamerica's Southern California Title Insurance division and President of General Mills' first restaurant division. Mr. Green is a graduate of Stanford University with a bachelors degree in civil engineering and received his Master of Business Administration degree from the Stanford Graduate School of Business.

         Harvey L. Poppel is a director of the Company. He joined the Company in that capacity in October 1995. Since 1985, Mr. Poppel has been Managing Director of Broadview Associates, L.P., a firm specializing in mergers and acquisitions in the information technology field. Prior to joining Broadview Associates, L.P., Mr. Poppel spent 18 years at Booz, Allen & Hamilton, during which time he held a number of positions, including Senior Vice President and Managing Officer of the Information Industry Practice and as a member of its board of directors. Mr. Poppel is a certified Management Consultant and received a bachelors degree and a Master of Science degree from Rensselaer Polytechnic Institute.

     John C. Travers is a director of the Company. He joined the Company in that capacity in October 1996. Since 1991, Mr. Travers has served as President of Data Arts and Sciences, Inc, which firm Mr. Travers founded in 1975. Mr. Travers is a graduate of Boston College with a Bachelor of Science in Mathematics.

         The number of directors on the Board of Directors is currently fixed at eleven. Pursuant to the Company's Certificate of Incorporation and By-laws, the Board of Directors is divided into three classes serving staggered three-year terms. Class I, whose terms expire at the annual meeting to be held in calendar 1996, is comprised of Messrs. Beals, Faber and Poppel and Ms. Cassell; Class II, whose terms expire at the annual meeting to be held in calendar 1997, is comprised of Messrs. Frank, Lavelle and Travers; and Class III, whose terms expire at the annual meeting to be held in calendar 1998, is comprised of Messrs. Bernardis, Chamberlain, Evans and Green. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed those directors whose terms are expiring. All officers serve at the discretion of the Board of Directors.
See "Description of Capital Stock--Common Stock."


Director Compensation

         Each director who is not an employee of the Company receives an annual retainer fee of $12,000. Effective January 12, 1996, each non-employee director of the Company was granted an initial option under the Company's 1995 Long-Term Incentive Plan to acquire 10,000 shares of Common Stock at an exercise price of $10.00 per share. In addition, each non-employee director will receive an automatic annual option grant under the 1995 Long-Term Incentive Plan to acquire 5,000 shares of Common Stock on the date of each of the Company's annual meetings held after March 31, 1997. All of such options have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant, are or will be exerciseable immediately except as limited by the rules and regulations of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, and will expire ten years from the date of grant. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, or for other expenses incurred in their capacity as directors.

         Mr. Faber received $14,500 during the year ended March 31, 1996 for consulting and director services rendered prior to February 14, 1996. The fees were paid in accordance with an agreement entered into upon formation of the Company.

Executive Compensation

    Summary Compensation Table

         The following table sets forth certain information regarding the compensation earned by or awarded to the Chief Executive Officer and remaining executive officers of the Company for each of the fiscal years ended March 31, 1996, 1995 and 1994.


                                            SUMMARY COMPENSATION TABLE



                                              Annual Compensation                 Long Term Compensation Awards
                                      --------------------------------------------------------------------------------
                                                                               Restricted
                                                            Bonus                 Stock    Options/     All Other
Name and Principal Position            Year     Salary($)    ($)     Other($)  Award(s)(#) SARs(#)   Compensation($)
------------------------------------- -------- ------------------------------- ----------------------------------------
James R. Lavelle, Chairman and
Chief Executive Officer............    1996     $ 127,500       $0         $0         0           0     $   750 (1)
                                       1995     $ 122,133       $0         $0         0           0           0
                                       1994     $  45,794       $0         $0         0           0           0

Michael L. Evans, President and
Chief Operating Officer of the
Company; President of FDSI and
Director...........................    1996     $  16,666 (2)   $0         $0         0           0     $ 1,500 (1)

Duane W. Bell, Senior Vice
President, Chief Financial Officer
and Secretary......................    1996     $  97,500 (2)   $0         $0         0      92,676     $   750 (1)

Daniel E. Jackson, Senior Vice
President, Corporate Development and
General Counsel....................    1996     $  88,333 (2)   $0   $ 37,100 (3)     0      92,676     $   750 (1)



(1)  Represents payments made as an automobile allowance.
(2)  Partial year.
(3)  Reimbursement for temporary living and commuting costs.



Employment Agreements; Covenants-Not-To-Compete

     Messrs. Lavelle, Evans, Bell and Jackson entered into employment agreements commencing on the date of the closing of the Offering. Pursuant to such agreements, each of such persons is to receive an annual base salary and will be eligible for additional bonus compensation. Each employment agreement is for a term of three years and unless terminated or not renewed by the employee shall continue thereafter on a year-to-year basis on the same terms and conditions. See "Management--Executive Compensation."

         Each of the employment agreements provides that, in the event of a termination of employment by the Company or a Founding Company, as the case may be, without cause, such employee shall be entitled to receive from the Company or such Founding Company, as the case may be, such employee's then current salary for the remaining term of the agreement or for one year, whichever amount is greater, without regard to whether the employee obtains subsequent employment. In the event of a change in control of the Company, if the employee is not given at least five days notice of such change in control, the employee may elect to terminate his employment and shall be entitled to receive a minimum of three years' current base salary as compensation. In the event the employee is given at least five days notice of such change in control, the employee may elect to terminate his employment agreement and receive a minimum of two years' current salary as compensation.

         Each employment agreement contains a covenant not to compete with the Company for a period equivalent to the longer of two years immediately following the termination of his employment or, in the case of a termination without cause, for a period of one year following the termination of his employment. If any court of competent jurisdiction determines that the scope, time or territorial restrictions contained in the covenant are unreasonable, the covenant not to compete shall be reduced to the maximum period permitted by such court. The compensation to which such employee is entitled shall nonetheless be paid to the employee.

 Long-Term Incentive Plan

         No stock options were granted to, or exercised by or held by any executive officers prior to September 1995. In September 1995, the Board of Directors and the Company's stockholders approved the Company's 1995 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company. Awards under the Plan may include (i) stock options (both incentive stock options ("ISOs") and non-qualified stock options ("NQSOs")), (ii) stock appreciation rights ("SARs"), (iii) restricted and deferred stock, (iv) dividend equivalents, and (v) other awards not otherwise provided for, the value of which are based in whole or in part upon the value of the Common Stock.

         The Compensation Committee of the Board of Directors administers the Plan and generally selects the individuals who will receive an Award and the terms and conditions of such Award. However, pursuant to the terms of the Plan and without any action on the part of the Compensation Committee, directors who are not otherwise employed by the Company or its subsidiaries automatically receive annual option grants in an amount and subject to such terms as specified in the Plan. See "Management--Director Compensation."

         The maximum number of shares of Common Stock that may be subject to awards granted in any calendar year under the Plan is equal to 15% of the aggregate number of shares of the Company's Common Stock outstanding as of the date of the award (932,445 immediately following the consummation of the Offering), less, in each case, the number of shares subject to outstanding awards under the Plan.

         The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted.

         The Company did not grant any options to purchase Common Stock of the Company in the fiscal year ended March 31, 1995. Effective as of September 8, 1995, the Company granted to each of Messrs. Bell and Jackson an option to purchase 92,676 shares of Common Stock at an exercise price of $2.70 per share. Such options vest as follows: 18,536 on February 21, 1996; thereafter, an additional 18,535 shares vest on the annual anniversary of such initial vesting date until all 92,676 shares have vested. Such options are exerciseable for a period of seven years after the effective date of grant.

     Effective January 12, 1996, each non-employee director of the Company was granted an option to acquire 10,000 shares of Common Stock at an exercise price of $10.00 per share. Such options are exerciseable for a period of ten years from the effective date of grant. See "Management--Director Compensation."

     Effective February 14, 1996, certain employees of the Founding Companies were granted options to acquire an aggregate of 196,000 shares of Common Stock at an exercise price equal to the initial offering price to public determined in connection with the Offering ($9.00 per share).

     Subsequent to February 14, 1996, certain other employees were granted options to acquire an aggregate of 154,800 shares of Common Stock at exercise prices ranging from $9.00 to $18.38 per share, including an aggregate of 75,000 options and 25,000 options granted as of June 28, 1996 to certain employees of ESP and ISI, respectively. Such options vest over a four-year period commencing on the one year anniversary of the date of grant and are exerciseable for a period of seven years from the effective date of grant.

   Stock Option Grants Table

         The following table shows, as to the executive officers named in the Summary Compensation Table, information concerning the grant of stock options pursuant to the Company's 1995 Long-Term Incentive Plan during the fiscal year ended March 31, 1996.

                                          OPTIONS GRANTED IN FISCAL 1996

                                              Individual Grants(1)
                             --------------------------------------------------------
                               Number of       Percentage of Total     Exercise or   Potential Realizable Value At
                               Securities      Options Granted to    Base Price Per  Assumed Annual Rates of Stock
                               Underlying      Employees in Fiscal        Share      Price Appreciation For Option
           Name             Options Granted           1996            ($/Share)(2)              Term (3)
-------------------------------------------------------------------- -----------------------------------------------
                                                                                           5%             10%
                                                                                     --------------- ---------------
Duane W. Bell                   92, 676               21.6%               $2.70         $101,867        $237,393
Daniel E. Jackson               92, 676               21.6%               $2.70         $101,867        $237,393


(1) All options granted in fiscal 1996 expire on September 7, 2002.
(2) The exercise price per share for all options granted is equal to the market price of the underlying Common Stock as of the date of grant.
(3) The potential realizable value has been determined using market price on the date the options were granted, compounded annually over seven years, net of exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the future value or trading prices of the Company's Common Stock.

    Stock Option Exercises and Year End Values Table

         The following table shows, as to the executive officers named in the Summary Compensation Table, information with respect to the unexercised options to purchase Common Stock granted under the 1995 Long-Term Incentive Plan and held as of March 31, 1996. None of the executive officers named in the Summary Compensation Table exercised options during the year ended March 31, 1996.


                                        VALUE OF OPTIONS AT MARCH 31, 1996

                              Number of Securities Underlying            Value of Unexercised
                                Unexercised Options Held at              In-the-Money Options
                                      March 31, 1996                    at March 31, 1996 (1)
                           ---------------------------------------------------------------------------

Name                       Exerciseable      Unexerciseable      Exerciseable     Unexerciseable
------------------------------------------------------------------------------------------------------
Duane W. Bell                  18,536            74,140              $167,758         $670,967
Daniel E. Jackson              18,536            74,140              $167,758         $670,967

(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The value of the unexercised options represents the difference between the exercise price of such options and the closing market price of the Company's Common Stock on March 31, 1996.


                              CERTAIN TRANSACTIONS

Organization of the Company

         Simultaneously with the closing of the Offering, Cotelligent acquired by merger all of the issued and outstanding stock of the four Founding Companies, at which time each Founding Company became a wholly owned subsidiary of the Company. The aggregate consideration paid by Cotelligent in these transactions was $3,491,951 in cash, 3,206,875 shares of Common Stock of the Company and the assumption of approximately $3.0 million in debt, for an aggregate value of approximately $35,303,905.

         The consideration paid for the Founding Companies was determined by negotiations among Cotelligent and representatives of the Founding Companies. The factors considered by the parties in determining the consideration paid included, among others, the historical operating results, the levels of indebtedness and the future prospects of the Founding Companies.

         The aggregate consideration paid by Cotelligent for each of the Founding Companies is as follows: BFR: $11,958,283, consisting of $1,450,000 in cash and 1,167,587 shares of Common Stock; CAI: $3,998,849, consisting of $300,000 in cash, 388,761 shares of Common Stock and assumption of $200,000 in short-term and related-party debt; DASI: $5,606,396, consisting of $400,000 in cash, 443,044 shares of Common Stock and assumption of $1,219,000 in short-term and related-party debt; and FDSI: $13,740,377, consisting of $1,341,951 in cash, 1,207,483 shares of Common Stock and assumption of $1,531,079 in short-term, long-term and related-party debt.

         Pursuant to the reorganization agreements entered into in connection with the Acquisitions, the stockholders of the Founding Companies have agreed not to compete with the Company for five years from February 20, 1996.

         Prior to the consummation of the Offering, each of the Founding Companies incurred indebtedness which was personally guaranteed by their stockholders. At December 31, 1995, the aggregate amount of indebtedness of these Founding Companies that was subject to personal guarantees was approximately $2.8 million. Effective June 1, 1996, the Company consolidated all its separate banking relationships into a single banking relationship with a major bank. At the time of consolidation, the Company paid any and all amounts outstanding on such personally guaranteed indebtedness and caused the former stockholders of the Founding Companies to be relieved of their respective personal guarantees.

     In connection with the Acquisitions, and as consideration for their interests in the Founding Companies, certain officers, directors and holders of 5% or more of the outstanding shares of the Company (giving effect to the Acquisition but without giving effect to the Offering) received cash and shares of Common Stock of the Company as follows: Michael L. Evans: 346,293 shares and $330,000; Daniel M. Beals: 331,949 shares and $350,000; Peter M. Fooks: 275,903 shares and $300,000; John E. Chamberlain: 259,174 and $200,000; Charles F.
Fowler: 240,643 and $350,000; Bjorn E. Nordemo: 226,522 shares and $150,000;
Jeffrey J. Bernardis: 219,703 shares and $100,000; Bernard J. Ruddock: 219,703 and $100,000; John C. Travers: 216,522 and $250,000; and Linda M. Cassell:
129,587 shares and $100,000. All of such cash and shares of Common Stock are included in the amount of aggregate consideration paid by Cotelligent for the Founding Companies as set forth in the first paragraph of this section.

         Linda M. Cassell, a member of the Board of Directors of the Company and a Vice President of CAI, acquired 260 shares of stock (or one-third of the outstanding capital stock of CAI) for $145,340 in August 1994. Such 260 shares of stock of CAI represent the only consideration being paid by Ms. Cassell for the cash and shares of Common Stock of the Company she will receive upon consummation of the Acquisitions, as set forth in the immediately preceding paragraph.

         In April 1995, BFR and its shareholders established an Employee Stock Ownership (ESOP) and Money Purchase Plan (the "BFR Plan") which covers substantially all of BFR's salaried employees. At its inception, the BFR Plan incurred a $2,250,000 liability to a bank with respect to the ESOP portion of the BFR Plan, which loan, together with a $900,000 cash contribution from BFR, enabled the BFR Plan to purchase 300,000 shares of BFR's Class A common stock for $3,150,000 from BFR's stockholders. This ESOP debt was guaranteed by BFR and the ESOP shares were to be allocated to participants over seven years as contributions were made to the BFR Plan.

         BFR terminated the money purchase provisions of the BFR Plan effective November 18, 1995. On December 7, 1995, the BFR Plan was converted into the BFR Co., Inc. Profit Sharing Plan Trust, which was the Selling Stockholder in the Offering. In connection with such conversion, the loan from the bank to the BFR Plan was restructured into a direct loan to BFR. On December 7, 1995, BFR executed and delivered to NatWest Bank N.A. (the "Bank") a promissory note (the "BFR Note") in the original principal amount of $2,035,714. Concurrently with the execution and delivery of the BFR Note, on December 7, 1995, the BFR Plan executed and delivered to BFR a promissory note (the "Plan Note") in the original principal amount of $2,035,714. Pursuant to a letter of direction from the trustee of the BFR Plan to the representative of the Underwriters of the Offering, the Underwriters, upon consummation of the Offering, out of the amounts payable to the BFR Plan, as Selling Stockholder, paid all remaining amounts outstanding under the BFR Note. Upon such repayment to the Bank, the BFR Note was canceled and the pledges and guaranties executed by the principal stockholders of BFR in favor of the Bank released, and the Plan Note, from the BFR Plan to BFR, was deemed satisfied and canceled by BFR.

         BFR leases office space for its headquarters facilities in Somerset, New Jersey from BFR Properties, a partnership owned by Jeffrey J. Bernardis, Charles F. Fowler, Gloria C. O'Donnell and Bernard J. Ruddock, the principal stockholders of BFR prior to the consummation of the Acquisitions. The annual cost of such rental is approximately $170,000, and the lease runs through March 31, 2000. BFR also leases office equipment and furniture for this office space from BFR Properties. The aggregate annual rental for such furniture and office equipment is approximately $51,000, and the lease runs through December 31, 1999.

         DASI leases office space for its headquarters facility in Natick, Massachusetts from Strathmore Realty Trust, the trustees of which are John C. Travers and Bjorn E. Nordemo, the principals of DASI prior to the consummation of the Acquisitions. The annual cost of such rental is approximately $104,400, and the lease runs through October 31, 2000. In addition, Messrs. Travers and Nordemo each loaned DASI (i) $50,000 pursuant to a note dated October 25, 1991,
(ii) $100,000 pursuant to a note dated October 25, 1991 and (iii) $70,000 pursuant to a note dated December 25, 1992. Each of these notes bore interest at a rate of 10% per annum, payable monthly. The entire $440,000 in aggregate principal amount of these notes was paid with net proceeds of the Offering.

         John E. Chamberlain loaned $100,000 to CAI on January 1, 1995 at an annual interest rate of prime plus two percent. This note was payable in full on December 31, 1995. The outstanding balance of the note as of December 31, 1995 was $50,000. The maturity date of the note was subsequently extended to December 31, 1996, and the remaining principal amount and all accrued but unpaid interest was paid in full with net proceeds of the Offering.

         In June 1994, Daniel M. Beals, Michael L. Evans and Peter M. Fooks, the principal stockholders of FDSI, loaned $63,500, $64,000 and $64,000, respectively, to FDSI. These loans each provided for interest at a rate of 9.25% per annum, with interest payable monthly. In October 1995, FDSI repaid these loans in full, including all accumulated but unpaid interest. In addition, as of December 31, 1995, CyberSAFE Corporation, formerly a subsidiary of FDSI and currently substantially owned by Messrs. Beals, Evans and Fooks, owed FDSI an aggregate of $133,525 in the form of accounts payable and notes payable.

         Daniel M. Beals and Michael L. Evans each own in excess of 10% of the equity interests in VoiceNet, Inc. ("VoiceNet"), a voicemail service bureau from which FDSI obtained voicemail services. In 1995, consideration paid by FDSI to VoiceNet accounted for approximately 13% of VoiceNet's revenues, or $17,500. FDSI paid for services at VoiceNet's advertised rates.

         On June 28, 1996, Cotelligent acquired all of the outstanding stock of ESP Software Systems, Inc. in exchange for 534,919 shares of Cotelligent Common Stock. The number of shares issued in the exchange was determined with reference to the average closing price of a share of Cotelligent Common Stock for the five trading days immediately preceding the five trading days immediately prior to the closing. Robert R. Hildreth, the former majority stockholder of ESP Software Systems, Inc., received 401,189 shares of Cotelligent Group, Inc. Common Stock in exchange for all of his shares of ESP Software Systems, Inc. Common Stock. Mr. Hildreth received no other consideration in the transaction.

         On June 28, 1996, Cotelligent acquired all of the outstanding stock of INNOVA Solutions, Inc. in exchange for 521,390 shares of Cotelligent Common Stock. The number of shares issued in the exchange was determined with reference to the average closing price of a share of Cotelligent Common Stock for the five trading days immediately preceding the five trading days immediately prior to the closing. Susan E. Trice, the former sole stockholder of INNOVA Solutions, Inc., received 521,390 shares of Cotelligent Group, Inc. Common Stock in exchange for all of her shares of INNOVA Solutions, Inc. Common Stock. Ms. Trice received no other consideration in the transaction.

         On September 30, 1996, Cotelligent acquired all of the outstanding stock of JasTech, Inc. and JasTech of Florida, Inc. in exchange for 644,826 shares of Cotelligent Common Stock. Both companies were simultaneously merged into a new company, JasTech, Inc., which is the sole surviving corporation. The number of shares issued in the exchange was determined with reference to the average closing price of a share of Cotelligent Common Stock for the ten trading days immediately preceding the five trading day immediately prior to the closing. Judith Jaskiel, the former sole stockholder of JasTech, Inc and JasTech of Florida, Inc., received 644,826 shares of Cotelligent Group Inc. Common Stock in exchange for all of her shares of JasTech, Inc. and JasTech of Florida, Inc. Common Stock. Ms. Jaskiel received no other consideration in the transaction.

         From May 1996 through early July 1996, the Company advanced to Daniel
E. Jackson $250,000 to facilitate relocation of his residence to Northern California. On July 15, 1996, $100,000 of the advance was repaid and the remaining balance was converted to a demand note in the amount of $150,000. The note is non-interest bearing and the principal balance is due July 15, 2001 or upon termination of employment should Mr. Jackson leave the Company prior to the due date.


Company Policy

         In the future, transactions with affiliates of the Company are anticipated to be minimal and will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors, and will be made on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                              PRINCIPAL STOCKHOLDERS

         The following table sets forth as of October 11, 1996 information regarding the beneficial ownership of the Common Stock of the Company by (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each named executive officer and each officer named in the Summary Compensation Table and (iv) all executive officers and directors as a group. All persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                             Shares Beneficially Owned
                                                          ----------------------------------
Name                                                           Number            Percent
---------------------------------------------------------------------------   --------------
Judith Jaskiel.........................................        644,826              8.1%
Susan E. Trice.........................................        456,390              5.7
Robert Hildreth........................................        401,189              5.0
Michael L. Evans.......................................        348,147              4.4
Daniel M. Beals (1) ...................................        341,949              4.3
John E. Chamberlain (2) ...............................        271,529              3.4
James R. Lavelle.......................................        238,732              3.0
Jeffrey J. Bernardis...................................        222,020              2.8
John C. Travers........................................        216,522              2.7
Linda M. Cassell (3) ..................................        135,767              1.7
B. Tom Green (1) ......................................         87,847              1.1
Edward E. Faber (1) ...................................         39,656                *
Anthony M. Frank (1) ..................................         39,656                *
Harvey L. Poppel (1) ..................................         24,828                *
Daniel E. Jackson (4) .................................         24,097                *
Duane W. Bell (4)......................................         20,761                *
All executive officers and directors as a group (13
persons)  (5) .........................................      2,011,511             25.1

 *   less than 1.0%
(1)  Includes 10,000 shares issuable upon exercise of options exerciseable within 60 days from October 11, 1996.
(2)  Does not include 135,767 shares owned by Linda M. Cassell, Mr. Chamberlain's wife.  Mr. Chamberlain disclaims beneficial ownership of any shares owned by Ms. Cassell.
(3)  Does not include 271,529 shares owned by John E. Chamberlain, Ms. Cassell's husband.  Ms. Cassell disclaims beneficial ownership of any shares owned by Mr. Chamberlain.
(4)  Includes 536 shares issuable upon exercise of options exerciseable within 60 days from October 11, 1996.
(5)  Includes 51,072 shares issuable upon exercise of options exerciseable within 60 days from October 11, 1996.


                          DESCRIPTION OF CAPITAL STOCK

General

     The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of October 31, 1996, the Company had outstanding 7,953,440 shares of Common Stock and no shares of Preferred Stock. As of October 31, 1996, there were 76 record holders of Common Stock.


Common Stock

         The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

         Subject to the rights of any then-outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. See "Dividend Policy." Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued pursuant to this Prospectus will be, upon payment therefor, fully paid and non-assessable.

     The Common Stock trades on the NASDAQ National Market System under the symbol "COTL."


Preferred Stock

         Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock of any class or series.

         One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.


Statutory Business Combination Provision

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder

 (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.


Limitation on Directors' Liabilities

         Pursuant to the Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases illegal under Delaware law or any transaction in which a director has derived an improper personal benefit.


Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock is The First National Bank of Boston.

                         SHARES ELIGIBLE FOR FUTURE SALE

         The Company has outstanding 7,953,440 shares of Common Stock. The 2,725,500 shares sold in the Offering are freely tradable without restriction unless purchased by affiliates of the Company. The 1,701,135 shares issued in the acquisitions of the Pooled Companies and 36,000 shares issued in connection with stock options exercises are freely tradable without restriction unless owned by affiliates of the Company. None of the remaining 3,490,805 outstanding shares of Common Stock (collectively, the "Restricted Shares") have been registered under the Securities Act, which means that they may be resold publicly only upon registration under the Securities Act or in compliance with an exemption from the registration requirements of the Securities Act, including the exemption provided by Rule 144 thereunder.

         In general, under Rule 144 as currently in effect, if two years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, the acquirer or subsequent holder thereof may sell, within any three-month period commencing 90 days after the date of this Prospectus, a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock, or the average weekly trading volume of the Common Stock on the NASDAQ National Market during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. A person who is not deemed to have been an affiliate of the Company at any time for 90 days preceding a sale and who has beneficially owned his shares for at least three years would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements.

         The stockholders of the Founding Companies, who owned, in the aggregate, upon consummation of the Acquisitions, 2,653,537 shares of Common Stock, and James R. Lavelle, the Chairman and Chief Executive Officer of the Company, who owns 238,732 shares of Common Stock, have agreed with the Company that they will not sell such shares for a period of two years after February 20, 1996. However, such stockholders, except for Mr. Lavelle, have the right, in the event the Company proposes to register under the Securities Act any shares of Common Stock for its own account or for the account of others, subject to certain exceptions, to require the Company to include their shares in the registration, subject to the right of any managing underwriter of any such offering to exclude some or all of the shares for marketing reasons.

         The 2,500,000 shares being offered by this Prospectus will generally be freely tradable after their issuance, unless the sale thereof is contractually restricted.

         Sales of substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.


                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York.


                                     EXPERTS

         The consolidated financial statements of Cotelligent Group, Inc. as of March 31, 1996 and 1995 and for each of the three years in the period ended March 31, 1996, the financial statements of JasTech, Inc. as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, the financial statements of ESP Software Services, Inc. as of December, 1995 and 1994 for each of the two years in the period ended December 31, 1995, the financial statements of INNOVA Solutions, Inc. as of December 31, 1995 and 1994 for each of the two years in the period ended December 31, 1995 and the combined financial statements of the Combined Predecessor Companies, the consolidated financial statements of Financial Data Services, Inc., the financial statements of BFR Co., Inc., the combined financial statements of Data Arts & Sciences, Inc. and the financial statements of Chamberlain Associates, Inc. as of March 31, 1995 and 1994 and for each of the two years in the period ended March 31, 1995 and for the period April 1, 1995 through February 19, 1996 included in this Prospectus have been so included in reliance on the reports of Price Waterhouse LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the Commission at Judiciary Plaza, 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribed rates.

         The Company has filed with the Commission, Washington, D.C., a Registration Statement under the Securities Act with respect to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Common Stock, reference is made to such Registration Statement and exhibits. A copy of the Registration Statement on file with the Commission may be obtained from the Commission's principal office in Washington, D.C., upon payment of the fees prescribed by the Commission.

         The Company's Common Stock is listed on the NASDAQ National Market. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the NASDAQ National Market, 1735 K Street, Washington, D.C. 20006.


                            COTELLIGENT GROUP, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                Page
                                                                                                             ------------
COTELLIGENT GROUP, INC.

Pro Forma Consolidated Statement of Operations for the Year Ended March 31, 1996.............................    F-  5

Pro Forma Consolidated Statement of Operations for the Six Months Ended September 30, 1995...................    F-  6

Pro Forma Consolidated Statement of Operations for the Six Months Ended September 30, 1996...................    F-  7

Notes to Pro Forma Consolidated Statements of Operations.....................................................    F-  8

COTELLIGENT GROUP, INC.

Report of Price Waterhouse LLP, Independent Accountants......................................................    F-  9

Consolidated Balance Sheet as of March 31, 1995, 1996 and September 30,1996 (Unaudited)......................    F- 10

Consolidated Statement of Operations for the Years Ended March 31, 1994, 1995, 1996, and for the
   Six Months Ended September 30, 1995 and 1996 (Unaudited)..................................................    F- 11

Consolidated Statement of Stockholders' Equity for the Years Ended March 31, 1994, 1995, 1996 and for the
   Six Months Ended September 30, 1996 (Unaudited)...........................................................    F- 12

Consolidated Statement of Cash Flows for the Years Ended March 31, 1994, 1995, 1996 and for the Six Months
   Ended September 30, 1995 and 1996 (Unaudited).............................................................    F- 13

Notes to Consolidated Financial Statements...................................................................    F- 15

JASTECH, INC.

Report of Price Waterhouse LLP, Independent  Accountants.....................................................    F- 29

Combined Balance Sheet at December 31, 1994 and 1995 and June 30, 1996  (Unaudited)..........................    F- 30

Combined Statement of Operations for the Years Ended December 31, 1994 and 1995 and for the Six Months Ended
    June 30, 1995 and 1996 (Unaudited).......................................................................    F- 31

Combined Statement of Stockholder's Equity (Deficit) for the Years Ended December 31, 1994 and 1995 and for
    the Six Months Ended June 30, 1996  (Unaudited)..........................................................    F- 32

Combined Statement of Cash Flows for the Years Ended December 31, 1995 and 1994 and for the Six Months Ended
    June 30, 1996 and 1995 (Unaudited).......................................................................    F- 33

Notes to Combined Financial Statements.......................................................................    F- 34


ESP SOFTWARE SERVICES, INC.

Report of Price Waterhouse LLP, Independent  Accountants.....................................................    F- 39

Balance Sheet at December 31, 1995 and 1994 and March 31, 1996  (Unaudited)..................................    F- 40

Statement of Operations for the Years Ended December 31, 1995 and 1994 and for the Three Months Ended March
    31, 1996 and 1995 (Unaudited)............................................................................    F- 41

Statement of Stockholder's Equity (Deficit) for the Years Ended December 31, 1994 and 1995 and for the Three
    Months Ended March 31, 1996  (Unaudited).................................................................    F- 42

Statement of Cash Flows for the Years Ended December 31, 1995 and 1994 and for the Three Months Ended March
    31, 1996 and 1995 (Unaudited)............................................................................    F- 43

Notes to Financial Statements................................................................................    F- 44




                                      F-1

                             COTELLIGENT GROUP, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                                Page
                                                                                                             ------------
INNOVA SOLUTIONS, INC.

Report of Price Waterhouse LLP, Independent Accountants......................................................    F- 49

Balance Sheet at December 31, 1995 and 1994 and at March 31, 1996 (Unaudited)................................    F- 50

Statement of Operations for the Years Ended December 31, 1994 and 1995 and for the Three Months Ended March
    31, 1996 and 1995 (Unaudited)............................................................................    F- 51

Statement of Stockholder's Equity for the Years Ended December 31, 1995 and 1994 and for the Three Months
    Ended March 31, 1996 (Unaudited)  .......................................................................    F- 52

Statement of Cash Flows for the Years Ended December 31, 1995 and 1994 and for the Three Months Ended March
    31, 1996 and 1995 (Unaudited) ...........................................................................    F- 53

Notes to Financial Statements................................................................................    F- 54

COMBINED PREDECESSOR COMPANIES

Report of Price Waterhouse LLP, Independent Accountants....................................................      F- 58

Combined Balance Sheet as of March 31, 1994 and 1995 ......................................................      F- 59

Combined Statement of Operations for the Years Ended March 31, 1994 and 1995, and for the
   Period April 1, 1995 Through February 19, 1996..........................................................      F- 60

Combined Statement of Stockholders' Equity for the Years Ended March 31,  1994 and 1995 and for the
   Period April 1, 1995 Through February 19, 1996..........................................................      F- 61

Combined Statement of Cash Flows for the Years Ended March 31, 1994 and 1995 and for the
   Period April 1, 1995 Through February 19, 1996..........................................................      F- 62

Combined Notes to Financial Statements.....................................................................      F- 64

FINANCIAL DATA SYSTEMS, INC.

Report of Price Waterhouse LLP, Independent Accountants....................................................      F- 75

Consolidated Balance Sheet as of March 31, 1994 and 1995 ..................................................      F- 76

Consolidated Statement of Operations for the Years Ended March 31, 1994 and 1995, and for the
   Period April 1, 1995 Through February 19, 1996..........................................................      F- 77

Consolidated Statement of Stockholders' Equity for the Years Ended March 31,  1994 and 1995 and for the
   Period April 1, 1995 Through February 19, 1996..........................................................      F- 78

Consolidated Statement of Cash Flows for the Years Ended March 31, 1994 and 1995 and for the
   Period April 1, 1995 Through February 19, 1996..........................................................      F- 79

Notes to Consolidated Financial Statements.................................................................      F- 80




                                      F-2

                             COTELLIGENT GROUP, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                              Page
                                                                                                           -----------
BFR CO., INC.

Report of Price Waterhouse LLP, Independent Accountants....................................................    F- 89

Balance Sheet as of March 31, 1994 and 1995 ...............................................................    F- 90

Statement of Operations for the Years Ended March 31, 1994 and 1995, and for the
   Period April 1, 1995 Through February 19, 1996..........................................................    F- 91

Statement of Stockholders' Equity for the Years Ended March 31, 1994 and 1995 and for the
   Period April 1, 1995 Through February 19, 1996..........................................................    F- 92

Statement of Cash Flows for the Years Ended March 31, 1994 and 1995 and for the
   Period April 1, 1995 Through February 19, 1996..........................................................    F- 93

Notes to Financial Statements..............................................................................    F- 94


DATA ARTS & SCIENCES, INC.

Report of Price Waterhouse LLP, Independent Accountants....................................................    F-101

Combined Balance Sheet as of March 31, 1994 and 1995 ......................................................    F-102

Combined Statement of Operations for the Years Ended March 31, 1994 and 1995, and for the
   Period April 1, 1995 Through February 19, 1996..........................................................    F-103

Combined Statement of Stockholders' Equity for the Years Ended March 31, 1994 and 1995 and for the
   Period April 1, 1995 Through February 19, 1996..........................................................    F-104

Combined Statement of Cash Flows for the Years Ended March 31, 1994 and 1995 and for the
   Period April 1, 1995 Through February 19, 1996 .........................................................    F-105

Notes to Combined Financial Statements.....................................................................    F-106

CHAMBERLAIN ASSOCIATES, INC.

Report of Price Waterhouse LLP, Independent Accountants....................................................    F-113

Balance Sheet as of March 31, 1994 and 1995 ...............................................................    F-114

Statement of Operations for the Years Ended March 31, 1994 and 1995, and for the
   Period April 1, 1995 Through February 19, 1996..........................................................    F-115

Statement of Stockholders' Equity for the Years Ended March 31, 1994 and 1995 and for the
   Period April 1, 1995 Through February 19, 1996..........................................................    F-116

Statement of Cash Flows for the Years Ended March 31, 1994 and 1995 and for the
   Period April 1, 1995 Through February 19, 1996 .........................................................    F-117

Notes to Financial Statements..............................................................................    F-118

                              COTELLIGENT GROUP, INC.

                  PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (Unaudited)

     Cotelligent Group, Inc. ("Cotelligent" or the "Company") was formed to acquire, own and operate software professional service businesses specializing in computer consulting and contract programming. On February 20, 1996, Cotelligent merged with four companies: Financial Data Systems, Inc. ("FDSI"), BFR Co., Inc. ("BFR"), Data Arts & Sciences, Inc. ("DASI") and Chamberlain Associates, Inc. ("CAI"), collectively the Founding Companies. All outstanding shares of the Founding Companies' capital stock was converted into shares of Cotelligent's Common Stock concurrently with the consummation of an initial public offering (the "Offering") of Cotelligent Common Stock.

     Additionally , on June 28, 1996 Cotelligent acquired ESP Software Services, Inc. ("ESP") and INNOVA Solutions Inc. ("ISI") and on September 30, 1996 Cotelligent acquired JasTech, Inc. and JasTech of Florida, Inc ("JTI") (collectively the "Pooled Companies") in business combinations accounted for under the pooling-of-interests method. Accordingly, the historical financial statements of Cotelligent have been restated in accordance with generally accepted accounting principles to present the financial data as if Cotelligent and the Pooled Companies had always been members of the same operating group.

     The pro forma consolidated statements of operations give effect to the acquisitions of the Founding Companies as if they were made on April 1, 1995. Additionally, the pro forma consolidated statements reflect adjustments for the acquisitions of the Pooled Companies and the Founding Companies including compensation differentials to employees and former owners of the Founding Companies and the Pooled Companies, the planned termination of contributions to retirement plans, incremental selling, general and administrative costs of the corporate activities of Cotelligent, one-time, non-recurring acquisition costs related to the Pooled Companies and adjustments to reflect income taxes as if the entities were combined and subject to the effective federal and state statutory rates for the combined entity throughout the periods presented.

     Pro forma adjustments are based upon historical information, preliminary estimates and certain assumptions management deems appropriate. The pro forma consolidated statement of operations presented herein are not necessarily indicative of the results Cotelligent would have obtained had such events occurred at the beginning of the period, as assumed, or of the future results of Cotelligent. The pro forma consolidated statement of operations statements should be read in conjunction with the other financial statements and notes thereto appearing elsewhere in the registration statement.



                                              COTELLIGENT GROUP, INC.

                                         PRO FORMA STATEMENT OF OPERATIONS

                                         FOR THE YEAR ENDED MARCH 31, 1996
                                (In Thousands, Except Share and Per Share Amounts)
                                                    (Unaudited)


                                                                         Founding
                                                                         Companies
                                                   Cotelligent         April 1, 1995 -       Pro Forma
                                                   Group, Inc.          Feb 19, 1996        Adjustments          Pro Forma
                                                 ----------------    -----------------    ---------------     --------------

Revenues.....................................       $    33,105         $      55,745        $     -            $   88,850
Cost of services.............................            23,620                42,361           (298)     (a)       65,683
                                                 ----------------    -----------------    ---------------     --------------
   Gross Margin..............................             9,485                13,384            298                23,167
Selling, general and administrative expenses..            8,106                10,374           (925)     (c)       17,555
                                                 ----------------    -----------------    ---------------     --------------
Operating income.............................             1,379                 3,010          1,223                 5,612
Other expense (income):
   Interest expense (income), net............               129                   421           (202)     (d)          348
   Other (income).............................              (41)                  (36)             -                   (77)
                                                 ----------------    -----------------    ---------------     --------------
         Total other expense (income)........                88                   385           (202)                  271
                                                 ----------------    -----------------    ---------------     --------------
Income before income taxes...................             1,291                 2,625          1,425                 5,341
Provision (benefit) for income taxes.........               199                 1,952            (15)     (e)        2,136
                                                 ----------------    -----------------    ---------------     --------------
Net income...................................       $     1,092         $         673     $    1,440          $      3,205
                                                 ================    =================    ===============     ==============
Earnings per share...........................                                                                 $       .50
                                                                                                              ==============
Weighted average shares outstanding..........                                                                    6,377,799   (f)
                                                                                                              ==============



                                              COTELLIGENT GROUP, INC.

                                         PRO FORMA STATEMENT OF OPERATIONS

                                    FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1995
                                 (In Thousands, Except Share and Per Share Amounts)
                                                    (Unaudited)

                                                                           Founding
                                                                          Companies
                                                                           April 1-
                                                    Cotelligent         September 30,         Pro Forma
                                                    Group, Inc.              1995            Adjustments          Pro Forma
                                                  ----------------      ---------------    ----------------     ---------------

Revenues                                            $  11,769             $    30,636        $       -            $  42,405
Cost of services.............................           8,224                  23,610             (192)     (a)      31,642
                                                 ------------------    ---------------    ----------------     -------------
Gross margin.................................           3,545                   7,026              192               10,763
Selling, general and administrative expense..           3,017                   5,404              (95)     (c)       8,326
                                                 ------------------    ---------------    ----------------     -------------
Operating income.............................             528                   1,622              287                2,437
Other expense (income):
   Interest expense (income), net............              70                     246             (117)     (d)         199
   Other (income)............................             (15)                    (37)               -                  (52)
                                                 ------------------    ---------------    ----------------     -------------
        Total other expense (income).........              55                     209             (117)                 147
                                                 ------------------    ---------------    ----------------     -------------
Income before income taxes...................             473                   1,413              404                2,290
Provision (benefit) for income taxes.........              47                   1,509             (655)     (e)         901
                                                 ------------------    ---------------    ----------------     -------------
Net income (loss)............................       $     426             $       (96)       $   1,059            $   1,329
                                                 ==================    ===============    ================     =============
Earnings per share...........................                                                                     $     .23
                                                                                                               =============
Weighted average shares outstanding..........                                                                     6,101,350    (f)
                                                                                                               =============


                                              COTELLIGENT GROUP, INC.

                                         PRO FORMA STATEMENT OF OPERATIONS

                                    FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996
                                (In Thousands, Except Share and Per Share Amounts)
                                                    (Unaudited)



                                                       Cotelligent            Pro Forma
                                                       Group, Inc.           Adjustments            Pro Forma
                                                      --------------       ----------------      ----------------

Revenues............................................    $  53,195           $      -               $   53,195
Cost of services ...................................       38,340                  -                   38,340
                                                      --------------       ----------------      ----------------
      Gross margin..................................       14,855                                      14,855
Non-recurring transaction costs.....................          788               (788)       (b)             -
Selling, general and administrative expenses........       11,477                (91)       (c)        11,386
                                                       --------------       ----------------      ----------------
Operating income ...................................        2,590                879                    3,469
Other expense (income):
   Interest expense (income), net...................          (86)               (14)       (d)          (100)
    Other (income)..................................          (32)                 -                      (32)
                                                        --------------       ----------------      ----------------
      Total other (income)..........................         (118)               (14)                    (132)
                                                        --------------       ----------------      ----------------
Income before income taxes..........................        2,708                893                    3,601
Provision (benefit) for income taxes................        1,855               (487)       (e)         1,368
                                                       --------------       ----------------      ----------------
Net income (loss)...................................     $    853            $ 1,380                $   2,233
                                                       ==============       ================      ================
Earnings per share..................................                                                $     .27
                                                                                                  ================
Weighted average shares outstanding.................                                                8,159,463   (f)
                                                                                                  ================

                           COTELLIGENT GROUP, INC.

               NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                                (In Thousands)
                                 (Unaudited)


Note 1 - Unaudited Pro Forma Adjustments

Pro forma data reflects adjustments for the following.

     a) Reduction in compensation to former owners and employees as a result of the renegotiation of executive compensation arrangements and the termination of contributions to employee benefit plans made in conjunction with the acquisition of the Founding Companies;

     b) The exclusion of non recurring transaction costs related to the acquisitions of ESP, ISI and JTI;

     c) Reduction in compensation to former owners and employees of the Founding Companies and the Pooled Companies as a result of the renegotiation of executive compensation arrangements ($1,353 for the year ended March 31, 1996, $486 for the six months ended September 30, 1995 and $91 for the six months ended September 30, 1996), termination of contributions to employee benefit plans ($76 for the year ended March 31, 1996, and $34 for the six months ended September 30, 1995), reduction in professional services in support of an examination by the taxing authority ($199 for the year ended March 31, 1996, $75 for the six months ended September 31, 1995), offset by increased expenses for corporate operating activities ($703 for the year ended March 31, 1996, and $500 for the six months ended September 30, 1995);

     d) Reduction in interest expense as a result of termination of an employee stock ownership plan ($147 for the year ended March 31, 1996, and $87 for the six months ended September 30, 1995) and the payoff of debt to a former stockholder of ESP ($55 for the year ended March 31, 1996, $30 for the six months ended September 30, 1995 and $14 for the six months ended September 30,
1996);

     e) Income taxes as if the entities were combined and subject to the effective federal and state statutory rates throughout the periods presented (40% for the year ended March 31, 1996 and the six months ended September 30, 1995, and 38% for the six months ended September 30, 1996);


     f) Pro forma weighted average shares outstanding used to determine pro forma earnings per share were calculated based on the following: (i) shares issued by Cotelligent prior to the Offering, shares issued to the stockholders of the Founding Companies in connection with the Acquisitions and shares sold in the Offering to pay the cash portion of the consideration of the Founding Companies were considered outstanding for the entire period, (ii) additional shares sold to the public in the Offering, (iii) shares issued to acquire the Pooled Companies and (iv) dilution attributable to options to purchase common stock in applying the treasury method.

                          REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  Cotelligent Group, Inc.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Cotelligent Group, Inc. and its subsidiaries at March 31, 1995 and 1996 and the results of their operations and cash flows for each of the three years in the period ended March 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.






Price Waterhouse LLP

Minneapolis, Minnesota
     April 20, 1996, except as to the pooling of interests with ESP Software Services, Inc. and INNOVA Solutions, Inc. which are as of June 28, 1996 and the pooling of interests with JasTech, Inc. which is as of September 30, 1996


                                              COTELLIGENT GROUP, INC.

                                            CONSOLIDATED BALANCE SHEET
                                       (In Thousands, Except Share Amounts)


                                                                                                            (Unaudited)
                                                                           March 31,         March 31,       September 30,
                                                                             1995              1996              1996
                                                                        --------------    --------------    ---------------
                                ASSETS

Current assets:
    Cash and cash equivalents.........................................    $    230          $ 14,548          $  9,987
    Accounts receivable, less allowance for doubtful accounts of $-0-
     at March 31, 1995 and  $120 at March 31 and September 30, 1996...       2,668            15,907            16,823
    Notes from stockholders...........................................          36                74                38
    Notes receivable from related party...............................           -               105                 -
    Deferred income taxes.............................................           -               286               337
    Prepaid expenses and other current assets.........................          66               682               952
                                                                        --------------    --------------    ------------------
       Total current assets...........................................       3,000            31,602            28,137
                                                                        --------------    --------------    ------------------
Property and equipment, net...........................................         147             1,465             2,469
Deferred income taxes.................................................         165               266               188
Other assets..........................................................           8               157               126
                                                                        --------------    --------------    -----------------
       Total assets...................................................    $  3,320          $ 33,490          $ 30,920
                                                                        ==============    ==============    ==================

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Short-term debt...................................................    $    818          $  3,980          $  1,608
    Accounts payable..................................................         117               654             1,617
    Accrued compensation and related payroll liabilities..............         929             4,140             4,377
    Due to related party..............................................         473               417               100
    Income taxes payable..............................................          56             1,243               771
    Deferred income taxes.............................................           -               846               821
    Other accrued liabilities.........................................         134             1,510             1,487
                                                                        --------------    --------------    --------------
       Total current liabilities......................................       2,527            12,790            10,781
                                                                        --------------    --------------    --------------
Long-term debt........................................................         143               450               216
Deferred income taxes.................................................           0                19                20
Other long-term liabilities...........................................         549               942               341

Stockholders' equity:
      Common stock, $0.01 par value; 100,000,000 share authorized;
      2,275,797, 7,917,440 and 7,953,440 shares outstanding, respect
      respectively....................................................          19                79                80
      Additional paid-in capital......................................         226            18,202            18,006
      Retained earnings (deficit).....................................        (144)            1,008             1,476
                                                                        --------------    --------------    --------------
        Total stockholders' equity....................................    $    101          $ 19,289          $ 19,562
                                                                        --------------    --------------    --------------
        Total liabilities and stockholders' equity....................    $  3,320          $ 33,490          $ 30,920
                                                                        ==============    ==============    ==============



                    The accompanying notes are an integral part of these financial statements.


                                              COTELLIGENT GROUP, INC.

                                       CONSOLIDATED STATEMENT OF OPERATIONS
                                (In Thousands, Except Share and Per Share Amounts)


                                                                                                (Unaudited)
                                                                                          For the Six Months Ended
                                                For the Year Ended March 31,                   September 30,
                                         --------------------------------------------    ---------------------------

                                             1994            1995            1996           1995             1996
                                         -------------    ------------    -----------    ------------    -------------

Revenues.................................  $  15,914        $ 17,480        $ 33,105       $ 11,769        $  53,195
Cost of services.......................       10,249          12,163          23,620          8,224           38,340
                                         -------------    ------------    -----------    ------------    -------------
         Gross margin...................       5,665           5,317           9,485          3,545           14,855
Non-recurring transaction costs........                                                           -              788
Selling, general and administrative
   expenses............................        5,021           5,799           8,106          3,017           11,477
                                         -------------    ------------    -----------    ------------    -------------
Operating income (loss)................          644            (482)          1,379            528            2,590
Other (income )expense:
   Interest expense....................           72              87             203             71              130
   Interest income.....................           (2)            (11)            (74)            (1)            (216)
   Other...............................          (11)            (12)            (41)           (15)             (32)
                                         -------------    ------------    -----------    ------------    -------------
     Total other (income) expense......           59              64              88             55             (118)
                                         -------------    ------------    -----------    ------------    -------------
Income (loss) before income taxes......          585            (546)          1,291            473            2,708
Provision (benefit) for income taxes...          162             (77)            199             47            1,855
                                         -------------    ------------    -----------    ------------    -------------
Net income (loss) .....................    $     423        $   (469)       $  1,092       $    426        $     853
                                         =============    ============    ===========    ============    =============
Earnings  per share....................                                                                    $     .10
                                                                                                         =============
Weighted average shares outstanding..                                                                      8,159,463
                                                                                                         =============


                    The accompanying notes are an integral part of these financial statements.


                                              COTELLIGENT GROUP, INC.

                                  CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                       (In Thousands, Except Share Amounts)

                                                                               Additional       Retained            Total
                                                     Common Stock              Paid-In          Earnings         Stockholders'
                                              ---------------------------
                                                 Shares         Amount          Capital        (Deficit)            Equity
                                              -------------    ----------    --------------    -----------    ------------------

Balance at March 31, 1993...................    2,021,792        $   18        $      (75)       $   363        $          306
   Dividends Paid...........................            -             -                 -             (1)                   (1)
   Issuance of common stock.................       97,124             -                92              -                    92
   Net income...............................            -             -                 -            423                   423
                                              -------------    ----------    --------------    -----------    ------------------
Balance at March 31, 1994...................    2,118,916            18                17            785                   820

   Dividends................................            -             -                 -           (254)                 (254)
   Stock redemption.........................            -             -                 -           (206)                 (206)
   Issuance of common stock.................      156,881             1               209              -                   210
   Net (loss)...............................            -             -                 -           (469)                 (469)
                                              -------------    ----------    --------------    -----------    ------------------
Balance at March 31, 1995...................    2,275,797            19               226           (144)                  101

   Redistribution of capital for stock
     dividend...............................            -             4                (4)             -                     0
   Issuance of common stock prior to
     Offering...............................      120,478             1               381              -                   382
   Redemption of common stock prior to
      Offering..............................      (74,140)           (1)             (119)             -                  (120)
Dividends................................               -             -                 -           (280)                 (280)
   Reclassification of Founding Companies
     Equity..............................               -             -             4,307              -                 4,307
   Issuance of common stock.................    5,595,305            56            16,903              -                16,959
   Distribution to founding stockholders....            -             -            (3,492)             -                (3,492)
   Adjustments to conform year-ends of
     Pooled Companies.......................            -             -                 -            340                   340
   Net  income..............................            -             -                 -          1,092                 1,092
                                              -------------    ----------    --------------    -----------    ------------------
Balance at March 31, 1996...................    7,917,440            79            18,202          1,008                19,289

   Dividends                                            -             -                 -           (385)                 (385)
   Distribution to former ESP stockholder
     stockholder............................            -             -              (423)             -                  (423)
   Issuance of common stock.................       36,000             1                45              -                    46
   Tax benefit on stock options
     exercised..............................            -             -               182              -                   182
   Net  income..............................            -             -                 -            853                   853
                                              -------------    ----------    --------------    -----------    ------------------
Balance at September 30, 1996 (Unaudited)...    7,953,440        $   80        $   18,006        $ 1,476        $       19,562
                                              =============    ==========    ==============    ===========    ==================



                    The accompanying notes are an integral part of these financial statements.

                                              COTELLIGENT GROUP, INC.

                                       CONSOLIDATED STATEMENT OF CASH FLOWS
                                                  (In Thousands)

                                                                                                      (Unaudited)
                                                                                                   For the Six Months
                                                      For the Year Ended March 31,                Ended September 30,
                                               ------------------------------------------     -----------------------------

                                                    1994           1995           1996            1995            1996
                                                 -----------    -----------    -----------    -------------    ------------
Cash flows from operating activities:
   Net income (loss)........................       $   423        $   (469)      $ 1,092        $     426        $    853
   Adjustments to reconcile net income (loss)
      to net cash provided by (used in)
            operating  activities:
      Depreciation and amortization.........            64              71           153               38             330
      Loss (gain) on disposal of property &
        equipment...........................             2              42             -                -            (272)
      Net deferred income taxes.............           127               -          (539)               -              27
      Changes in assets and liabilities
        (Increase) decrease in accounts
          receivable........................          (600)           (447)       (2,708)            (328)           (916)
        (Increase) decrease in prepaid
          expenses and other current assets.            16             (32)         (251)             (23)           (270)
        Increase (decrease) in accounts
          payable and accrued liabilities...            57             514           344              892           1,306
        Increase (decrease) in income taxes
          payable...........................            79             (29)          307               19            (866)
        Increase (decrease)  in other
          liabilities.......................             -             550             -               (4)            (23)
      Changes in other assets...............            18               4            19             (903)             (8)
                                                 -----------    -----------    -----------    -------------    ------------
          Net cash provided by (used in)
            operating activities............           186             204        (1,583)             117             161


Cash flows from investing activities:
   Proceeds on sale of assets...............             -               8             -                -             280
   Purchase of property & equipment.........           (62)            (64)         (572)            (248)         (1,334)
   Advances to stockholders.................             -               -           (60)               -               -
   Net repayments from (advances to)
     related parties........................             -             (25)           (3)             (10)            100
     Cash and cash equivalents of Founding
       Companies at date of acquisition.....             -               -           525                -               -
                                                 -----------    -----------    -----------    -------------    ------------
          Net cash provided by (used in)
            investing activities............           (62)            (81)         (110)            (258)           (954)
                                                 -----------    -----------    -----------    -------------    ------------



                    The accompanying notes are an integral part of these financial statements.

                                              COTELLIGENT GROUP, INC.

                                 CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)
                                                  (In Thousands)

                                                                                                          (Unaudited)
                                                                                                      For the Six Months
                                                           For the Year Ended March 31,               Ended September 30,
                                                       --------------------------------------     ----------------------------

                                                          1994           1995         1996           1995            1996
                                                       -----------     ---------    ----------     ----------     ------------
Cash flows from financing activities:
   Repurchase of common stock.......................           -          (206)         (120)           268                -
   Dividends to stockholders prior to acquisition...           -          (254)         (190)             -                -
   Proceeds from long-term debt.....................           -           168            64            215                -
   Principal payments of long-term debt.............           -           (47)          (19)            (8)            (168)
   Payments on capital lease obligations............           -             -           (49)            (2)               -
   Net borrowings (repayments) on short-term debt...         (11)         (138)          762              -           (2,837)
   Borrowings  from related parties.................          51            10           848              -                -
   Payments on loans with related parties...........           -             -          (700)             -             (244)
   Proceeds from issuance of common stock ..........          92           209        18,378             47               46
   Distribution to Companies former stockholders....           -             -        (3,492)           (73)            (423)
   Dividends........................................           -             -             -            (26)            (142)
   Net change in cash due to conforming fiscal
     year-end of pooled companies...................           -             -           529              -                -
                                                       -----------     ---------    ----------     ----------     ------------
           Net cash provided by (used in) financing
               activities...........................         132          (258)       16,011            421           (3,768)
                                                       -----------     ---------    ----------     ----------     ------------

Net increase (decrease) in cash and cash equivalents
                                                             256          (135)       14,318            280           (4,561)
Cash and cash equivalents beginning of period.......         109           365           230            462           14,548
                                                       ===========     =========    ==========     ==========     ============
Cash and cash equivalents end of period.............     $   365         $ 230       $14,548         $  742         $  9,987
                                                       ===========     =========    ==========     ==========     ============

Supplemental disclosures of cash flow information:
    Interest paid...................................     $   55          $  91       $   237         $   40         $    110
    Income taxes paid...............................     $   34          $  14       $   338         $   46         $  2,117
Schedule of non-cash investing & financing transactions:
    Capital lease obligations incurred..............     $    -          $  10       $   158         $    -         $      -

The accompanying notes are an integral part of these financial statements.

                           COTELLIGENT GROUP, INC.

                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (In Thousands, Except Share and Per Share Amounts)

Note 1 -Business Organization and Basis of Presentation

     Cotelligent Group, Inc. ("Cotelligent" or the "Company") was formed to acquire, own and operate professional service businesses specializing in computer consulting and contract programming. On February 20, 1996, Cotelligent acquired (the "Acquisitions") four companies (the "Founding Companies"):
Financial Data Systems, Inc. ("FDSI"), BFR Co., Inc. ("BFR"), Data Arts & Sciences, Inc. ("DASI") and Chamberlain Associates, Inc. ("CAI"). All outstanding shares of the Founding Companies' capital stock were converted into shares of Cotelligent Common Stock concurrently with the consummation of an initial public offering (the "Offering") of such Common Stock.

     The aggregate consideration paid by Cotelligent in these transactions was $3,492 in cash, 3,206,875 shares of Common Stock of the Company and the assumption of approximately $3,000 in debt, for an aggregate value of $35,304. The aggregate consideration for each of the Founding Companies was as follows:
BFR: $11,958, consisting of $1,450 paid in cash and 1,167,587 shares of Common Stock; CAI: $3,999, consisting of $300 paid in cash, 388,761 shares of Common Stock and $200 in short-term and related-party debt; DASI: $5,606 consisting of $400 paid in cash, 443,044 shares of Common Stock and $1,219 in short-term and related-party debt; and FDSI: $13,740 consisting of $1,342 paid in cash, 1,207,483 shares of Common Stock and $1,531 in short-term, long-term and related-party debt. As a result of the substantial continuing interests in the Company of the former stockholders of BFR, CAI, DASI, FDSI and Cotelligent, the Acquisitions were accounted for on a historical cost basis.

     Additionally, as further discussed in Note 3, on June 28, 1996 Cotelligent acquired ESP Software Services, Inc ("ESP") and INNOVA Solutions, Inc. ("ISI") and on September 30, 1996 acquired JasTech, Inc. and JasTech of Florida, Inc. ("JTI") (collectively the "Pooled Companies") in business combinations accounted for under the pooling-of-interests method.

     The accompanying consolidated financial statements include Cotelligent Group, Inc., restated to give effect to the mergers of the Pooled Companies, through the date of the acquistion of the Founding Companies on February 20, 1996, after which the financial statements also reflect the results of these Founding Companies.

     Prior to the Acquisitions, the Company was a nonoperating entity and incurred principally selling, general and administrative expenses. For the period April 1, 1995 through February 19, 1996, the Company incurred $414 of selling, general and administrative expenses and had a net loss before provision for income taxes of $424.


Note 2-Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                       COTELLIGENT GROUP, INC.

              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (In Thousands, Except Share and Per Share Amounts)


     Property and Equipment

     Property and equipment are stated at cost. Depreciation, including amortization of capitalized leases, is provided over the estimated useful lives of the respective assets (generally ranging from five to ten years) on a straight-line or an accelerated basis. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the respective assets.

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

     Revenue Recognition

         Revenue is recognized as services are performed.

     Fair Value of Financial Instruments

     For cash and cash equivalents, the carrying amount approximates fair value because of the short-term maturity of those instruments. The fair value of debt is considered to approximate carrying value as the rates approximate those currently available.

     Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     Prior to the merger on June 28, 1996, ESP elected to be taxed as an S corporation for federal and state income tax purposes. Accordingly, any tax liabilities were the responsibility of the ESP stockholder. Additionally, ISI was a C corporation until January 1, 1995, at which time it also elected to be taxed for federal and state income tax purposes as an S corporation, and accordingly, any tax liabilities were the responsibility of the ISI shareholder.

     Effective June 28, 1996, ESP's and ISI's S corporation elections terminated as a result of the mergers with Cotelligent. In connection with this conversion, approximately $800 was recorded as income tax expense which represents the net deferred tax liabilities of ESP and ISI. This amount will be paid on a pro rata basis over a four-year period. See Note 7 for unaudited pro forma income tax information and further discussion.

     Effective January 1, 1996, JasTech of Florida, Inc. elected to be taxed as an S corporation for federal and state income tax purposes. Accordingly, any tax liabilities subsequent to this date and prior to the merger with Cotelligent, are the responsibility of the stockholder of JasTech of Florida, Inc.

     Effective September 30, 1996, JasTech of Florida, Inc.'s S corporation status terminated as a result of the merger with Cotelligent.

                        COTELLIGENT GROUP, INC.

               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (In Thousands, Except Share and Per Share Amounts)


     Earnings Per Share

     Historical earnings per share for the three years ended March 31, 1996 and the six months ended September 30, 1995 have not been presented because it is not considered to be meaningful as a result of the Acquisitions and the Offering as discussed in Note 1.


Note 3-Business Combinations Accounted for Under the Pooling-of-Interests Method

     Effective June 28, 1996, Cotelligent acquired all of the outstanding common stock of ESP Software Services, Inc. ("ESP") and INNOVA Solutions, Inc. ("ISI") in exchange for 534,919 shares of common stock with a market value of $9,000 and 521,390 shares of common stock with a market value of $9,000, respectively. Additionally, on September 30, 1996 Cotelligent acquired all of the outstanding common stock of JasTech, Inc. and JasTech of Florida, Inc. (collectively "JTI") in exchange for 644,826 shares of common stock with a market value of $8,710. ESP, ISI and JTI are herein referred to as the "Pooled Companies." The business combinations were accounted for as poolings-of-interests and accordingly, the Company's financial statements give retroactive effect to the acquisitions of the Pooled Companies for all periods presented.

     The results of these Pooled Companies were previously reported on December 31 year ends. The accounts of these Pooled Companies for the years ended December 31, 1993, 1994 and 1995 have been combined with the accounts of Cotelligent for the years ended March 31, 1994, 1995 and 1996, respectively. Commencing on April 1, 1996, the year ends of these Companies were changed to March 31, resulting in an increase to retained earnings of $340 during fiscal year ending March 31, 1996. Following is a summary of the results related to the adjustments to retained earnings:



                               ESP          ISI          JTI          TOTAL
                            ----------    ---------    ---------     ----------
Revenues                    $ 2,757       $ 2,034      $ 2,598      $ 7,389
Costs and expenses            2,824         1,724        2,501        7,049
                            ==========    =========    =========    ==========
                            $   (67)      $   310      $    97      $   340
                            ==========    =========    =========    ==========

                                         COTELLIGENT GROUP, INC.

                            (In Thousands, Except Share and Per Share Amounts)

The separate results of Cotelligent and the Pooled Companies prior to the acquisitions are as follows:

                                                                                                 (Unaudited)
                                                                                                 For the Six
                                          For the Year Ended March 31,                           Months Ended

                          --------------------------------------------------------------
                               1994                   1995                   1996             September 30, 1995
                          ----------------       ----------------      -----------------      -----------------------
Cotelligent:
   Revenues ............    $       -               $     -                $   8,265              $       -
   Net income (loss)....         (167)                 (201)                      88                   (158)

ESP:
   Revenues.............        4,936                 6,950                   10,274                  4,905
   Net income (loss)....          282                  (219)                     205                    119

ISI:
   Revenues.............        4,304                 2,860                    5,867                  2,641
   Net income (loss)....          284                   (79)                     668                    380

JasTech:
   Revenues.............        6,674                 7,670                    8,698                  4,223
   Net income...........           24                    30                      131                     85

Combined:
   Revenues.............       15,914                17,480                   33,104                 11,769
   Net income (loss)....          423                  (469)                   1,092                    426



Note 4-Allowance for Doubtful Accounts

Allowance for doubtful accounts activity is as follows.

Balance, March 31, 1994 and 1995 .........................................................................  $      -
Balance of Founding Companies allowance for doubtful accounts at acquisition..............................        40
Charges to costs and expenses.............................................................................       101
Write-offs................................................................................................       (21)
                                                                                                          =============
Balance at March 31, 1996.................................................................................  $    120
                                                                                                          =============

                                         COTELLIGENT GROUP, INC.

                            (In Thousands, Except Share and Per Share Amounts)


Note 5-Property and Equipment

Property and equipment is comprised of the following.

                                                                                                   March 31,
                                                                                          -----------------------------
                                                                                              1995           1996
                                                                                          -------------- --------------

Automobiles...............................................................................  $       -      $      50
Computer and office equipment.............................................................        243          2,027
Furniture and fixtures....................................................................         94            600
Leasehold improvements....................................................................          -            326
                                                                                          -------------- --------------
                                                                                                  337          3,003
Less: Accumulated depreciation............................................................        190          1,538
                                                                                          ============== ==============
                                                                                            $     147      $   1,465
                                                                                          ============== ==============


Depreciation and amortization expense for the years ended March 31, 1994, 1995 and 1996 was $64, $71 and $153, respectively.

                                         COTELLIGENT GROUP, INC.

                            (In Thousands, Except Share and Per Share Amounts)


Note 6-Credit Facilities

Credit facilities consist of the following at March 31, 1996.

   Short-Term Debt

                                                                                                  March 31,
                                                                                        -------------------------------
                                                                                             1995            1996
                                                                                        --------------- ---------------
Note payable for consulting services performed, which bears interest at the rate of 10%
     from June 1995, paid on completion of the Offering.................................  $     52            $      -
Bank line of credit, with maximum borrowings of $1,250 secured by FDSI's account receivable, property and equipment, and personally guaranteed by several
     Cotelligent stockholders who are also officers of FDSI, due May 28, 1998. Interest
     at the prime rate plus 1.50% per annum (9.75% at March 31, 1996)...................         -               1,097
Bank line of credit, for borrowings up to the lesser of $1,300 or 70% of the DASI's eligible accounts receivable, secured by all assets of DASI, as well as the personal guarantees of two Cotelligent stockholders who are also officers of
     DASI, due May 31, 1996. Interest at 1.25% above the bank's base lending rate
     (9.5% at March 31, 1996) ..........................................................         -                 809
Bank line of credit, for borrowings of up to $1,500 secured by all of BFR's assets, due
     May 31, 1996. Interest at bank's prime rate of 8.25% at March 31, 1996.............         -                 300
Bank line of credit, for borrowing up to $250, secured by accounts receivable and property and equipment and personally guaranteed by stockholder who is an officer
     of ISI.  Interest at prime plus 2.0% (10.25% at March 31, 1996)....................         -                 195
Bank line of credit, for borrowings up to $1,000 in combination with an affiliate organization, personally guaranteed by ESP stockholder who is an officer of
     ESP, secured by accounts receivable and general tangible assets of combined
     companies.  Interest at bank's base rate plus 1.25% (9.5% at March 31, 1996).......         -                 824
Bank line of credit, with two separate banks for borrowing up to $900 and $300 secured by accounts receivable and fixed assets of JasTech.  Interest at prime rate plus
     0.50% and 1.25% (8.75% and 9.50% at March 31, 1996)................................       590                 408
     Related party loans, due on demand, interest rates from 8.0 % to 12.5 %............       159                  84
     Capital lease obligations..........................................................         3                 142
     Current portion of long-term debt..................................................        14                 121
                                                                                          ---------------   ---------------
Total short-term debt...................................................................  $    818            $  3,980
                                                                                          ===============   ===============

         The lines of credit were executed pursuant to agreements that contain various covenants that include, among other things, restrictions on additional debt and distributions, and maintenance of certain financial ratios and net worth requirements. The Subsidiaries were in compliance with all covenants at March 31, 1996.


                                         COTELLIGENT GROUP, INC.

                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                            (In Thousands, Except Share and Per Share Amounts)


Long-Term Debt
                                                                                                  March 31,
                                                                                        ------------------------------
                                                                                            1995           1996
                                                                                        -------------- --------------
Note payable to bank, monthly payments of $6, including interest at the bank's prime rate plus 2.25% (10.50% at March 31,1996) per annum; maturing March 30, 1998 and secured by FDSI's assets and the personal guarantee of several Cotelligent
    stockholders who are also officers of FDSI..........................................  $     -        $    131
Notepayable to bank, monthly payments of $2, including interest at the bank's prime rate plus 2.25% (10.50% at March 31, 1996) per annum; maturing May 29,
    1998 and secured by FDSI's assets and the personal guarantees of several
    Cotelligent
    stockholders who are also officers of FDSI..........................................        -              56
Note payable to related party, quarterly installments of $7 plus interest at 2% over
    bank index rate, due December 2001..................................................      150             136
Capital lease obligations...............................................................       10             390
                                                                                        -------------- --------------
                                                                                              160             713
Less: Current maturities................................................................       17             263
                                                                                        --------------  --------------
Total long-term debt....................................................................  $   143        $    450
                                                                                        ============== ==============



Total maturities of long-term debt are as follows.

                                                                                        Year Ending
                                                                                         March 31,
                                                                                           1996
                                                                                     -----------------

1997...............................................................................     $   263
1998...............................................................................         262
1999...............................................................................          77
2000...............................................................................          47
2001...............................................................................          32
Thereafter.........................................................................          32
                                                                                     -----------------
     Total.........................................................................     $   713
                                                                                     =================

Note 7-Income Taxes

         Cotelligent will file a consolidated federal income tax return for periods subsequent to the Acquisitions described in Note 2.

The provision (benefit) for income taxes is as follows.
                                                                                    Year Ended March 31,
                                                                      ------------------------------------------------
                                                                            1994            1995            1996
                                                                      ---------------  --------------  ---------------
Current:
   Federal...........................................................   $     21         $     64        $   742
   State.............................................................          2                2            134
                                                                      ---------------  --------------  ---------------
                                                                              23               66            876
                                                                      ---------------  --------------  ---------------
Deferred:
   Federal...........................................................         82             (211)          (531)
   State.............................................................        (10)             (12)          (107)
                                                                      ---------------  --------------  ---------------
                                                                              72             (223)          (638)

Valuation Allowance..................................................         67               80            (40)
                                                                      ---------------  --------------  ---------------
Total provision (benefit) for income taxes...........................   $    162         $    (77)       $   198
                                                                      ===============  ==============  ===============

                                         COTELLIGENT GROUP, INC.

                            (In Thousands, Except Share and Per Share Amounts)

Deferred tax assets (liabilities) are comprised of the following.

                                                                                               March 31,
                                                                                  -------------------------------------
                                                                                        1995               1996
                                                                                  -----------------  ------------------

Allowance for doubtful accounts...................................................  $        -         $       16
Accrued liabilities...............................................................         165                406
Cash to accrual...................................................................           -               (846)
Operating loss carry forward......................................................         147                317
Depreciation......................................................................           -                (19)
                                                                                  -----------------  ------------------
    Deferred tax asset (liability)................................................         312               (126)
Valuation allowance...............................................................        (147)              (187)
                                                                                  =================  ==================
    Net deferred tax assets (liabilities).........................................  $      165         $     (313)
                                                                                  =================  ==================

The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows.

                                                                                             Year Ended March 31,
                                                                                   -----------------------------------------
                                                                                       1994          1995          1996
                                                                                   -----------   -----------    ----------
U.S. federal statutory rate........................................................    34.0 %      (34.0) %        34.0 %
State taxes, net of federal income tax benefit.....................................     1.3         (4.2)           2.2
Income of S corporation............................................................   (20.0)        15.1          (28.4)
Conversion to S corporation........................................................       -         (5.8)             -
Valuation allowance against net operating loss.....................................    12.1         13.6            3.7
Other..............................................................................     0.6            -              -
                                                                                   -----------   -----------    ----------
    Effective tax rate.............................................................    28.0 %      (15.3) %        11.5 %
                                                                                   ===========   ===========    ==========


     Prior to the Acquisitions, Cotelligent Group, Inc. had established a valuation allowance against the tax assets associated with the net operating losses of previous years due to the uncertainty of realization through future income. Subsequent to the Acquisitions, the Company reversed a portion of the valuation allowance as a result of the estimated utilization of the operating losses against future taxable income.

     As discussed in Note 2, ISI was a C corporation until December 31, 1994 at which time ISI elected to be taxed as an S corporation, and therefore, any tax liabilities subsequent to this date were the responsibility of ISI's shareholder. Accordingly, net deferred tax liabilities of approximately $117 as of December 31, 1994 were recognized in income upon the conversion in 1994.

     As a result of the merger with Cotelligent on June 28, 1996, ISI's and ESP's S corporation elections terminated. Approximately $800 of deferred tax liabilities were recorded at this time and these federal and state taxes will be paid ratably over the next four years.

     Effective January 1, 1996, JasTech of Florida, Inc. also elected to be taxed as an S corporation and therefore any tax liabilities subsequent to this date and prior to the merger date with Cotelligent are the responsibility of the stockholder of JasTech of Florida, Inc.


                                         COTELLIGENT GROUP, INC.

                          NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                            (In Thousands, Except Share and Per Share Amounts)


     The following unaudited pro forma income tax information is presented in accordance with Statement of Financial Accounting Standards No. 109 as if ESP,
ISI and JTI had been C corporations subject to federal and state income taxes for all periods presented.
                                                                                                  For the Six Months Ended
                                                          For the Year Ended March 31,                  September 30,
                                                      -------------------------------------    -------------------------------
                                                        1994         1995          1996           1995             1996
                                                      ---------    ---------    -----------    ------------    --------------
Income (loss) before provision for income taxes       $    585    $  (546)      $   1,290      $   473         $    2,708
Provision (benefit) for income taxes                       275       (132)            507          120              1,029
                                                      ========    ==========    ===========    ============    ===============
Pro forma net income (loss)                           $    310    $  (414)      $     783      $   353         $    1,679
                                                      ========    ==========    ===========    ============    ===============


Note 8-Lease Commitments

         Cotelligent leases various office space and certain equipment under noncancellable lease agreements which expire at various dates.

Future minimum rental payments under such leases are as follows.

                                                                                         Year Ending March 31,
                                                                                     -------------------------------
                                                                                         Capital        Operating
                                                                                          Leases          Leases
                                                                                      ------------    --------------
1997............................................................................        $   192         $     875
1998............................................................................            163               861
1999............................................................................             89               848
2000............................................................................             32               640
2001............................................................................              -               312
Thereafter......................................................................              -                32
                                                                                      ------------    --------------
Total minimum lease payments....................................................            476         $   3,568
                                                                                                      ==============
Less: Amounts representing interest.............................................            (86)
                                                                                      =============
Present value of net minimum lease payments.....................................        $   390
                                                                                      =============

Rental expense under these leases was $37, $34 and $117 for the years ended March 31, 1994, 1995 and 1996.


Note 9-Related Parties

     The Company recognized $5 in revenue for providing computer consulting services to CyberSAFE (an entity owned in part by a few Cotelligent stockholders who are also officers of FDSI) for the period subsequent to the Acquisitions through March 31, 1996, all of which was included in accounts receivable at March 31, 1996.

     In May 1994, the Company negotiated a perpetual software marketing agreement with CyberSAFE to sublicense CyberSAFE software in exchange for royalty payments of 15% of the purchase price for every copy licensed. For the period subsequent to the Acquisitions through March 31, 1996, the Company paid no royalties to CyberSAFE.

     In addition, the Company has made short-term advances to CyberSAFE. The balance due on these short-term advances, bearing interest at 9% per annum at March 31, 1996 was $103. Included in interest income is $2 for the period subsequent to the Acquisitions through March 31, 1996, on the advances.

                             COTELLIGENT GROUP, INC.

               (In Thousands, Except Share and Per Share Amounts)


     The Company leases general offices, and transportation equipment under operating leases, occupied or used by BFR, from a third party, which is mostly owned by several Cotelligent stockholders who are also officers of BFR. Rental expense under these leases was $20 for the period subsequent to the Acquisitions through March 31, 1996. In addition, the Company leases certain office equipment under capital leases from the same entity. Payments under these capital leases for the period subsequent to the Acquisitions through March 31, 1996, were $6.

     The Company leases office space, occupied by DASI, from the Strathmore Realty Trust. Two Cotelligent stockholders, one of whom is an officer of DASI and a Director of the Company, are the sole trustees and beneficiaries of the Strathmore Realty Trust. Rental expense recorded for this office space was $12 for the period subsequent to the Acquisitions through March 31, 1996.

                             COTELLIGENT GROUP, INC.

               (In Thousands, Except Share and Per Share Amounts)

     Prior to its acquisition by Cotelligent, ESP was related to Electronic Systems Personnel, Inc. through common ownership. ESP shares office space as well as various administrative resources with Electronic Systems Personnel, Inc. Additionally, certain ESP employees are hired through Electronic Systems Personnel, Inc., a placement firm. Below is a summary of significant transactions and account balances for the two companies:

                                                                         1995              1994
                                                                    ---------------     ------------
         Due to Electronic Systems Personnel, Inc.                     $     6           $  209
         Administrative expense                                            164               73
         Placement fee expense                                             527              526

     At March 31, 1996, ESP had a $94 note receivable from its principal stockholder due in five equal principal installments of $19 beginning January 1, 1997. Interest at 8% is due quarterly with the first payment on April 1, 1996.

     JTI currently leases office space in Boca Raton, Florida from a shareholder of the Company. JTI leases the space on a month to month basis. Rent expense associated with this lease amounted to $22 for each of the two years ended March 31, 1995 and 1996.


Note 10 - Employee Benefit Plans

     BFR has a salary reduction plan (401(k)) for the benefit of all employees after 30 days of service. The plan is non-contributory and is funded by the amounts used to reduce employee salaries. In addition, BFR has the option to contribute to the plan on the employees' behalf. BFR did not make any contributions to the plan for the period subsequent to the Acquisitions through March 31, 1996.

     BFR maintains a profit sharing plan for the benefit of substantially all salaried employees. Contributions to the plan are made at the discretion of the Company. The Company did not make any contributions to the plan for the period subsequent to the Acquisitions through March 31, 1996.

     FDSI maintains a discretionary profit-sharing (401(k)) plan which covers all employees who have met minimum age and employment requirements. FDSI made no contributions to this plan for the period subsequent to the Acquisitions through March 31, 1996.

     In September 1992, FDSI adopted a discretionary cash bonus profit sharing plan for employees who have completed 1,500 hours of service to FDSI and who are employees of FDSI on the payout date. FDSI made no contributions to this plan for the period subsequent to the Acquisitions through March 31, 1996.

     DASI maintains an unfunded, discretionary profit-sharing plan, which includes substantially all full-time employees who have at least one year of continuous service. No contributions were made to this plan for the period subsequent to the Acquisitions through March 31, 1996.

     ISI maintains an unfunded 401 (k) plan which includes employees who have at least one-half a year of continuous service. Contributions to the plan are made at the discretion of ISI based on employee elections. ISI made no contributions for the years ended March 31, 1994, 1995 or 1996.

     ESP adopted a salary reduction/profit sharing plan (the "Plan") in 1994 under the provisions of Section 401 (k) of the Internal Revenue Code. The Plan covers all full-time employees who have completed one full year of service with ESP. ESP is required to contribute an amount equal to 25% of the salary reduction elected by each employee up to a maximum reduction of 4% of their annual salary. In addition, ESP may make a discretionary contribution. ESP contributions totaled $ -0- , $27 and $15 for March 31, 1994, 1995 and 1996, respectively.

                        COTELLIGENT GROUP, INC.

            (In Thousands, Except Share and Per Share Amounts)

     JTI maintains a salary reduction plan (401(k)) for the benefit of all employees after six months of continuous service. Contributions to the plan are at the discretion of the employee with no employer matching.

     In September 1995, Cotelligent's Board of Directors and stockholders approved Cotelligent's 1995 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company.

     Effective as of September 8, 1995, Cotelligent granted to each of two officers an option to purchase 92,676 shares of common stock at $2.70 per share. Such options vest as follows: 18,536 on February 21, 1996, and thereafter, an additional 18,535 shares on each subsequent February 21 until all 92,676 shares have vested. The options are each exercisable for a period of seven years after the effective date of the grant.

     On February 14, 1996, Cotelligent granted certain employees options to purchase 196,000 shares of Common Stock at $9.00 per share. On various dates subsequent to February 14, 1996, through September 30, 1996, additional grants of options to purchase 154,800 shares of Common Stock at prices ranging from $9.00 to $18.38 were made to certain employees. Such options vest ratably over four years on the anniversary of the option grant date. The term of each option grant is determined by the Compensation Committee of the Board of Directors. However, the term of any incentive stock option or a stock appreciation right granted in tandem therewith, shall not exceed 10 years from the date of the grant.

     Each director who is not an employee of the Company receives an annual retainer fee of $12. Effective January 12, 1996, each non-employee director of the Company was granted an initial option under the Company's 1995 Long-Term Incentive Plan to acquire 10,000 shares of Common Stock at an exercise price of $10.00 per share. In addition, each non-employee director will receive an automatic annual option grant under the 1995 Long-Term Incentive Plan to acquire 5,000 shares of Common Stock on the date of each of the Company's annual meetings held after March 31, 1997. All of such options have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant and, or will be, exercisable immediately except as limited by the rules and regulations of the Securities Act and the Securities Exchange Act of 1934, as amended, and will expire ten years from the date of grant. Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, or for other expenses incurred in their capacity as directors.


Note 11-Commitments and Contingencies

     Employment Agreements

     Each named executive officer has entered into an employment agreement with the Company providing for an annual base salary of $150. Pursuant to such employment agreements, each such officer is eligible to earn bonus compensation payable out of a bonus pool determined by the Board of Directors or its Compensation Committee. Bonuses will be determined by measuring, among other objective and subjective measures, such officer's performance, the performance of the local operation for which such officer has primary responsibility and the Company's performance against targets. Each executive officer employment agreement is for a term of three years and, unless terminated or not renewed by the employee, shall continue thereafter on a year-to-year basis on the same terms and conditions. In the event of a termination of employment by the Company without cause, such employee shall be entitled to receive from the Company such employee's then current salary for the remaining term of the agreement or for one year, whichever amount is greater, without regard to whether the employee obtains subsequent employment. In the event of change in control of the Company, if the employee is not given at least five days notice of such change in control, the employee may elect to terminate his employment and shall be entitled to receive a minimum of three years' current base salary as compensation. In the event the employee is given at least five days notice of
such a change in control, the employee may elect to terminate his employment agreement and receive a minimum of two years' current salary as compensation.

     Each executive officer employment agreement contains a covenant not to compete with the Company for a period equivalent to the longer of two years immediately following the termination of his employment or, in the case of a termination without cause for a period of one year following the termination of his employment. If any court of competent jurisdiction determines that the scope, time or territorial restrictions contained in the covenant are unreasonable, the covenant not to compete shall be reduced to the maximum period permitted by such court. The compensation to which such employee is entitled shall nonetheless be paid to the employee.

     In addition, certain of the principals of the Company's subsidiaries who are not executive officers of the Company have entered into an employment agreement with the Company or a subsidiary, as the case may be, effective upon consummation of the Acquisitions and the Offering or the acquisitions of the Pooled Companies, as the case may be, with a base compensation ranging between $150 per annum and $200 per annum.

     In June 1991, in connection with the purchase of certain assets of Professional Resources, Inc., ESP entered into employment and non-compete agreements with the entity's president. The employment agreement provides for payment of monthly compensation of $13 plus bonuses equal to 10% of ESP's monthly net income. This bonus was $23, $18 and $47 in 1994, 1995 and 1996, respectively. The non-compete agreement states that the former president may not compete, directly or indirectly, during his employment with ESP and for one year thereafter. This agreement was terminated with the acquisition of ESP by Cotelligent and the individual entered into a new employment agreement with ESP.

     ESP Stock Redemption

     On May 5, 1994, ESP entered into an agreement with a stockholder owning a 47% interest in the Company to redeem all of the 953 shares held for him for $206, of which $41 was paid at closing and the balance of $165 payable quarterly over an eight year period with interest accruing at the rate of 2% in excess of the index rate established by National City Bank. In addition, the agreement provided for an additional payment for the stock in the event of a subsequent sale of ESP. The balance outstanding on this obligation at March 31, 1995 and 1996 was $150 and $136 respectively.

     In conjunction with the agreement and plan of reorganization and merger, the remaining principal balance of the note payable above was paid in full on June 28, 1996. Additionally, $552 was paid as a distribution to the former stockholder in accordance with the terms of the stock redemption agreement.

     ESP Deferred Compensation Plan

     In connection with the stock redemption agreement discussed above, ESP entered into a salary continuation agreement with the former stockholder in recognition of his contributions to the growth, management and success of ESP. The salary continuation agreement provided that the stockholder be paid an annual sum of $45 for each of the years 1994 through 1997, and an annual sum of $93 for each of the years 1998 through 2005. The agreement provides for a discount rate of 8% to arrive at the present value of the unpaid salary continuation payments. The unpaid present value of this obligation at March 31, 1995 and 1996 was $548.

     In conjunction with the agreement and plan of reorganization and merger, the remaining principal balance of the deferred compensation was paid in full on June 28, 1996.

     JTI Deferred Compensation Plan

     JTI was paying a former employee termination benefits amounts to $3 per month starting in January 1992 continuing through June 2002 in accordance with a separation agreement. During July 1996 the Company cashed out the agreement for the present value resulting in the payments of $235.

                             COTELLIGENT GROUP, INC.

               (In Thousands, Except Share and Per Share Amounts)

     Consulting Contract

     The Company entered into a consulting contract with a former employee of BFR effective February 19, 1996, whereby the former employee is required to perform certain management advisory services as required by and at the request of the Company. Payments under the contract are $8 per month, continue through December 2000 and have been fully recorded as an obligation of the Company as of March 31, 1996.

     Legal Matters

     The Company is involved in various legal matters in the normal course of business. In the opinion management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations or cash flows of the Company.


Note 12 - Subsequent Event

     Cotelligent and each of the Founding Companies had separate banking relationships through May 31, 1996. Effective June 1, 1996, the separate banking relationships were consolidated into a single banking relationship with a major bank, providing a more efficient means of managing operating capital. The new relationship provided a credit facility in the amount of $10.0 million, secured by accounts receivable and other assets of the company. The Pooled Companies, except for JTI, terminated their separate banking relationships and began participating in the Cotelligent banking relationship in September 1996. Borrowings on the facility bear interest at the bank's prime rate. In October 1996, the amount of the credit facility was increased to $20.0 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
     and Stockholder
      of JasTech, Inc. and JasTech of Florida, Inc.

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of stockholder's equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Jastech, Inc. at December 31, 1994 and 1995, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1, on September 30, 1996, JasTech, Inc. entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group, Inc.




Price Waterhouse LLP
Minneapolis, Minnesota
October 11, 1996

                                                   JASTECH, INC.

                                              COMBINED BALANCE SHEET
                                       (In Thousands, Except Share Amounts)

                                                                                                                 (Unaudited)
                                                                                      December 31,                 June 30,
                                                                             -------------------------------    ---------------
                                                                                 1994             1995               1996
                                                                             -------------     -------------    ---------------
                                     ASSETS

Current assets:
   Cash..................................................................     $    34         $      3          $        20
   Accounts receivable, less allowance for doubtful accounts of $40
       at December 1994 and 1995 and $50 at June 30, 1996, respectively..       1,135            1,514                1,703
   Prepaid expenses and other current assets ............................           6               19                   93
                                                                            -------------     -------------    ---------------
      Total current assets...............................................       1,175            1,536                1,816
   Deferred income taxes.................................................         165              120                    -
   Property and equipment, net...........................................          46               57                   53
   Other assets..........................................................           4                8                    3
                                                                             =============     =============    ===============
      Total assets.......................................................    $  1,390         $  1,721          $     1,872
                                                                             =============     =============    ===============

              LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities:
   Bank line of credit..................................................     $    590         $    624          $       600
   Current portion of capital lease obligation..........................            3                6                    6
   Accounts payable - trade.............................................           73              205                  254
   Book overdraft.......................................................           53              151                  139
   Related party payable................................................          265              244                    -
   Accrued compensation and payroll taxes...............................          443              393                  523
   Other liabilities....................................................           21               28                   19
                                                                             -------------     -------------    ---------------
      Total current liabilities.........................................        1,448            1,651                1,541

Capital lease obligation................................................            7                6                    4

Stockholder's equity (deficit):
   Common stock Jastech Inc. - shares authorized: 1,000, no par
      value, issued and outstanding 25 shares...........................            -                -                    -
   Common stock Jastech of Florida, Inc. - shares authorized:  10,000,
   $1.00 par value, issued and outstanding 1,000 shares.................            1                1                    1
   Additional Paid-In-Capital...........................................            2                2                    2
   Retained earnings (deficit)..........................................          (68)              61                  324
                                                                             -------------     -------------    ---------------
      Total stockholders equity (deficit)...............................          (65)              64                  327
                                                                             =============     =============    ===============
      Total liabilities and stockholder's equity (deficit)..............     $  1,390          $ 1,721          $     1,872
                                                                             =============     =============    ===============


                    The accompanying notes are an integral part of these financial statements.


                                                   JASTECH, INC.

                                         COMBINED STATEMENT OF OPERATIONS
                                                  (In Thousands)

                                                                                                   (Unaudited)
                                                  For the Year Ended                         For the Six Months Ended
                                                     December 31,                                    June 30,
                                        ---------------------------------------     -------------------------------------------

                                               1994                  1995                  1995                     1996
                                        --------------------    ---------------     --------------------      -----------------

Revenues..............................   $          7,670         $  8,698            $    4,223                $    5,236
Cost of services......................              5,780            6,718                 3,343                     3,974
                                        --------------------     ---------------    --------------------      --------------------
      Gross margin....................              1,890            1,980                   880                     1,262
Selling, general and
   administrative expenses............              1,798            1,763                   737                     1,137
                                        --------------------    ---------------     --------------------      --------------------
Operating income......................                 92              217                   143                       125
Other (income) expense:
   Interest income....................                  -               (1)                   (1)                       (1)
   Interest expense...................                 54               50                    24                        21
   Other income.......................                 (5)             (34)                  (12)                     (282)
                                        --------------------    ---------------     ----------------      --------------------
      Total other (income)expense.....                 49               15                    11                      (262)
                                        --------------------    ---------------     ----------------      --------------------
Income before provision for
   income taxes.......................                 43              202                   132                       387
Provision for income taxes............                 13               72                    47                       120
                                        --------------------    ---------------     ----------------      --------------------
Net income............................    $            30         $    130            $       85                       267
                                        ====================    ===============     ================       ====================



Unaudited Pro Forma information:
Income before provision for
   income taxes ......................                                                                        $     387
Pro Forma provision for
   income taxes.......................                                                                              151
                                                                                                            ------------------
Pro Forma net income
   (see Note 6) ......................                                                                      $       236
                                                                                                            ==================


 The accompanying notes are an integral part of these financial statements.




                                                   JASTECH, INC.

                               COMBINED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                                       (In Thousands, Except Share Amounts)


                                       Jastech Inc.     Jastech of Florida, Inc.          Additional
                                       Common Stock          Common Stock       Retained    Paid-In
                                      Shares   Amount       Shares   Amount     Earnings    Capital       Total


Balance at December 31, 1993.......     25     $  -              -    $  -      $  (98)      $  2         $  (96)
   Shares Issued...................      -        -          1,000       1           -          -              1
   Net income......................      -        -              -       -          30          -             30
                                   --------  -------      ---------  ------     -------     ------       --------
Balance at December 31, 1994.......     25        -          1,000       1         (68)         2            (65)
   Dividends Paid..................      -        -              -       -          (1)         -             (1)
   Net Income......................      -        -              -       -         130          -            130
                                   --------  -------      ---------  ------     -------     ------       --------
Balance at December 31, 1995.......     25        -          1,000       1          61          2             64
   Dividends Paid                        -        -              -       -          (4)         -             (4)
   Net Income......................      -        -              -       -         267          -            267
                                   --------  -------      ---------  ------     -------     ------       --------
Balance at June 30, 1996
   (Unaudited).....................     25     $  -          1,000    $  1      $  324       $  2         $  327
                                   ========  =======      =========  =======    =======     ======       ========



 The accompanying notes are an integral part of these financial statements.



                                                   JASTECH, INC.

                                         COMBINED STATEMENT OF CASH FLOWS
                                                  (In Thousands)

                                                               For the Year Ended                         (Unaudited)
                                                                  December 31,                 For the Six Months Ended June 30,
                                                         --------------------------------      ----------------------------------

                                                              1994              1995               1995                1996
                                                         ----------------    ------------      --------------      --------------

Cash flows from operating activities:
    Net income.........................................     $   30             $ 130             $   85              $   267
    Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
      Depreciation and amortization....................         26                20                 10                   10
      Gain on disposal of property and equipment                (5)                -                  -                 (272)
      Change in Deferred income taxes, net                       -                45                  -                  120
      Changes in current assets and liabilities:
        (Increase) decrease  in accounts receivable....       (270)             (379)               235                 (190)
        (Increase) decrease  in prepaids and
            other current assets.......................         16               (13)               (13)                 (74)
        Increase (decrease) in accounts payable and
          accrued liabilities..........................        259                60                150                  170
        Income taxes payable                                    10                 6                 34                    -
          Other assets                                           4                (2)                 -                    5
                                                         --------------    --------------     --------------       --------------
             Net cash provided by (used in) operating
                activities.............................         70              (133)               501                   36
                                                         --------------    --------------     --------------       --------------

Cash flows from investing activities:
    Proceeds on the sale of assets                               8                 -                  -                  275
    Purchases of property and equipment................         (5)              (24)               (16)                  (8)
                                                         --------------    --------------     --------------       --------------
             Net cash (used in) investing activities...          3               (24)               (16)                 267
                                                         --------------    --------------     --------------       --------------

Cash flows from financing activities:
    Issuance of stock..................................          1                 -                  -                    -
    Net repayments from (advances to) related parties..          -                 -                  -                 (244)
Dividends to stockholder...............................          -                (1)                 -                   (4)
    Payments on capital lease obligations..............          -                (5)                (2)                  (2)
    Net borrowing (repayments) on  bank line of credit.       (140)               34               (345)                 (24)
                                                         --------------    --------------     --------------       --------------
             Net cash provided by (used in)financing
                   activities..........................       (139)               28               (347)                (274)
                                                         --------------    --------------     --------------       --------------

Net increase (decrease) in cash........................        (66)             (129)               138                   29
Cash (overdraft)at beginning of period.................         47               (19)               (19)                (148)
                                                         ==============    ==============     ==============       ==============
Cash (overdraft)at end of period.......................  $     (19)            $(148)            $  119              $  (119)
                                                         ==============    ==============     ==============       ==============

Supplemental disclosures of cash flow information:
    Interest paid......................................  $      54             $  50             $   24              $    19
    Income taxes paid..................................  $      13             $  64             $   39              $     -
    Non cash transactions Investing and financing
                   activities..........................
         Capital lease obligations incurred............  $      10             $   8             $    8              $     -

  The accompanying notes are an integral part of these financial statements.

                               JASTECH, INC.

                  NOTES TO COMBINED FINANCIAL STATEMENTS
             (In Thousands, Except Share and Per Share Amounts)



Note 1 - Business Organization

     JasTech, Inc. and JasTech of Florida, Inc. are professional services firms that provide information systems analysis, programming and support to various industries. JasTech, Inc. and JasTech of Florida, Inc. are herein collectively referred to as "JasTech" or the "Company." JasTech, Inc. was incorporated in December 1984 and JasTech of Florida, Inc. was incorporated in December 1993. Substantially all of the Company's operations are in Ohio and Florida.

     On September 30, 1996, JasTech entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group Inc. ("Cotelligent"), whereby the Company exchanged all of its outstanding stock for common stock of Cotelligent. The business combination will be accounted for under the pooling-of-interests method of accounting.


Note 2 - Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      Basis of Combination

     The accompanying financial statements combine the accounts of JasTec, Inc. and JasTech of Florida, Inc. as both entities are controlled under common ownership.

     Property and Equipment

     Property and equipment are stated at historical cost. Depreciation, including amortization of capital leases, is provided over the estimated useful lives of the respective assets on a straight line basis. The useful lives vary from five to seven years. Leasehold improvements are depreciated over the shorter of the remaining lease term or estimated useful life.

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

     Revenue Recognition

             Revenue is recognized as services are performed.

                              JASTECH, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)
              (In Thousands, Except Share and Per Share Amounts)

     Fair Value of Financial Instruments

     The fair value of debt is considered to approximate carrying value as the interest rates approximate those currently available.

     Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
109). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     Effective January 1, 1996, JasTech of Florida, Inc. elected to be taxed as an S corporation for federal and state income tax purposes. Accordingly, any tax liabilities subsequent to this date and prior to the merger with Cotelligent, are the responsibility of the stockholder of JasTech of Florida, Inc.

     Effective September 30, 1996, JasTech of Florida, Inc.'s S corporation status terminated as a result of the merger with Cotelligent.

     Earnings Per Share

     Historical earnings per share has not been presented because it is not considered to be meaningful as a result of the merger with Cotelligent as discussed in Note 1.

     Unaudited Interim Financial Statements

     In the opinion of management, the Company has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of the Company as of June 30, 1996 and the results of operations and cash flows for the six months ended June 30, 1995 and 1996, as presented in the accompanying unaudited interim financial statements.


Note 3 - Property and Equipment

                                                                           December 31,
                                                             ----------------------------------------------
                                                                  1994                          1995
                                                             ---------------               ----------------

Office equipment and computer.............................    $        96                    $       127
Furniture and fixtures....................................             79                             80
                                                             ---------------               ----------------
                                                                      175                            207
Less: Accumulated depreciation............................            129                            150
                                                             ===============               ================
                                                              $        46                    $        57
                                                             ===============               ================


Depreciation and amortization expense for the years ended 1994 and 1995 was $26 and $20, respectively.

                                JASTECH, INC.

                (In Thousands, Except Share and Per Share Amounts)

Note 4 - Credit Facilities

     Short-Term Debt

         Short-term debt consists of the following.
                                                              December 31,
                                                            ---------------
                                                            1994       1995
                                                            ----       ----

         Revolving lines of credit                          $590       $624
         Current portion of capital lease obligation           3          6


     The Company has two line of credit agreements with two separate banks providing for borrowings up to a maximum of $900 and $300. Borrowings bear interest at the prime rate plus 0.50% and 1.25% per annum (9.00% and 9.75% at December 31, 1995, respectively), payable quarterly and monthly, respectively. The agreements, which expire April 30, 1997 and May 31, 1997, respectively, are secured by accounts receivable and fixed assets of the Company. The line is personally guaranteed by the shareholder of the company.

     The lines of credit contain various covenants that include among other things, restrictions on debt and distributions, expenditures and the maintenance of certain financial ratios. The Company was in default of these covenants at December 31, 1995, the latest measurement period. As a result of the merger with Cotelligent, one of the lines of credit was paid off, while the other has been allowed to continue until JasTech can begin participating in Cotelligent's banking relationship.

     Long-Term Debt

     Long-term debt consists of a capital lease obligation, net of the current portion.


Note 5 - Lease Commitments

     Operating Leases

     Future minimum lease payments for the Company's operating leases are as follows.

                                                               Year Ending
                                                               December 31,
                                                               ------------

1996 ........................................                    $   94
1997 ........................................                        89
1998 ........................................                        89
                                                                ========
                                                                  $ 272
                                                                ========


     Total lease expense recorded by the Company was $101 and $123 for the years ended December 31, 1994 and 1995, respectively.

                              JASTECH, INC.

             (In Thousands, Except Share and Per Share Amounts)

     Capital Leases

     Future minimum lease payments for the Company's capital leases are as follows.

                                                           Year Ending
                                                           December 31,
1996................................................         $   7
1997................................................             7
                                                            ----------
                                                                14
Less: Amounts representing interest.................            (2)
                                                            ----------
Present value of minimum lease payments.............      $     12
                                                            ==========

     The Company leases certain equipment under a lease arrangement, which has been accounted for as a capital lease. Assets under capital lease with a cost of $18 and net book value of $15 at December 31, 1995 are included in the property, and equipment in the accompanying balance sheet.


Note 6 -Income Taxes

         The provision for income taxes is as follows.

                                                            December 31,
                                                         1994          1995

               Current
                 Federal........................        $   13        $  117

               Deferred
                 Federal........................             -           (45)
                                                       --------      ---------
               Total provision for taxes........        $   13        $   72
                                                       ========      =========


         Deferred tax assets are comprised of accrued liabilities, primarily related to deferred compensation, of $165 and $120 at December 31, 1994 and 1995.

         The Company's effective income tax rate varied from the federal statutory tax date as follows.

                                                     Ended December 31,
                                                     1994           1995
               US federal statutory rate........     25.0%          34.0%
               Other............................      5.2%           1.1%
                                                  =========      ==========
               Effective tax rate...............     30.2%          35.1%
                                                  =========      ===========



     As discussed in Note 1, JasTech of Florida, Inc. elected to be taxed as an S Corporation effective January 1, 1996. Accordingly, the unaudited pro forma income tax information presented on the Statement of Operations is presented in accordance with Statement of Financial Accounting Standards No.109 ("SFAS 109") as if JasTech of Florida, Inc. had been subject to federal income taxes for the interim period presented.

                                JASTECH, INC.

               (In Thousands, Except Share and Per Share Amounts)



Note 7 - Employee Benefit Plans

     The Company maintains a salary reduction plan (401(k)) for the benefit of all employees after six months of continuous service. Contributions to the plan are at the discretion of the employee with no employer matching.

Note 8 - Related Parties

     Related Party Transactions

     The Company currently leases office space in Boca Raton, Florida from the shareholder of the Company. The Company leases the space on a month to month basis. Rent expense associated with this lease amounted to $22 for each of the two years ended December 31, 1994 and 1995.

     The Company rented certain equipment from an affiliate of the shareholder during 1994 and 1995. Total payments made on such equipment were $16 for each of the years ended December 31, 1994 and 1995.

     Deferred Compensation Plan

     The Company was paying a former employee termination benefits amounting to $3 per month starting in January 1992 continuing through June 2002 in accordance with a separation agreement. During July 1996 the Company cashed out the agreement for the present value resulting in the payment of $235.


Note 9 - Significant Clients

     During 1995 and 1994, three major clients generated revenues that exceeded 10% of total revenues. The percentage of net revenues from these clients is as follows:

                                             Year Ended December 31,
                               ------------------------ ------------------------
                                         1994                     1995
                               -----------------------  -----------------------

Client A                                 11.8%                    14.9%
Client B                                 15.2%                    10.1%
Client C                                   - *                    14.5%

* Amount did not exceed 10%



Note 10 - Subsequent Events

     On January 2, 1996, JasTech entered into an agreement to sell to an unrelated third party substantially all of its assets and businesses associated with its branch operations located in Charlotte, North Carolina for a sales price of $275. A gain of $272 was recognized on the sale.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
     and Stockholder
      of ESP Software Services, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of ESP Software Services, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1, on June 28, 1996, ESP Software Services, Inc. entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group, Inc.





Price Waterhouse LLP

Minneapolis, Minnesota
July 23, 1996


                                                ESP SOFTWARE SERVICES, INC.

                                                       BALANCE SHEET
                                           (In Thousands, Except Share Amounts)

                                                                                                                 (Unaudited)
                                                                                      December 31,                March 31,
                                                                             -------------------------------    ---------------
                                  ASSETS                                         1995             1994               1996
                                                                             -------------     -------------    ---------------
   Current assets:
   Cash....................................................................    $        1       $       --          $       --
   Accounts receivable, less allowance for doubtful accounts of $15
       at March 31, 1996...................................................         1,423            1,096               1,715
   Prepaid expenses and other assets.......................................           100               57                  64
                                                                             -------------     -------------    ---------------
      Total current assets.................................................         1,524            1,153               1,779

   Property and equipment, net.............................................           287               79                 300
   Note receivable - stockholder...........................................            94               --                  91
   Other assets............................................................             1                4                  --
                                                                             =============     =============    ===============
      Total assets.........................................................        $1,906           $1,236              $2,170
                                                                             =============     =============    ===============

              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Cash overdraft..........................................................    $       --        $      11          $       53
   Bank line of credit.....................................................           625               --                 824
   Current portion of long-term debt.......................................            51               14                  52
   Accounts payable - trade................................................            70               31                 188
   Related party payable...................................................             6              208                  --
   Unearned revenue........................................................            --               62                  --
   Accrued compensation and payroll taxes..................................           301              312                 280
   Other liabilities.......................................................             1                3                   1
                                                                             -------------     -------------    ---------------
      Total current liabilities............................................         1,054              641               1,398

Long-term debt; including related party of $136, $150, and $-0-............           188              136                 175
Deferred  compensation.....................................................           548              548                 548

Stockholders' equity (deficit):
   Common stock - authorized 20,000 shares, no par
      value, issued and outstanding 1,074 shares...........................             1                1                   1
   Retained earnings (deficit).............................................           115              (90)                 48
                                                                             -------------     -------------    ---------------
      Total stockholders' equity (deficit).................................           116              (89)                 49
                                                                             =============     =============    ===============
      Total liabilities and stockholders' equity (deficit).................        $1,906          $ 1,236              $2,170
                                                                             =============     =============    ===============



                        The accompanying notes are an integral part of these financial statements.

                                                ESP SOFTWARE SERVICES, INC.

                                                  STATEMENT OF OPERATIONS
                                                      (In Thousands)


                                                                                                         (Unaudited)
                                                     For the Year Ended                          For the Three Months Ended
                                                        December 31,                                      March 31,
                                        ----------------------------------------------    ------------------------------------------
                                               1995                     1994                     1996                    1995
                                        --------------------    ----------------------    --------------------      ----------------


Revenues..............................  $          10,274       $           6,950         $            2,757       $           2,269
Cost of services......................              6,712                   4,496                      1,798                   1,419
                                        --------------------    ----------------------    ---------------------    -----------------
      Gross margin....................              3,562                   2,454                        959                     850
Selling, general and
   administrative expenses............              3,247                   2,660                        994                     816
                                        --------------------    ----------------------    ---------------------    -----------------
Operating income (loss)...............                315                    (206)                       (35)                     34
Other (income) expense:
   Interest income....................                 --                      (3)                        (2)                     --
   Interest expense...................                108                      14                         34                      16
                                        --------------------    ----------------------    ---------------------    -----------------
      Total other expense.............                108                      11                         32                      16
                                        --------------------    ----------------------    ---------------------    -----------------
Income (loss) before provision for
   income taxes.......................                207                    (217)                       (67)                     18
Provision for income taxes............                  2                       2                         --                      --
                                        --------------------    ----------------------    ---------------------    -----------------
Net income (loss).....................   $            205        $          (219)          $             (67)        $            18
                                        ====================    ======================    =====================    =================



Unaudited Pro Forma information:
Income (loss) before provision for
   income taxes ...................... $              207      $            (217)         $             (67)       $            18
Pro Forma provision (benefit) for
   income taxes.......................                 83                    (87)                       (27)                     7
                                       ---------------------   -----------------------    ---------------------    -----------------
Pro Forma net income (loss)
   (see Note 8) ...................... $              124      $            (130)         $             (40)       $            11
                                       =====================   =======================    =====================    =================




                        The accompanying notes are an integral part of these financial statements.


                                                ESP SOFTWARE SERVICES, INC.

                                        STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                                           (In Thousands, Except Share Amounts)



                                                       Common Stock
                                             ----------------------------------     Retained
                                                Shares             Amount           Earnings                Total
                                            ----------------    ---------------  -----------------   ----------------

Balance at December 31, 1993................       2,027         $        2      $         589       $        591
    Stock redemption........................        (953)                (1)              (206)              (207)
    Net (loss)..............................          --                 --               (219)              (219)
    Dividends paid..........................          --                 --               (254)              (254)
                                             ----------------    ---------------  ------------------- -----------------
Balance at December 31, 1994................       1,074                  1                (90)               (89)
    Net income..............................          --                 --                205                205
                                            ----------------    ---------------  -------------------  -----------------
Balance at December 31, 1995................       1,074                  1                115                116
    Net (loss)..............................           --                 --               (67)               (67)
                                            ---------------     ---------------  ------------------   -----------------
Balance at March 31, 1996 (Unaudited).......       1,074       $          1      $          48        $        49
                                            ================    ===============  =================== ==================

                        The accompanying notes are an integral part of these financial statements.

                                                ESP SOFTWARE SERVICES, INC.

                                                  STATEMENT OF CASH FLOWS
                                                      (In Thousands)


                                                                                                           (Unaudited)
                                                                For the Year Ended                   For the Three Months Ended
                                                                   December 31,                              March 31,
                                                         ----------------------------------      ----------------------------------
                                                              1995               1994                1996                1995
                                                         ----------------    --------------      -------------      ---------------

Cash flows from operating activities:
    Net income (loss)..................................  $      205         $        (219)       $      (67)        $         18
    Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
      Depreciation and amortization....................          81                    23                33                   12
      Changes in assets and liabilities:
        Increase in accounts receivable................        (327)                 (431)             (292)                 (11)
        (Increase) decrease  in prepaids and
            other assets...............................         (42)                  (45)               37                  (32)
        Increase (decrease) in accounts payable and
          accrued liabilities..........................        (238)                  381                91                  100
        Increase in deferred compensation..............          --                   550                --                   --
                                                         ---------------     ---------------     -------------      ---------------
             Net cash provided by (used in) operating
                activities.............................        (321)                  259              (198)                  87
                                                         ---------------     ---------------     -------------      ---------------

Cash flows from investing activities:
    Purchase of equipment..............................         (156)                  (39)              (45)               (171)
    Loan to stockholder................................          (94)                   --                 3                   --
                                                         ---------------     ---------------     -------------      ---------------
             Net cash (used in) investing activities...         (250)                  (39)              (42)               (171)
                                                         ---------------     ---------------     -------------      ---------------

Cash flows from financing activities:
    Stock redemption...................................          --                  (206)               --                   --
    Dividends to stockholders..........................          --                  (254)               --                 (185)
    Proceeds from long-term debt.......................          --                   165                --                  131
    Principal payments of long-term debt...............         (14)                  (15)               (4)                  (8)
    Payment of capital lease obligations...............         (28)                   --                (9)                  --
    Proceeds from bank line of credit..................         625                    --               199                  200
                                                         ---------------     ---------------     -------------      ---------------
             Net cash provided (used in)
                 by financing activities...............         583                  (310)              186                  138
                                                         ---------------     ---------------     -------------      ---------------
Net increase (decrease) in cash........................
                                                                 12                   (90)              (54)                  54
Cash (overdraft) at beginning of period................         (11)                   79                 1                  (11)
                                                         ---------------     ---------------     -------------      ---------------
Cash (overdraft) at end of period......................  $        1          $        (11)       $      (53)        $         43
                                                         ===============     ===============     =============      ===============

Supplemental disclosures of cash flow information:
    Interest paid......................................  $       108         $         14        $       34         $         16
    Income taxes paid..................................  $         3         $          1        $       --         $         --

The Company had non-cash financing transactions relating to capital leases on new equipment of $131 in 1995.

                          The accompanying notes are an integral part of these financial statements.

                              ESP SOFTWARE SERVICES, INC.

                            NOTES TO FINANCIAL STATEMENTS
                  (In Thousands, Except Share and Per Share Amounts)



Note 1 - Business Organization

     ESP Software Services, Inc. ("ESP") is a professional services firm that provides information systems analysis, programming and support to various industries. Substantially all of ESP's operations are in Minnesota.

     On June 28, 1996, ESP entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group Inc. ("Cotelligent"), whereby ESP exchanged all of its outstanding stock for common stock of Cotelligent. The business combination will be accounted for under the pooling-of-interests method of accounting.


Note 2 - Summary of Significant Accounting Policies

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

     Property and equipment are stated at historical cost. Depreciation, including amortization of capital leases, is provided over the estimated useful lives of the respective assets on a straight line basis. Leasehold improvements are depreciated over the shorter of the remaining lease term or estimated useful life.

Concentration of Credit Risk

     Financial instruments that potentially subject ESP to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, ESP performs ongoing credit evaluations of its clients to reduce the risk of loss.

Revenue Recognition

Revenue is recognized as services are performed.


Fair Value of Financial Instruments

     For cash and cash equivalents, the carrying amount approximates fair value because of the short-term maturity of those instruments. The fair value of debt is considered to approximate carrying value as the rates approximate those currently available.

                           ESP SOFTWARE SERVICES, INC.

                (In Thousands, Except Share and Per Share Amounts)

Income Taxes

     ESP accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     Prior to the merger on June 28, 1996, ESP elected to be taxed as an S corporation for federal and state income tax purposes. Accordingly, any tax liabilities were the responsibility of the ESP stockholder. The State of Minnesota imposes a minimum fee on all corporations, which was $2 in both 1995 and 1994, and which has been properly reflected in the financial statements.

     Effective June 28, 1996, ESP's S Corporation status terminated and the Company will be taxed as a C corporation as a result of the merger with Cotelligent. In connection with this conversion, approximately $608 was recorded as income tax expense which represents the net deferred tax liabilities of ESP. This amount will be paid ratably over a four-year period. See Note 8 for unaudited pro forma income tax information.

Unaudited Interim Financial Statements

     In the opinion of management, ESP has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of ESP as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1995 and 1996, as presented in the accompanying unaudited interim financial statements.

Note 3 - Property and Equipment
                                                                  1995                          1994
                                                             ---------------               ----------------

Office equipment..........................................   $       369                   $         109
Software..................................................            23                               7
Leasehold improvements....................................            11                              --
                                                             ---------------               ----------------
                                                                     403                             116
Less: Accumulated depreciation............................           116                              37
                                                             ---------------               ----------------
                                                             $       287                   $          79
                                                             ===============               ================

Depreciation and amortization expense for the years ended December 31, 1995 and 1994 was $81 and $23, respectively.

                              ESP FINANCIAL SERVICES, INC.

                    (In Thousands, Except Share and Per Share Amounts)



Note 4 - Credit Facilities

Bank Line of Credit

     In 1995, Electronic Systems Personnel, Inc., an affiliated organization through common ownership, and ESP obtained a combined revolving line of credit of $1,000 personally guaranteed by the stockholder with interest at 1 1/4% over the bank's base rate. The line of credit was secured by accounts receivables and general tangible assets of both companies and required the maintenance of certain financial covenants. ESP had outstanding advances of $625 and Electronic Systems Personnel, Inc. had outstanding advances of $195 at December 31, 1995. In conjunction with the merger with Cotelligent, ESP has subsequently repaid this line of credit.

Long-term debt consists of the following.

                                                                      1995                       1994
                                                                -------------------        ------------------

Note - Former stockholder, payable in quarterly installments of $7 plus interest at 2% over the index rate established
    by National City Bank on January 1 of each year, due in
    December 2001............................................. $         136             $         150
Lease obligation - Financial Management Leasing, payable
    in monthly installments of $4 including interest at
    14.35%, due in March 1998.................................           103                        --
                                                                -------------------        ------------------
                                                                         239                       150
Less:  Current portion........................................            51                        14
                                                                -------------------        ------------------
                                                                $        188               $       136
                                                                ===================        ==================

Total maturities of long-term debt are as follows.

                      Years ending December 31,
          ------------------------------------------------------------
               1996........................    $       51
               1997........................            58
               1988........................            42
               1999........................            20
               2000........................            22
               Thereafter..................            46
                                              --------------
               Less: Current portion.......            51
                                              --------------
               Total long-term debt........    $     188
                                              ==============

The note payable to a former stockholder in the amount of $136 was subsequently paid in full in conjunction with the merger with Cotelligent on June 28, 1996.

                     ESP FINANCIAL SERVICES, INC.

           (In Thousands, Except Share and Per Share Amounts)


Note 5 - Related Parties

Related Party Transactions

     ESP is related to Electronic Systems Personnel, Inc. through common ownership. ESP shares office space as well as various administrative resources with Electronic Systems Personnel, Inc. Additionally, certain ESP employees are hired through Electronic Systems Personnel, Inc., a placement firm. Below is a summary of significant transactions and account balances between the two companies:

                                                                              1995                    1994
                                                                         ----------------        ---------------

Due to Electronic Systems Personnel, Inc.............................    $         6             $      209
Administrative expense...............................................            164                     73
Placement fee expense................................................            527                    526



Stock Redemption

     On May 5, 1994, ESP entered into an agreement with a stockholder owning a 47% interest in the Company to redeem all of the 953 shares held by him for $206, of which $41 was paid at closing and the balance of $165 payable quarterly over an eight year period with interest accruing at the rate of 2% in excess of the index rate established by National City Bank. In addition, the agreement provided for an additional payment for the stock in the event of a subsequent sale of ESP. The balance outstanding on this obligation at December 31, 1995 and 1994 was $136 and $150, respectively.

     In conjunction with the agreement and plan of reorganization and merger, the remaining principal balance of the note payable above was paid in full on June 28, 1996. Additionally, $552 was paid as a distribution to the former stockholder in accordance with the terms of the stock redemption agreement.

Deferred Compensation Plan

     In connection with the stock redemption agreement discussed above, ESP entered into a salary continuation agreement with the former stockholder in recognition of his contributions to the growth, management and success of ESP. The salary continuation agreement provided that the stockholder be paid an annual sum of $45 for each of the years 1994 through 1997, and an annual sum of $93 for each of the years 1998 through 2005. The agreement provides for a discount rate of 8% to arrive at the present value of the unpaid salary continuation payments. The unpaid present value of this obligation at December 31, 1995 and 1994 was $548.

     In conjunction with the agreement and plan of reorganization and merger, the remaining principal balance of the deferred compensation was paid in full on June 28, 1996.

                           ESP FINANCIAL SERVICES, INC.

                  (In Thousands, Except Share and Per Share Amounts)


Note Receivable - Stockholder

     At December 31, 1995, ESP had a $94 note receivable from its principal stockholder due in five equal principal installments of $19 beginning January 1, 1997. Interest at 8% is due quarterly with the first payment on April 1, 1996.

Note 6 - Pension Plan

     ESP adopted a salary reduction/profit sharing plan (the "Plan") in 1994 under the provisions of Section 401(k) of the Internal Revenue Code. The Plan covers all full-time employees who have completed one full year of service with ESP. ESP is required to contribute an amount equal to 25% of the salary reduction elected by each employee up to a maximum reduction of 4% of their annual salary. In addition, ESP may make a discretionary contribution. ESP contributions totaled $27 and $15 for December 31, 1995 and 1994, respectively.

Note 7 - Commitments

     In June 1991, in connection with the purchase of certain assets of Professional Resources, Inc., employment and non-compete agreements were entered into with this entity's president. The employment agreement provides for payment of monthly compensation of $13 plus bonuses equal to 10% of ESP's monthly net income. This bonus was $47 and $18 in 1995 and 1994, respectively. The non-compete agreement states that the former president may not compete, directly or indirectly, during his employment with ESP and for one year thereafter.

Note 8 - Unaudited Pro Forma Income Tax Information

     As described in Note 2, effective June 28, 1996, ESP will be taxed as a C corporation as a result of the merger with Cotelligent. The following unaudited pro forma income tax information is presented in accordance with Statement of Financial Accounting Standards No. 109 as if ESP had been a C corporation subject to federal and state income taxes through the periods presented.

                                                            For the Year Ended             For the Three Months Ended
                                                               December 31,                        March 31,
                                                      -------------------------------    -------------------------------
                                                          1995              1994              1996             1995
                                                      -------------     -------------    ---------------    ------------

Income (loss) before provision for income taxes...    $        207      $     (217)      $      (67)         $     18
Provision (benefit) for income taxes..............              83             (87)             (27)                7
                                                      -------------     -------------    --------------    -------------
Pro forma net income (loss).......................    $        124      $     (130)      $      (40)         $     11
                                                      =============     =============    ==============    =============

Note 9 - Significant Clients

     One client accounted for approximately 15% and 15% of revenues in 1995 and 1994, respectively.

                           REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
    and Stockholder of
    INNOVA Solutions, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of INNOVA Solutions, Inc. at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 1, on June 28, 1996, INNOVA Solutions, Inc. entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group, Inc.





Price Waterhouse LLP

Minneapolis, Minnesota
July 1, 1996

                               INNOVA SOLUTIONS, INC.

                                   BALANCE SHEET
                         (In Thousands, Except Share Amounts)

                                                                                                            (Unaudited)
                                                                          December 31,                        March 31,
                                                             ----------------------------------------     ------------------
                          ASSETS                                   1995                      1994               1996
                                                              ------------------       ---------------     ------------------
 Current assets:
   Cash...................................................    $             6          $         203        $          355
   Restricted cash........................................                100                     --                    --
   Accounts receivable, less allowance for doubtful
      accounts of $15 at March 31, 1996...................              1,161                    437                 1,190
   Receivable from stockholder............................                 28                     --                    28
   Other current assets...................................                  1                      3                    --
                                                             ------------------       ---------------     ------------------
      Total current assets................................              1,296                    643                 1,573

   Property and equipment, net............................                 45                     22                    54
   Receivable from stockholder............................                  -                     36                     -
                                                             ------------------       ---------------     ------------------
      Total assets........................................    $         1,341          $         701        $        1,627
                                                             ==================       ===============     ==================

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Short-term debt, including notes payable to related
      parties of $99 and $159, respectively...............    $           196          $         159        $          281
   Accounts payable.......................................                 54                     13                    --
   Accrued compensation...................................                255                    147                   261
   Accrued income taxes...................................                 --                     35                    --
   Other liabilities......................................                 15                     17                    45
                                                             ------------------      ----------------     -------------------
      Total current liabilities...........................                520                    371                   587

Capital lease obligation, less current portion............                 12                     --                    11

Stockholder's equity:
   Common stock - $.01 par value, 100,000 shares
      authorized and issued, 51,000 shares outstanding....                  1                      1                     1
   Additional paid-in capital.............................                  9                      9                     9
   Treasury stock - 49,000 shares.........................               (100)                  (100)                 (100)
   Retained earnings......................................                899                    420                 1,119
                                                             ------------------       ---------------     ------------------
      Total stockholder's equity..........................                809                    330                 1,029
                                                             ------------------       ---------------     ------------------
      Total liabilities and stockholder's equity..........    $         1,341         $          701      $          1,627
                                                             ==================       ===============     ==================

                        The accompanying notes are an integral part of these financial statements.

                                                  INNOVA SOLUTIONS, INC.

                                                  STATEMENT OF OPERATIONS
                                                      (In Thousands)


                                                                                            (Unaudited)
                                                  For the Year Ended                For the Three Months Ended
                                                     December 31,                             March 31,
                                          ------------------------------------     ------------------------------------
                                                1995               1994                 1996                1995
                                          -----------------   ----------------     ---------------    -----------------

Revenues................................ $       5,867         $      2,860       $       2,034        $      1,283
Cost of services........................         4,017                1,887               1,369                 865
                                        ------------------   ------------------  ------------------  ------------------
      Gross margin.....................          1,850                  973                 665                 418
Selling, general and administrative
  expenses.............................          1,174                1,140                 350                 223
                                        ------------------   ------------------  ------------------  ------------------
Operating income (loss)................            676                 (167)                315                 195
Other (income) expense:
  Interest expense.....................             17                   19                   5                   2
  Interest income......................             (6)                  (8)                 --                  (1)
  Other................................             (3)                  (7)                 --                  --
                                        ------------------   ------------------  ------------------  -------------------
     Total other expense................             8                    4                   5                   1
                                        ------------------   ------------------  ------------------  -------------------
Income (loss) before provision for
  income taxes.........................             668                (171)                310                 194
(Benefit) for income taxes.............              --                 (92)                 --                  --
                                        ------------------   ------------------  ------------------  ------------------
Net income (loss)...................... $           668        $        (79)      $         310       $         194
                                        ==================   ==================  ==================  ==================

Unaudited Pro Forma information:
Income (loss) before provision
    for income taxes..................  $           668        $       (171)      $         310       $         194
Pro Forma provision (benefit)
    for income taxes..................              227                 (58)                124                  66
                                        ------------------   ------------------  ------------------  -----------------
Pro Forma net income (loss)...........  $           441        $       (113)      $         186        $        128
                                        ==================   ==================  ==================  =================



                        The accompanying notes are an integral part of these financial statements.



                                                  INNOVA SOLUTIONS, INC.

                                             STATEMENT OF STOCKHOLDERS' EQUITY
                                           (In Thousands, Except Share Amounts)


                                                                     Additional
                                                 Common Stock         Paid-In      Retained     Treasury
                                               Shares     Amount      Capital      Earnings       Stock       Total
                                            ----------   ---------   ---------    ----------   ----------   ---------

Balance at December 31, 1993..                100,000     $    1       $   9       $  499       $ (100)       $  409
Net (loss)........................                 --         --          --          (79)          --           (79)
                                            ----------   ---------   --------     ----------   ----------   ---------
Balance at December 31, 1994...               100,000          1           9          420         (100)          330
Dividends.........................                 --         --          --         (189)          --          (189)
Net income........................                 --         --          --          668           --           668
                                            ----------   ---------   ---------    ----------   ----------   ---------
Balance at December 31, 1995...               100,000          1           9          899         (100)          809
Net income........................                 --         --          --          310           --           310
Dividends.........................                 --         --          --          (90)          --           (90)
                                            ----------   ---------   ---------    ----------   ----------   ---------
Balance at March 31, 1996 (Unaudited)....     100,000     $    1       $   9       $1,119       $ (100)     $  1,029
                                            ==========   =========   =========    ==========   ==========   =========

                        The accompanying notes are an integral part of these financial statements.

                                                  INNOVA SOLUTIONS, INC.

                                                  STATEMENT OF CASH FLOWS
                                                      (In Thousands)

                                                                                                         (Unaudited)
                                                                For the Year Ended                For the Three Months Ended
                                                                   December 31,                            March 31,
                                                         ----------------------------------     --------------------------------
                                                              1995               1994               1996              1995
                                                         ----------------    --------------     --------------    --------------

Cash flows from operating activities:
    Net income (loss)..................................     $    668            $    (79)         $    310          $    194
    Adjustments to reconcile net income (loss) to net
      cash provided by (used in) operating activities:
      Depreciation.....................................            8                  22                 3                 1
      Deferred income taxes, net.......................           --                  47                --                --
      Changes in assets and liabilities:
        (Increase) decrease in accounts receivable.....         (724)                254               (29)             (217)
        (Increase) decrease in prepaid expenses and
          other current assets.........................            2                  (3)                1                (6)
        (Decrease) in income taxes payable.............          (35)                (39)               --                --
            Increase (decrease) in accounts payable
            and accrued expenses.......................          147                (114)              (18)               54
                                                         ---------------     ---------------    --------------    --------------
             Net cash provided (used in)by operating
             activities................................           66                  88               267                26
                                                         ---------------     ---------------    --------------    --------------

Cash flows from investing activities:
    Purchase of property and equipment.................          (12)                (20)              (12)               (1)
    Stockholder receivable.............................            8                 (25)               --                10
                                                         ---------------     ---------------    --------------    --------------
             Net cash provided by (used in) investing
             activities................................           (4)                (45)              (12)                9
                                                         ---------------     ---------------    --------------    --------------

Cash flows from financing activities:
    Proceeds from line of credit, net..................           95                  --               100                --
    Payment on capital lease obligations...............           (5)                 --                (1)               --
    Payment of loans from related parties..............          (60)                 --               (15)               --
    Payment of dividends...............................         (189)                 --               (90)               --
    Proceeds from related parties loans................           --                  10                --                --
    Payment of other long-term debt....................           --                 (32)               --                --
                                                         ---------------     ---------------    --------------    --------------
             Net cash provided by (used in) financing
             activities................................         (159)                (22)               (6)               --
                                                         ---------------     ---------------    --------------    --------------

Net (decrease) increase in cash and cash equivalents...          (97)                 21               249                35

Cash and restricted cash at beginning of period........          203                 182               106               203
                                                         ===============     ===============    ==============    ==============
Cash and restricted cash at end of period..............    $     106            $    203          $    355       $       238
                                                         ===============     ===============    ==============    ==============

Supplemental disclosures of cash flow information:
    Interest paid......................................    $      18            $     23          $      5           $     5
    Income taxes paid..................................    $      35            $     --          $     --           $    --


ISI had non-cash financing transactions relating to capital leases on new equipment of $19 in 1995.

                        The accompanying notes are an integral part of these financial statements.

                              INNOVA SOLUTIONS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                  (In Thousands, Except Share and Per Share Amounts)


Note 1 - Business Organization

     Innova Solutions, Inc. ("ISI"), a Texas corporation, commenced operations in 1991. ISI is a professional services firm that provides computer consulting and contract programming services.

     On June 28, 1996, ISI entered into and completed an agreement and plan of reorganization and merger with Cotelligent Group, Inc. ("Cotelligent"), whereby ISI exchanged all of its outstanding stock for common stock of Cotelligent. The business combination will be accounted for under the pooling-of-interests method of accounting.


Note 2 - Summary of Significant Accounting Policies

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Restricted Cash

     In accordance with the terms of ISI's line of credit, ISI is required to maintain a restricted cash reserve of $100.

Property and Equipment

     Property and equipment are recorded at cost. Depreciation, including amortization of capitalized leases, is calculated using the straight-line method over the estimated useful lives of the respective assets.

Concentration of Credit Risk

     Financial instruments that potentially subject ISI to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

Revenue Recognition

Revenue is recognized as services are performed.

Income Taxes

     ISI accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS 109). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities.

                               INNOVA SOLUTIONS, INC.

                (In Thousands, Except Share and Per Share Amounts)


     Effective with the tax year beginning January 1, 1995, ISI elected to be taxed for federal and state income tax purposes as an S corporation. Accordingly, as an S corporation, any tax liabilities are the responsibility of the ISI shareholder.

     In addition, effective June 28, 1996 the Company's S corporation status terminated and the Company will be taxed as a C corporation as a result of the merger with Cotelligent. In connection with this conversion, approximately $191 was recorded as income tax expense which represents the net deferred tax liabilities of ISI. See also Notes 5 and 8.

Fair Value of Financial Instruments

     For cash and cash equivalents, the carrying amount approximates fair value because of the short-term maturity of those instruments. The fair value of debt is considered to approximate carrying value as the rates approximate those currently available.

Unaudited Interim Financial Statements

     In the opinion of management, ISI has made all adjustments, consisting only of normal recurring accruals, necessary for a fair presentation of the financial condition of ISI as of March 31, 1996 and the results of operations and cash flows for the three months ended March 31, 1995 and 1996, as presented in the accompanying unaudited interim financial statements.


Note 3 - Property & Equipment

Property and equipment consists of the following.

                                                        1995                       1994
                                               ---------------------        ------------------
Automobiles and trucks.......................  $           20                $        --
Furniture and fixtures.......................              18                         15
Office equipment.............................              39                         31
                                               ---------------------        ------------------
                                                           77                         46
Less:  Accumulated depreciation..............              32                         24
                                               ---------------------        ------------------
                                               $           45               $         22
                                               =====================        ==================

Depreciation expense for the years ended December 31, 1995 and 1994 was $8 and $22, respectively.

Note 4 - Credit Facilities

Short-term debt consists of the following:
                                                         1995                       1994
                                               ---------------------        -------------------
Revolving line of credit......................  $          95                 $       --
Loans from related parties....................             99                        159
Current portion of capital lease obligation...              2                         --
                                               ---------------------        ------------------
                                                $         196                 $      159
                                               =====================        ==================

                               INNOVA SOLUTIONS, INC.

                  (In Thousands, Except Share and Per Share Amounts)


     ISI's line of credit agreement with its bank provides for borrowings up to a maximum amount of $250. Borrowings bear interest at the prime rate plus 2.0% per annum (10.5% at December 31, 1995), payable monthly. The agreement, which expired May 9, 1996, is secured by accounts receivable and property and equipment. The line is personally guaranteed by the stockholder.

     The loans from related parties bear interest between 8.0 % and 12.5%, payable on demand and contain no financial or restrictive covenants.

Long-Term Debt

     Long-term debt consists of a capital lease obligation, net of the current portion, of $12 and $0 as of December 31, 1995 and 1994, respectively.


Note 5 - Income Taxes

     As discussed in Note 2, ISI was a C corporation until December 31, 1994 at which time ISI elected to be taxed as an S corporation, and therefore, any tax liabilities subsequent to this date were the responsibility of ISI's shareholder. Accordingly, net deferred tax liabilities of approximately $117 as of December 31, 1994 were recognized in income upon the conversion in 1994.

The provision (benefit) for income taxes is as follows:

                                                                                                       1994
                                                                                                    ------------
Current federal...................................................................................  $       51
Deferred federal..................................................................................        (143)
                                                                                                    ------------
     Total........................................................................................  $      (92)
                                                                                                    ============


The Company's effective income tax rate varied from the U.S. federal statutory rate as follows:


                                                                                                       1994
                                                                                                   -------------
U.S. federal statutory rate......................................................................      (34.0)%
Conversion to S corporation......................................................................      (19.8)
                                                                                                   =============
           Effective rate........................................................................      (53.8)%
                                                                                                   =============


     As a result of the merger with Cotelligent on June 28, 1996, ISI's S corporation will be terminated. Approximately $191 of deferred tax liabilities was recorded at this time and these federal and state taxes will be paid ratably over the next four years.

                                INNOVA SOLUTIONS, INC.

                    (In Thousands, Except Share and Per Share Amounts)


Note 6 - Lease Commitments

       Future minimum lease payments under ISI's operating leases are as follows:

                                                                                Year Ending
                                                                                December 31,
                                                                                ------------
            1996  ............................................................ $         3
            1997  ............................................................           3
            1998  ............................................................           1
                                                                               =============
                                                                               $         7
                                                                               =============

     Total rent and lease expense recorded by ISI in fiscal years 1995 and 1994 was $44 and $34, respectively.

     ISI leases certain equipment under a lease arrangement, which has been accounted for as a capital lease. Assets under capital lease with a cost of $19 and net book value of approximately $17 at December 31, 1995 are included in property, plant, and equipment in the accompanying balance sheet. Depreciation of the capital lease is included in depreciation expense.

Note 7 - Employee Benefit Plans

     ISI maintains an unfunded 401(k) plan which includes employees who have at least one-half a year of continuous service. Contributions to the plan are made at the discretion of ISI based on employee elections. ISI made no contributions for the years ended December 31, 1995 or 1994.

Note 8 - Unaudited Pro Forma Income Tax Information

     As described in Note 2, effective June 28, 1996, ISI will be taxed as a C corporation as a result of the merger with Cotelligent. The following unaudited pro forma income tax information is presented in accordance with Statement of Financial Accounting Standards No. 109 as if ISI had been a C corporation subject to federal and state income taxes through the periods presented.

                                                        For the Year Ended                For the Three Months Ended
                                                           December 31,                           March 31,
                                                 ---------------------------------    -----------------------------------
                                                      1995              1994               1996                1995
                                                 ----------------   --------------    ---------------     ---------------
Income (loss) before provision
  for income taxes...........................    $       668        $      (171)        $     310            $      194
Provision (benefit) for income taxes...........          227                (58)              124                    66
                                                 ---------------    --------------    ---------------     ---------------
 Pro forma net income (loss)...................  $       441               (113)              186                   128
                                                 ===============    =============    ================     ===============

Note 9 - Significant Clients

     During 1995 and 1994, four major clients generated revenues that exceeded 10% of total revenues. The percentage of net revenues from these clients is as follows:

                                              1995                           1994
                                      ---------------------          ---------------------
Client A................................      20%                            ---
Client B................................      13%                            21%
Client C................................      14%                            23%
Client D................................      14%                            12%
Client E................................      ---                            15%


                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  the Combined Predecessor Companies

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of the Combined Predecessor Companies at March 31, 1995 and 1994 and the results of their operations and cash flows for the years ended March 31, 1995 and 1994 and for the period April 1, 1995 through February 19, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

Minneapolis, Minnesota
April 20, 1996

                                              COMBINED PREDECESSOR COMPANIES

                                                       BALANCE SHEET

                                                                                       March 31,       March 31,
                                                                                         1994            1995
                                                                                     --------------  ---------------
                                       ASSETS
Current assets:
     Cash and cash equivalents....................................................... $    230,133    $     602,752
     Accounts receivable, less allowance for doubtful
     accounts of $40,000.............................................................    7,086,545        9,202,012
     Due from related party                                                                     --          111,877
     Deferred income taxes  .........................................................       64,081           14,081
     Net assets of discontinued business.............................................      483,630               --
     Prepaid expenses and other current assets.......................................      294,823          196,416
                                                                                     --------------  ---------------
          Total current assets.......................................................    8,159,212       10,127,138
                                                                                     --------------  ---------------
Property and equipment, net  ........................................................      475,958          525,280
Deferred income taxes................................................................       11,341           12,599
Other assets.........................................................................      289,574          382,773
                                                                                     ==============  ===============
          Total assets............................................................... $  8,936,085     $ 11,047,790
                                                                                     ==============  ===============

                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Short-term debt, including notes payable to related
        party of $441,500 and $100,000 respectively.................................. $  1,406,364     $  2,414,852
     Accounts payable   .............................................................      764,286          683,547
     Accrued compensation and related payroll liabilities............................    1,362,770        2,271,645
     Income taxes payable                                                                       --           81,890
     Deferred income taxes  .........................................................      369,147          453,487
     Other accrued liabilities.......................................................      450,876          600,314
                                                                                     --------------  ---------------
          Total current liabilities..................................................    4,353,443        6,505,735
                                                                                     --------------  ---------------
Long-term debt, including notes payable to related
   parties of $440,000...............................................................      944,218          837,662
Deferred income taxes   .............................................................      106,700           72,000
Commitments and contingencies (Notes 8 and 12).......................................           --               --

Stockholders' equity:
     Preferred stock ................................................................       71,338           68,614
     Common stock    ................................................................      113,108          116,165
     Additional paid-in capital......................................................      125,683          288,555
     Retained earnings  .............................................................    3,221,595        3,159,059
                                                                                     --------------  ---------------
          Total stockholders' equity.................................................    3,531,724        3,632,393
                                                                                     ==============  ===============
          Total liabilities and stockholders' equity.................................  $ 8,936,085      $11,047,790
                                                                                     ==============  ===============



                    The accompanying notes are an integral part of these combined financial statements.

                                              COMBINED PREDECESSOR COMPANIES

                                                  STATEMENT OF OPERATIONS



                                                                     For the Year Ended March 31,       April 1, 1995 -
                                                                -----------------------------------       February 19,
                                                                        1994              1995               1996
                                                                  ----------------- -----------------  -----------------

Revenues                                                            $39,434,234       $50,028,639      $55,745,931
Cost of services.................................................    29,940,654        38,488,220       42,361,569
                                                                  ----------------- -----------------  -----------------
          Gross margin...........................................     9,493,580        11,540,419       13,384,362
Selling, general and administrative
   expenses  ....................................................     8,055,171        10,743,231       10,788,244
                                                                  ----------------- -----------------  -----------------
          Operating income.......................................     1,438,409           797,188        2,596,118
Other (income) expense:
     Interest expense............................................       194,363           246,508          472,266
     Interest income.............................................       (35,748)          (37,336)         (41,561)
     Other.......................................................         6,961           (29,866)         (36,175)
                                                                  ----------------- -----------------  -----------------
          Total other expense....................................       165,576           179,306          394,530
                                                                  ----------------- -----------------  -----------------
Income before provision for
   income taxes..................................................     1,272,833           617,882        2,201,588
Provision for income taxes.......................................       339,103           392,565        1,951,944
                                                                  ----------------- -----------------  -----------------
Income from continuing
   operations....................................................       933,730           225,317          249,644
Loss from operations of
   discontinued business (net of
   applicable income tax benefit of
   $159,700 (1994) and $80,100 (1995)
   respectively).................................................      (284,560)         (184,004)              --
                                                                  ----------------- -----------------  -----------------
Net income.......................................................  $    649,170     $      41,313     $    249,644
                                                                  ================= =================  =================



                    The accompanying notes are an integral part of these combined financial statements.




                                              COMBINED PREDECESSOR COMPANIES

                                             STATEMENT OF STOCKHOLDERS' EQUITY

                                                                        Additional               Unearned      Total
                                                                         Paid-in      Retained     ESOP     Stockholders'
                             Preferred Stock       Common Stock          Capital      Earnings     Shares     Equity
                           ------------------- ----------------------- ------------ ------------- ----------- --------------
                            Shares    Amount    Shares     Amount
                           --------  --------  --------- ----------

Balance at March 31, 1993.  100,395  $60,236   1,331,087  $ 106,658   $   48,635    $2,572,425    $       --    $2,787,954
Issuance of common stock...      --       --      93,409        252       77,048            --            --        77,300
Issuance of preferred stock.    500    7,875          --         --           --            --            --         7,875
Issuance of preferred stock
  charged to compensation
  expense..................     500    9,425          --         --           --            --            --         9,425
Conversion of preferred
stock to common stock......  (2,143)  (6,198)      2,143      6,198           --            --            --            --
Net income.................      --       --          --         --           --       649,170            --       649,170
                           --------- --------- ------------ ---------- ------------ ------------- ---------- -------------
Balance at March 31, 1994.   99,252   71,338   1,426,639    113,108      125,683     3,221,595            --     3,531,724
Issuance of common stock...      --       --     123,526        333      162,872            --            --       163,205
Stock distribution of
  subsidiary...............      --       --         --          --           --      (103,849)           --      (103,849)
Conversion of preferred
stock to common stock......    (320)  (2,724)        320      2,724           --            --            --            --
Net income.................      --       --          --         --           --        41,313            --        41,313
                           --------- --------- ------------ ---------- ------------ ------------- -----------  --------------
Balance at March 31, 1995.   98,932   68,614   1,550,485    116,165      288,555     3,159,059            --     3,632,393
Dividends..................      --       --          --         --           --      (159,468)           --      (159,468)
Redistribution of capital
for stock dividend.........      --       --          --      4,197       (4,197)           --            --            --
Issuance of common stock...      --       --     158,183     11,205      382,895            --            --       394,100
Issuance of preferred stock.    400   14,000          --         --           --            --            --        14,000
Repurchase of common
  stock....................      --       --     (76,240)    (5,717)    (119,258)           --            --      (124,975)
Purchase of BFRs ESOP                                                                             (3,150,000)   (3,150,000)
shares.....................      --       --          --         --           --            --
Release of unearned shares
to BFR's ESOP..............      --       --          --         --           --            --     1,114,286     1,114,286
Conversion of BFRs ESOP
to defined contribution
plan.......................      --       --          --         --           --            --     2,035,714     2,035,714
Net income.................      --       --          --         --           --       249,644                     249,644
                           --------- --------- ----------- ----------- ------------- ------------- ---------  -------------
Balance at February 19,1996  99,332   $82,614  1,632,428  $ 125,850  $   547,995   $ 3,249,235   $     (0)      $4,005,694
                           =================================================================================  ==============



                    The accompanying notes are an integral part of these combined financial statements.

                                              COMBINED PREDECESSOR COMPANIES

                                                  STATEMENT OF CASH FLOWS


                                                                    Fiscal Years Ended
                                                                        March 31,
                                                            -----------------------------------    April 1, 1995-
                                                                   1994             1995     February 19, 1996
                                                            ----------------  ----------------- ---------------------
Cash flows from operating activities:
  Net income................................................   $  649,170       $    41,313          $   249,644
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities:
    Depreciation and amortization...........................      177,641           186,370              170,178
    Loss (gain) on disposal of property and equipment.......        2,176               655              (22,719)
    Deferred income taxes, net..............................      (26,751)           98,382              506,201
    Preferred stock issued and charged to compensation......        9,425                --               14,000
    Changes in current assets and liabilities:
      Accounts receivable...................................   (1,685,432)       (2,190,397)          (1,200,457)
      Prepaid expenses and other current assets.............      (42,653)          117,378              469,590
      Accounts payable and accrued expenses.................      500,477           977,574              318,907
      Income taxes payable..................................      (81,602)          108,525              750,305
    Deferred revenue........................................           --                --             (168,405)
    Changes in other assets.................................      (25,463)          (69,346)            (480,510)
                                                            ----------------  ----------------- ---------------------
        Net cash provided by (used in) operating
          activities........................................     (523,012)         (729,546)             606,734
                                                            ----------------  ----------------- ---------------------
Cash flows from investing activities:
  Purchases of property and equipment.......................     (113,814)          (50,962)            (502,344)
  Proceeds from the sale of investments.....................           --            14,989               11,000
  Cash surrender value of life insurance....................      (16,146)          (15,491)             (22,325)
   Advances to stockholders.................................           --                --               25,519
  Net repayments from (advances to) related parties.........      127,673            83,900              (19,544)
  Changes in net assets of discontinued operations..........      (66,924)          184,004                   --
  Increase in deferred transaction costs, net of related
    accounts payable........................................           --                --             (932,545)
                                                            ----------------  ----------------- ---------------------
        Net cash provided by (used in) investing
          activities........................................      (69,211)          216,440           (1,440,239)
                                                            ----------------  ----------------- ---------------------
Cash flows from financing activities:
  Payments on long-term debt................................      (61,200)         (165,199)            (284,291)
  Payments on capital lease obligations.....................      (48,304)          (76,745)             (77,382)
  Net borrowings (advances) on short-term debt..............      240,614           622,964              716,294
  Borrowings from related parties...........................           --           341,500              172,474
  Payments on loans with related parties....................      (25,000)               --                   --
  Proceeds from issuance of common and preferred stock......       85,175           163,205              349,125
  Repurchases of common stock...............................           --                --             (120,000)
                                                            ----------------  ----------------- ---------------------
        Net cash provided by (used in) financing
          activities........................................      191,285           885,725              756,220
                                                            ----------------  ----------------- ---------------------
Net increase (decrease) in cash and cash equivalents........     (400,938)          372,619              (77,285)
Cash and cash equivalents at beginning of period............      631,071           230,133              602,752
                                                            ================  ================= =====================
Cash and cash equivalents at end of period..................   $  230,133        $  602,752           $  525,467
                                                            ================  ================= =====================


                        The accompanying notes are an integral part of these financial statements.

                                              COMBINED PREDECESSOR COMPANIES

                                            STATEMENT OF CASH FLOWS (Continued)


                                                                      Fiscal Years Ended
                                                                          March 31,                April 1, 1995-
                                                              -----------------------------------
                                                                    1994            1995           Feb 19,1996
                                                              ----------------  ----------------- ------------------
Supplemental disclosures of cash flow information:
  Interest paid.............................................   $    183,811       $    226,244     $    462,241
  Income taxes paid.........................................   $    184,506       $    105,583     $    765,808
Schedule of noncash investing and financing transactions:
  Capital lease obligations incurred........................   $     99,780       $    179,241     $         --
  Conversion of accounts receivable to note receivable......   $         --       $     74,930     $         --
  Conversion of preferred stock to common stock.............   $      6,198       $      2,724     $         --
  Debt refinancing..........................................   $         --       $    178,986     $         --


                    The accompanying notes are an integral part of these combined financial statements.

                             COMBINED PREDECESSOR COMPANIES

                              NOTES TO FINANCIAL STATEMENTS

Note 1 - Business Organization

     In February 1993, Cotelligent Group, Inc. ("Cotelligent" or the "Company") was formed to create a professional services firm devoted to providing computer consulting and contract programming services. On February 20, 1996, Cotelligent acquired (the "Acquisitions") four companies (the "Founding Companies"):
Financial Data Systems, Inc. ("FDSI"), BFR Co., Inc. ("BFR"), Data Arts & Sciences, Inc. ("DASI") and Chamberlain Associates, Inc. ("CAI"). All outstanding shares of the Founding Companies capital stock were converted into shares of Cotelligent Common Stock concurrently with the consummation of and the initial public offering (the "Offering") of such Common Stock.

Note 2 - Basis of Presentation

     As discussed above, simultaneously with the closing of the Offering, Cotelligent acquired by merger each of the four operating businesses, FDSI, BFR, DASI and CAI. The accompanying combined financial statements and related notes to combined financial statements are presented on a combined basis without giving effect to the Acquisitions or the Offering. The assets and liabilities of the Predecessor Companies are reflected at their historical amounts.

   Discontinued Business

     A previous division of FDSI, CyberSAFE Corporation (CyberSAFE) was incorporated and became a wholly-owned subsidiary of FDSI in December 1993. The stock of this subsidiary was subsequently distributed to FDSI's stockholders on June 1, 1994 in a tax-free reorganization. The financial results of the operations of this entity have been presented as discontinued operations in the Statement of Operations for all periods presented. See further discussion in
Note 14.

Note 3 - Summary of Significant Accounting Policies

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

   Property and Equipment

     Property and equipment are stated at cost. Depreciation, including amortization of capitalized leases, is provided over the estimated useful lives of the respective assets (generally ranging from five to ten years) on a straight-line or an accelerated basis. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

                           COMBINED PREDECESSOR COMPANIES

                            NOTES TO FINANCIAL STATEMENTS



   Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

  Revenue Recognition

     Revenue is recognized as services are performed.

   Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ''Accounting for Income Taxes'' (SFAS
109). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     BFR was an S corporation through March 31, 1995 for federal income tax purposes and, accordingly any federal income tax liabilities through this date are the responsibility of BFR's stockholders. Effective April 1, 1995, BFR terminated its S status. See further discussion in Note 7.

   Earnings Per Share

     Historical earnings per share has not been presented because it is not considered to be meaningful as a result of the Acquisitions and the Offering as discussed in Note 1.

Note 4 - Allowance for Doubtful Accounts

     The activity in the allowance for doubtful accounts is as follows.


                                                                          Balance at    Charges to                  Balance
                                                                          Beginning     Costs and    Write-offs    at End
                                                                          of Period      Expenses                  of Period
                                                                         ------------- ------------- --------------------------

Year ended March 31, 1994...............................................    $ 35,000      $ 10,000    $      --      $45,000
                                                                         ============= ============= ==========================

Year ended March 31, 1995...............................................    $ 45,000      $ 21,368     $(26,368)      $40,000
                                                                         ============= ============= ==========================

                              COMBINED PREDECESSOR COMPANIES

Note 5Property and Equipment

     Property and equipment is comprised of the following.


                                                                                                      March 31,
                                                                                              --------------------------
                                                                                                1994         1995
                                                                                              ------------ -------------
          Automobiles....................................................................... $   64,150    $   64,150
          Equipment.........................................................................  1,050,217     1,261,672
          Furniture and fixtures............................................................    235,246       238,031
          Leasehold improvements............................................................     59,015        36,539
                                                                                             ------------- -------------
                                                                                              1,408,628     1,600,392
          Less: Accumulated depreciation and amortization...................................    932,670     1,075,112
                                                                                             ------------- -------------
                                                                                             $  475,958    $  525,280
                                                                                             ============= =============


Depreciation  and  amortization  expense  for the years  ended  March 31,  1994 and 1995 and for the  period  April 1, 1995 through February 19, 1996 was $149,059, $180,396 and $170,178 respectively.


                           COMBINED PREDECESSOR COMPANIES

Note 6 - Credit Facilities

   Short-Term Debt

     Short-term debt consists of the following.

                                                                                                         March 31,
                                                                                                    1994         1995
                                                                                                ------------- --------------
     Bank line of credit, with maximum borrowings of $1,250,000, secured by FDSI's accounts receivable, property and equipment, and personally guaranteed by FDSI's principal stockholders. Interest at the prime rate (6.25% and 9.00% at March 31, 1994 and
        1995,respectively) plus 1.50% per annum.................................................$  430,964    $ 1,134,077
      Bank line of credit, for borrowings up to the lesser of $1,300,000 or 70% of the DASI's eligible accounts receivable, secured by all assets of DASI, as well as the personal guarantees of DASI's stockholders. Interest at 1.25% above the bank's base lending rate  (8.75% at March 31, 1995), prior to January 31, 1995, 2.00% above the bank's base
        lending rate (6.25% at March 31, 1994), .50% fee on the unused portion..................   168,000        398,000
     Bank line of credit, for borrowings of up to $1,500,000, secured by all of BFR's assets.
        Interest at prime plus .50% on (6.75%), prime (9.00%) at March 31, 1994 and 1995,
        respectively............................................................................   550,000            --
     Bank line of credit for borrowings of up to $300,000, guaranteed by the President and Vice
        President of the CAI. Interest at 2.00% plus prime (11.00% as of March 31,1995) .......         --        235,000
     Note payable, interest at 10%, due upon completion of initial public offering.............     46,650         51,501
     Note payable to CAI's President (also a stockholder) and his son, due on December 31,
        1995. Interest at 2.00% plus prime (11.00% at March 31,1995)...........................         --        150,000
     Notes payable to FDSI's principal stockholders, unsecured, interest at
        9.25%, due on demand and subordinated to bank debt.....................................         --        191,500
     Note payable to FDSI stockholder, personally guaranteed by the
        principal stockholders of FDSI, interest at 9.00%......................................    100,000        100,000
     Current capital lease obligations.........................................................     43,303         90,671
     Current maturities on long-term debt......................................................     67,447         64,103
                                                                                                ----------------------------
               Total short-term debt........................................................... $1,406,364     $2,414,852
                                                                                                ============================


     The lines of credit were executed  pursuant to agreements  that contain  various  restrictive  covenants that include, among other things,  restrictions on additional debt and  distributions,  and maintenance of certain  financial  ratios and net worth  requirements.  The  Predecessor  Companies  were in compliance  with all  restrictive  covenants for the periods presented.

                            COMBINED PREDECESSOR COMPANIES

   Long-Term Debt

     Long-term debt consists of the following.

                                                                                                    March 31,
                                                                                            -----------------------------
                                                                                                 1994           1995
                                                                                            -------------- --------------
     Note payable to a bank; monthly payments of $5,937, including interest at the bank's prime rate (9.00% at March 31, 1995) plus 2.25% per annum; maturing March 30, 1998 and secured by FDSI's assets and
        the personal guarantee of FDSI's principal stockholders............................. $       --      $ 178,986

     Note payable to a bank; monthly payments of $6,218, including interest at the bank's prime rate (6.25% at March 31, 1994) plus 2.75% per
        annum; refinanced in 1995...........................................................    227,771             --
     Loans payable to the officers and stockholders of DASI, interest at the rate of 10.00% and payable monthly. Principal amount matures as follows: $100,000 on October 25, 1996, $140,000 on December 25,
        1997 and $200,000 on October 25, 2006. The $200,000 is
        subordinated to DASI's line of credit...............................................    440,000        440,000
     Automobile loan, interest at 9.75%, monthly principal and interest
        payments of $1,060, assumed by a stockholder of DASI in September 1995..............     22,121         10,983
     Loan against the cash surrender value of DASI's officers' life insurance
        policies............................................................................    105,276             --
     Capital lease obligations..............................................................    259,800        362,467
                                                                                            -------------- --------------
                                                                                              1,054,968        992,436
     Less: Current maturities...............................................................   (110,750)      (154,774)
                                                                                            -------------- --------------
               Total long-term debt......................................................... $  944,218     $  837,662
                                                                                            ============== ==============

Total maturities of long-term debt are as follows.



                                                                                                            Year Ending
                                                                                                             March 31,
                                                                                                         ----------------

     1997................................................................................................    $   64,103
     1998................................................................................................       159,413
     1999................................................................................................       206,453
     2000................................................................................................            --
     2001................................................................................................            --
     Thereafter..........................................................................................       200,000
                                                                                                         ----------------

                              COMBINED PREDECESSOR COMPANIES

                         NOTES TO FINANCIAL STATEMENTS (Continued)

Note 7 - Income Taxes

     The Predecessor Companies will file a consolidated federal income tax return for periods subsequent to the Acquisitions. The Founding Companies will file ''short period'' federal tax returns through the date prior to the Acquisitions, February 20, 1996.

     The provision (benefit) for income taxes on continuing operations is as follows.

                                                                                     Year Ended             April 1, 1995-
                                                                                      March 31,              February 19,
                                                                            ------------------------------
                                                                              1994          1995             1996
                                                                            ------------- ---------------- ----------------
     Current:
          Federal..........................................................   $ 315,021      $   333,455    $     847,989
          State............................................................      25,292           44,229          236,243
                                                                            ------------- ---------------- ----------------
                                                                                340,313          377,684        1,084,232
     Deferred:
          Federal..........................................................     (76,533)          12,209          947,243
          State............................................................      75,323            2,672          (79,531)
                                                                            ------------- ---------------- ----------------
                                                                                 (1,210)          14,881          867,712
                                                                            ============= ================ ================
               Total provision for income taxes............................   $ 339,103      $   392,565     $  1,951,944
                                                                            ============= ================ ================

     Deferred tax assets (liabilities) are comprised of the following.

                                                                                                    March 31,
                                                                                        ----------------------------------
                                                                                               1994             1995
                                                                                        ----------------- ----------------

     Accounts receivable................................................................    $ (531,744)      $  (812,991)
     Accounts payable and accrued liabilities...........................................       160,451           242,034
     Cash to accrual....................................................................      (142,900)         (111,700)
     Operating loss carryforward........................................................       100,859           167,839
     Depreciation .                                                                             (6,259)           (3,901)
     Other .............................................................................        19,168            19,912
                                                                                        ================= ================
               Net deferred tax liability...............................................    $ (400,425)      $  (498,807)
                                                                                        ================= ================

     The Company's effective income tax rate varied from the U.S. federal statutory tax rate as a result of the following.

                                                                                                          April 1, 1995 -
                                                                            Year Ended March 31,           February 19,
                                                                       ----------------------------------
                                                                            1994            1995             1996
                                                                       ---------------- ----------------- ----------------

     U.S. federal statutory rate.......................................     34.0%            34.0%            34.0%
     State taxes, net of federal income tax benefit....................      6.7              4.0              4.7
     Nondeductible expenses............................................      1.7              5.5              6.5
     (Income) losses of S corporation..................................    (20.2)            10.2               --
     Conversion to C corporation....................................          --               --             42.0
     Other ............................................................      4.4              9.8              (.7)
                                                                      ----------------- ----------------  ----------------
          Effective tax rate...........................................     26.6%            63.5%            86.5%
                                                                       ================ ================= ================

     BFR was an S corporation through March 31, 1995 for federal income tax purposes and, accordingly, any federal income tax liabilities through that date were the responsibility of the stockholders of BFR. Appropriate provisions were made for state income taxes. Effective April 1, 1995, BFR terminated its S election. In connection with BFR's conversion from an S corporation to a C corporation, approximately $925,000 of federal and state income taxes is expected to be paid pro rata over the next four years. See Note 15 for Unaudited Pro Forma Tax Information.

                     COMBINED PREDECESSOR COMPANIES

                    NOTES TO FINANCIAL STATEMENTS (Continued)

Note 8 - Lease Commitments

     The Predecessor Companies lease various office space and certain equipment under noncancellable lease agreements which expire at various dates.

     Future minimum rental payments under such leases are as follows.


                                                                                      Year Ending March 31,
                                                                            -------------------------------------------
                                                                               Capital Leases       Operating Leases
                                                                                                  ---------------------

                      1997 .................................................        $ 130,066          $   442,016
                      1998 .................................................          130,066              451,475
                      1999 .................................................          103,626              434,160
                      2000 .................................................           72,357              407,026
                      2001 .................................................           43,000              370,100
                                                                            --------------------- ---------------------
                           Total minimum lease payments.....................          479,115           $2,104,777
                                                                                                  =====================
                      Less: Amounts representing interest...................         (116,648)
                                                                            =====================
                      Present value of net minimum lease payments...........        $ 362,467
                                                                            =====================


     Rental expense under these leases was $422,058, $462,352 and $497,458 for each of the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996, respectively.

Note 9 - Related Parties

     FDSI recognized a total of $76,192 and $5,000 in revenue for providing computer consulting services to CyberSAFE (an affiliated entity) during the year ended March 31, 1995 and the period April 1, 1996 through February 19, 1996, respectively. At March 31, 1995, $59,720 was due from CyberSAFE for services up through that date and is included in accounts receivable.

     In May 1994, FDSI negotiated a perpetual software marketing agreement with CyberSAFE to sublicense CyberSAFE software in exchange for royalty payments of 15% of the purchase price for every copy licensed. For the year ended March 31, 1995 and for the period April 1, 1996 through February 19, 1996 FDSI paid no royalties to CyberSAFE.

                            COMBINED PREDECESSOR COMPANIES

     In addition, FDSI has made short-term advances to CyberSAFE. The balance due on these short-term advances, bearing interest at 9% per annum, at March 31, 1995 was $111,877. Included in other income is $41,265 for the year ended March 31, 1995 for management services provided to CyberSAFE. Included in interest income was $7,335 and $16,208 for the year ended March 31, 1995 and for the period April 1, 1995 through February 19, 1996 on the advances, respectively.

     BFR leases its general offices, and certain computer and transportation equipment under operating leases, from a third party, which is owned principally by the former principal Stockholders of BFR. Rental expense under these leases was $175,814, $176,104 and $174,874 for the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996, respectively.

     Two former stockholders of FDSI each own in excess of 10% of the equity interests in VoiceNet, Inc. (''VoiceNet''), a voicemail service bureau from which FDSI obtained voicemail services. In 1995, consideration paid by FDSI to VoiceNet was approximately $17,500. FDSI paid for services at VoiceNet's advertised rates.

     DASI leases its office space from the Strathmore Realty Trust. The former stockholders of DASI are the sole trustees and beneficiaries of the Strathmore Realty Trust. Rental expense recorded for this office space was $96,831, $97,462 and $92,673 for the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996, respectively. DASI renegotiated its lease agreement for its office space with Strathmore Realty Trust (an affiliated company) in November 1995. The provisions of the agreement allow for a five year fixed term, with one successive option to extend the term for a period of five years. The annual rental amount is $104,400 triple net, with a variable provision for escalation.

Note 10 - Employee Benefit Plans

     BFR has a salary reduction plan (401(k)) for the benefit of all employees after 30 days of service. The plan is non-contributory and is funded by the amounts used to reduce employee salaries. In addition, BFR has the option to contribute to the plan on the employee's behalf. BFR did not make any contributions to the plan for the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996.

     BFR previously maintained an Employee Stock Ownership ("ESOP") and Money Purchase Plan (the "BFR Plan") which covered substantially all salaried employees. Annual contributions to the ESOP were made at the discretion of BFR's Board of Directors. The BFR Plan required fixed minimum annual contributions of 10% of eligible payroll for the initial year ending March 31, 1995 and 5% of eligible payroll for subsequent years. Employees' scheduled vesting of these benefits occurs over seven years. In April 1995, the BFR Plan incurred a $2,250,000 liability to a bank with respect to the ESOP portion of the BFR Plan, which, together with a $900,000 cash contribution from BFR, enabled the BFR Plan to purchase all of the 300,000 outstanding shares of BFR's Class A common stock for $3,150,000 from BFR's stockholders. The ESOP shares were allocated to participants as contributions were made to the Plan. During the year ended March 31, 1995, BFR made contributions of $900,000 to the BFR Plan. As the debt was repaid, shares were released from collateral and allocated to active employees based upon the proportion of debt service paid in the year. BFR recorded compensation expense equal to the market value of the shares at the release date. On December 7, 1995, the BFR Plan was converted to a profit sharing plan. Contributions to the BFR Plan are made at the discretion of the Company. The Company did not make any contributions to the BFR Plan for the period from December 7, 1995 through February 19, 1996.

     FDSI maintains a discretionary profit-sharing (401(k)) plan which covers all employees who have met minimum age and employment requirements. FDSI made no contributions to this plan for the years ended March 31, 1994 and 1995 and the period April 1, 1995 through February 19, 1996.

                              COMBINED PREDECESSOR COMPANIES

     In September 1992, FDSI adopted a cash bonus profit sharing plan for employees who have completed 1,500 hours of service to FDSI and who are employees of FDSI on the payout date. FDSI recorded $10,000, $24,000 and $30,000 of expense related to this Plan for the years ended March 31, 1994 and 1995 and the period April 1, 1995 through February 19, 1996, respectively.

     DASI maintains an unfunded profit-sharing plan, which includes substantially all full-time employees who have at least one year of continuous service. Contributions to the plan are made at the discretion of the Board of Directors, based upon earnings levels. No contributions have been made for the years ended March 31, 1994 and 1995 or for the period April 1, 1996 through February 19, 1996. DASI previously maintained a pension plan which was terminated in 1988 and no further contributions made.

     In September 1995, Cotelligent's Board of Directors and stockholders approved Cotelligent's 1995 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to provide directors, officers, key employees and consultants with additional incentives by increasing their ownership interests in the Company.

     Effective as of September 8, 1995, Cotelligent granted to each of two officers an option to purchase 92,676 shares of common stock at $2.70 per share. Such options vest as follows: 18,536 one day after consummation of an initial public offering of the Company's common stock and thereafter, an additional 18,535 shares on the annual anniversary of such initial vesting until all 92,676 shares have vested. The options are each exercisable for a period of seven years after the effective date of the grant. On May 2, 1996, one officer exercised the option to purchase 18,000 shares of Common Stock.

     On February 14, 1996, Cotelligent granted certain employees options to purchase 196,200 shares of Common Stock at $9.00 per share. Such options vest ratably over four years on the anniversary of the option grant date. The term of each option grant is determined by the Compensation Committee of the Board of Directors. However, the term of any incentive stock option or a stock appreciation right ranted in tandem therewith, shall not exceed 10 years from the date of the grant.

Note 11 - Capital Structure

     In November 1995, Cotelligent reincorporated in Delaware and increased the number of authorized shares of common stock from 1,000,000 to 100,000,000, authorized the issuance of up to 500,000 shares of preferred stock and exchanged its then outstanding Class A and Class B shares for shares of a single class of new common stock. Additionally, on November 29, 1995, Cotelligent's Board of Directors declared a 2.71-for-one stock dividend to each stockholder of Cotelligent's common stock. The financial statements have been adjusted to reflect the changes resulting from the reincorporation and the stock dividend for all periods presented.

Note 12 - Commitments and Contingencies

   Employment Agreements

     Effective April 20, 1995, BFR entered into employment agreements with the four shareholders and officers of BFR. The agreements provide for minimum annual compensation of $464,000 in addition to directors compensation, potential salary increases and bonuses. The agreements include noncompete clauses and continue through years ranging between 2001 and 2021, assuming the maintenance of certain ownership percentages. These employment agreements were terminated in connection with the Acquisition by Cotelligent, and three of such officers entered into new employment agreements and one entered into a consulting agreement.

     DASI and its stockholders are parties to a stock purchase agreement which is effective upon the death of a stockholder. The terms of the agreement require DASI to buy $350,000 of DASI's stock held by the deceased stockholder's

                            COMBINED PREDECESSOR COMPANIES
     estate and require the surviving stockholder to buy from the stockholder's estate all of the remaining shares owned by the stockholder at that time. In the event of a stockholder's death, the ''fair market value'' of the outstanding stock of DASI will be equal to 60% of the average gross revenues of DASI for the three most recent years preceding the stockholder's death; however, the value of such stock shall not be less than the proceeds of the life insurance contracts maintained on that stockholder. Since DASI's obligation to purchase common stock from a deceased stockholder's estate will be fully funded by a life insurance policy maintained by DASI, the related common stock has been classified as permanent equity. This agreement was terminated upon the Acquisition of DASI by Cotelligent and certain of the officers.

    Consulting Contract

     BFR entered into a consulting contract with a former employee effective February 19, 1996, whereby the former employee is required to perform management advisory services at the request of BFR. In connection with the contract, BFR recorded a $470,000 charge to selling, general and administration expenses during the period April 1, 1995 through February 19, 1996. Payments under the contract are $ 8,333 per month and continue through December 2000.

    Legal Maters

     The Company is involved in various legal matters in the normal course of business. In the opinion of the Predecessor Companies' management, these matters are not anticipated to have a material adverse effect on the financial position or results of operations or cash flows of the Company.

Note 13 - Significant Client

     One client accounted for approximately 15% and 11% of the Combined Predecessor Companies' revenues during the fiscal years ending March 31, 1994 and 1995, respectively. During the period April 1, 1995 through February 19, 1996, no individual client accounted for more than 10% of the Combined Predecessor Companies' revenues.

Note 14 - Discontinued Operations

     CyberSAFE was previously a separate business division of FDSI, which developed and marketed security system software for a separate group of clients. In December 1993, CyberSAFE was incorporated and became a wholly-owned subsidiary of FDSI. Revenues for this business were approximately $117,000, $861,000 and $84,000 for each of the fiscal years ended March 31, 1993, 1994 and 1995, respectively. Net assets of approximately $446,000 were transferred by FDSI to the subsidiary. Management of FDSI subsequently decided to discontinue this business segment and, accordingly, distributed the stock of this subsidiary to its stockholders in a tax-free reorganization in June 1994.

     Accordingly, the operating results of this business have been presented as discontinued operations, net of applicable income taxes, for all periods presented. The assets and liabilities of CyberSAFE have been presented as ''Net assets from discontinued business'' on the March 31, 1994 balance sheet. These March 31, 1994 assets consisted of the following.

          Cash...................................................................................... $   4,660
          Accounts receivable.......................................................................   209,892
          Prepaid expenses and other current assets.................................................    28,797
          Other assets..............................................................................    39,234
          Capitalized software......................................................................   497,203
          Property and equipment....................................................................   144,284
          Accounts payable and accrued liabilities..................................................  (164,855)
          Deferred income taxes.....................................................................  (103,300)
          Long-term debt............................................................................  (172,285)
                                                                                                    ------------
                    Net............................................................................. $ 483,630

                                                                                                    ============


     The net assets of CyberSAFE at June 1994, which approximated $103,000, were distributed to its stockholders and this distribution has been reflected appropriately in stockholders' equity.

                              COMBINED PREDECESSOR COMPANIES

Note 15  - Unaudited Pro Forma Income Tax Information

     The following unaudited pro forma tax information is presented in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") as if BFR Co., Inc., an S corporation, had been a C corporation subject to federal and state income taxes throughout the periods presented.



                                                               Fiscal Year Ended March 31,        April 1, 1995 -
                                                               ---------------------------------  Februqry 19,
                                                                    1994              1995             1996
                                                               ----------------  ---------------  --------------
     Income from continuing operations
        before provision for income taxes......................   $1,272,833        $ 617,882     $ 2,201,588
     Provision for income taxes................................     (565,975)        (333,485)     (1,023,100)
                                                               ----------------  ---------------  --------------
     Income from continuing
        operations.............................................      706,858          284,397       1,178,488
     Loss from operations on
        discontinued business (net of applicable income taxes).     (284,560)        (184,004)             --
                                                               ----------------  ---------------  --------------
     Pro forma net income......................................   $  422,298        $ 100,393     $ 1,178,488
                                                               ================  ===============  ==============


                            REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  Financial Data Systems, Inc.

     In our opinion, the accompanying consolidated balance sheet, and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Financial Data Systems, Inc. and its subsidiary at March 31, 1995 and 1994, and the results of its operations and cash flows for each of the years ended March 31, 1995 and 1994 and for the period April 1, 1995 through February 19, 1996, in conformity with generally accepted accounting principles. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

Minneapolis, Minnesota
April 20, 1996



                                               FINANCIAL DATA SYSTEMS, INC.

                                                CONSOLIDATED BALANCE SHEET

                                                                                 March 31,        March 31,
                                                                                    1994            1995
                                                                                -------------   --------------
                                     ASSETS
Current assets:
     Cash.......................................................................$        622     $     86,141
     Accounts receivable, less allowance for doubtful accounts of
        $10,000.................................................................   1,745,896        2,630,189
     Receivable from related party..............................................          --          111,877
     Current portion of note receivable.........................................          --           58,279
     Deferred income taxes......................................................      52,000            2,000
     Prepaid expenses and other current assets..................................      35,575           73,096
     Net assets of discontinued business........................................     483,630               --
                                                                                -------------   --------------
          Total current assets..................................................   2,317,723        2,961,582
                                                                                -------------   --------------
Property and equipment, net.....................................................     139,474          272,396
Other assets ...................................................................      32,283           70,634
                                                                                =============   ==============
          Total assets..........................................................  $2,489,480       $3,304,612
                                                                                =============   ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Short-term debt, including notes payable to related parties of
        $291,500 and $0, respectively........................................... $   595,926       $1,533,709
     Accounts payable...........................................................     162,637           87,958
     Accrued compensation.......................................................     790,540          795,465
     Income taxes payable.......................................................          --           26,600
     Other accrued liabilities                                                       180,448          154,455
                                                                                -------------   --------------
          Total current liabilities.............................................   1,729,551        2,598,187
                                                                                -------------   --------------
Long-term debt..................................................................     211,787          257,473
Deferred income taxes                                                                106,700           72,000
                                                                                -------------   --------------
          Total liabilities.....................................................   2,048,038        2,927,660
                                                                                -------------   --------------
Commitments (Note 7)............................................................           --              --
Stockholders' equity:
     Series A preferred stock - no par value; 100,000 shares
        authorized, 85,000 shares issued and outstanding........................       8,500            8,500
     Series C preferred stock - no par value; 500,000 shares
        authorized, 13,932 and 14,332 shares issued and
        outstanding, respectively...............................................      62,838           60,114
     Series A common stock - no par value; 1,000,000 shares
        authorized, 9,813 and 9,713 shares issued and
        outstanding, respectively...............................................     106,211          108,935
     Retained earnings..........................................................     263,893          199,403
                                                                                -------------   --------------
          Total stockholders' equity............................................     441,442          376,952
                                                                                =============   ==============
          Total liabilities and stockholders' equity............................  $2,489,480       $3,304,612
                                                                                =============   ==============



                  The accompanying notes are an integral part of these consolidated financial statements.



                                               FINANCIAL DATA SYSTEMS, INC.

                                           CONSOLIDATED STATEMENT OF OPERATIONS



                                                                        Fiscal Year Ended
                                                                            March 31,               April 1, 1995 -
                                                                ----------------------------------  February 19,
                                                                    1994              1995             1996
                                                                ---------------- ----------------- ----------------

Revenues.......................................................    $11,191,023       $15,807,642      $16,467,743

Cost of services...............................................      8,235,708        12,265,956       12,153,114
                                                                ---------------- ----------------- ----------------
          Gross margin........................................       2,955,315         3,541,686        4,314,629
Selling, general and administrative expenses..................       2,419,362         3,119,699        3,166,349
                                                                ---------------- ----------------- ----------------
          Operating income....................................         535,953           421,987        1,148,280
                                                                ---------------- ----------------- ----------------
Other (income) expense:
     Interest expense.......................................           60,771           117,445          157,991
     Interest income........................................          (12,967)          (11,393)         (18,772)
     Other, net.............................................            4,208           (29,428)         (12,941)
                                                                ---------------- ----------------- ----------------
                                                                       52,012            76,624          126,278
Income from continuing operations
   before income taxes......................................          483,941           345,363        1,022,002
Income taxes .                                                        170,000           122,000          364,000
                                                                ---------------- ----------------- ----------------
Income from continuing operations...........................          313,941           223,363          658,002
Loss from operations of discontinued
   business (net of applicable income
   taxes of $159,700 and $80,100,
   respectively) (Note 11)....................................       (284,560)         (184,004)              --
                                                                ---------------- ----------------- ----------------
Net income ...................................................   $     29,381     $      39,359    $     658,002
                                                                ================ ================= ================




                  The accompanying notes are an integral part of these consolidated financial statements.




                                               FINANCIAL DATA SYSTEMS, INC.

                                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                                      Preferred Stock           Common Stock
                                                 -----------------------------------------------------
                                                                                                         Retained        Total
                                                   Shares     Amount        Shares        Amount       Earnings        Equity
                                                 ----------- ------------- ------------- ------------- ------------ --------------

Balance at March 31, 1993......................     100,395     $  60,236         7,350    $ 100,013     $ 234,512    $  394,761
Conversion of preferred stock to common
   stock.......................................      (2,143)       (6,198)        2,143        6,198            --            --
Issuance of preferred stock....................         500         7,875            --           --            --         7,875
Issuance of preferred stock charged to
   compensation expense........................         500         9,425            --           --            --         9,425
Net income.....................................          --            --            --           --        29,381        29,381
                                                 ----------- -------------- ------------ ------------- ------------- -------------
Balance at March 31, 1994......................      99,252        71,338         9,493      106,211       263,893       441,442
Conversion of preferred stock to common
   stock.......................................        (320)       (2,724)          320        2,724            --            --
Stock distribution of subsidiary...............          --            --            --           --      (103,849)     (103,849)
Net income.....................................          --            --            --           --        39,359        39,359
                                                 ----------- ------------- ------------- ------------- ------------ --------------
Balance at March 31, 1995......................      98,932        68,614         9,813      108,935       199,403       376,952
Issuance of Preference Stock...................         400        14,000            --           --            --        14,000
Issuance of Common Stock                                 --            --           635       10,000            --        10,000
Redemption of Common Stock.....................          --            --          (100)      (2,975)           --        (2,975)
Net Income.....................................          --            --            --           --       658,002       658,002
                                                 ----------- ------------- ------------- ------------- ------------ --------------
Balance at February 19, 1996...................      99,332    $   82,614        10,348    $ 115,960     $ 857,405   $ 1,055,979
                                                 =========== ============= ============= ============= ============ ==============



                  The accompanying notes are an integral part of these consolidated financial statements.

                                               FINANCIAL DATA SYSTEMS, INC.

                                           CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                   Fiscal Year Ended March 31,           April 1, 1995-
                                                                       1994             1995           February 19, 1996
                                                                 --------------- ---------------- -----------------------
Cash flows from operating activities:
   Net income ................................................       $   29,381       $   39,359           $  658,002
   Adjustments to reconcile net income to net cash:
     provided by (used in) operating activities:
     Depreciation and amortization............................           79,511           82,512               85,664
     Loss on disposal of property and equipment...............            4,208              655                   --
     Deferred income taxes....................................          (88,641)          15,300              (36,208)
        Preferred stock issued and charged to compensation....            9,425               --               14,000
     Change in current assets and liabilities:
        Accounts receivable...................................         (606,176)        (959,223)            (374,058)
        Prepaid expenses and other assets.....................            6,998          (50,194)              74,688.
        Accounts payable and accrued liabilities..............          577,723          (95,747)              16,465
        Income taxes payable..................................               --           26,600              320,308.
     Changes in other assets..................................               --               --                1,051
                                                                ---------------- ----------------- ---------------------
          Net cash provided by (used in) operating activities            12,429         (940,738)             759,912
                                                                ---------------- ----------------- ---------------------

Cash flows from investing activities:
   Property and equipment expenditures........................          (22,970)         (30,704)            (170,939)
   Investment in Cotelligent..................................          (15,000)         (15,000)                  --
    Deferred transaction costs................................               --               --              (82,017)
   Repayments from (advances to) related party................               --           83,900              (19,544)
   Advances to Cotelligent....................................               --              ---             (336,158)
   Change in net assets of discontinued business..............          (66,924)         184,004                   --
                                                                ---------------- ----------------- ----------------------
          Net cash provided by (used in) investing activities.         (104,894)         222,200             (608,658)
                                                                ---------------- ----------------- ----------------------

Cash flows from financing activities:
   Proceeds from long-term debt...............................               --               --                   --
   Net borrowings on short-term debt..........................          130,964          703,113              173,938
   Repayments on long-term debt...............................          (51,932)         (48,785)             (43,303)
   Payments under capital lease obligations...................          (17,377)         (41,771)             (47,138)
   Borrowings from related parties............................               --          191,500                   --
   Payments to related parties................................               --               --             (291,500)
   Proceeds from issuance of preferred stock..................            7,875               --                   --
    Proceeds from issuance of common stock....................               --               --               10,000
    Retirement of preferred stock.............................               --               --               (2,975)
                                                                ---------------- ---------------- ----------------------
          Net cash provided by (used in) financing activities.           69,530          804,057             (200,978)
                                                                ---------------- ---------------- ----------------------

Net increase (decrease) in cash...............................          (22,935)          85,519              (49,724)
Cash at beginning of period...................................           23,557              622               86,141
                                                                ---------------- ---------------- ----------------------
Cash at end of period.........................................     $        622       $   86,141          $    36,417
                                                                ================ ================ ======================



Supplemental disclosures of cash flow information and non cash investing and financing activities are described in Note 2.


                  The accompanying notes are an integral part of these consolidated financial statements.


                           FINANCIAL DATA SYSTEMS, INC.

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Business Organization

     Financial Data Systems, Inc. ("FDSI" or the "Company"), a Washington corporation, commenced operations in 1982. The Company is a professional services firm that provides computer consulting and contract programming services.

     The Company and its stockholders entered into a definitive agreement with Cotelligent Group, Inc. ("Cotelligent") pursuant to which the Company merged with Cotelligent (the "Acquisition"). All outstanding shares of the Company were exchanged for cash and shares of Cotelligent's common stock concurrent with the consummation of the initial public offering of the common stock of Cotelligent. Cotelligent completed the initial public offering on February 14, 1996, and on February 20, 1996, completed the Acquisition of the Company.

Note 2 - Summary of Significant Accounting Policies

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Basis of Presentation

     A previous division of the Company, CyberSAFE, was incorporated and became a wholly-owned subsidiary of the Company in December, 1993. The stock of this subsidiary was subsequently distributed to its stockholders on June 1, 1994 in a tax-free reorganization. The financial results of the operations of this entity have been presented as discontinued operations in the Statement of Operations for all periods presented. See further discussion in Note 11.

   Property and Equipment

     Property and equipment are carried at cost. The cost of maintenance and repairs is charged to expense as incurred. Depreciation, including amortization of capitalized leases, is provided over the estimated useful lives of the respective assets (five to seven years) on a straight line or accelerated basis. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life.

   Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

   Revenue Recognition

     Revenue is recognized as services are performed.

   Earnings Per Share
     Historical earnings per share has not been presented because it is not considered to be meaningful as a result of the Acquisitions and the offering as discussed in Note 1.

                            FINANCIAL DATA SYSTEMS, INC.

                        NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ''Accounting for Income Taxes'' ("SFAS 109"). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable for future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

    Supplemental Disclosures of Cash Flow Information

                                                                              For the Year Ended         April 1, 1995 -
                                                                                  March 31,                February 19,
                                                                        ------------------------------  ----------------
                                                                              1994            1995            1996
                                                                        ---------------- -------------  ----------------

     Interest paid......................................................     $  74,663    $ 117,795         $ 148,500
     Federal income taxes (refunded) paid...............................    $   (4,334)  $        -        $   71,906


     Supplemental schedule of noncash investing and financing activities is as follows.

     During 1995, the Company refinanced debt with a principal balance of $178,986.

     Capital lease  obligations of $99,780 and $179,241 were incurred when the Company entered into leases of new equipment in the years ended March 31, 1994 and 1995, respectively.

     In 1995, the Company converted a trade accounts receivable into a note receivable with a principal balance of $74,930.

     The following  assets and liabilities  were  transferred by the Company to CyberSAFE,  a wholly-owned  subsidiary,  in
     December 1993 in exchange for 10,000,000 shares of $.01 par value common stock.

     Accounts receivable.....................................................................................   $   343,222
     Prepaid expenses........................................................................................        21,927
     Property and equipment, net.............................................................................        81,796
     Other assets............................................................................................        29,892
     Software development costs, net.........................................................................       503,148
     Accounts payable and accrued expenses, including $174,191 due to the Company............................      (310,261)
     Long-term debt and capital lease obligations............................................................      (120,287)
     Deferred income taxes...................................................................................      (103,300)
                                                                                                             ================
               Net assets....................................................................................    $  446,137
                                                                                                             ================

     On June 1, 1994, the Company distributed the stock of CyberSAFE to its stockholders in a tax-free reorganization.  The following is a summary of the assets and liabilities of CyberSAFE as of that date.

     Cash  ................................................................................................... $     1,095
     Accounts receivable......................................................................................     141,740
     Prepaid expenses and other current assets................................................................     107,011
     Property and equipment, net..............................................................................     139,617
     Other assets, net........................................................................................      37,926
     Software development costs, net..........................................................................     485,827
     Accounts payable and accrued expenses, including $240,385 due to the Company.............................    (543,936)
     Long-term debt and capital lease obligations.............................................................    (162,131)
     Deferred income taxes....................................................................................    (103,300)
                                                                                                               =============
               Net reduction in retained earnings.............................................................   $ 103,849
                                                                                                               =============

                           FINANCIAL DATA SYSTEMS, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Note 3 - Allowance for Doubtful Accounts and Notes Receivable

                                                                  Balance at   Charged to     Transfer      Balance
                                                                   Beginning     Expense      to Cyber-     at End
                                                                   of Period                    SAFE     of Period
                                                                  ------------ ------------  ------------ ------------

Year ended March 31, 1994........................................   $   5,000     $ 10,000   $       --    $   15,000
                                                                  ============ ============  ============ ============

Year ended March 31, 1995........................................    $ 15,000   $       --     $ (5,000)    $  10,000
                                                                  ============ ============  ============ ============


Note 4 - Property and Equipment

     Property and equipment consist of the following.

                                                                                                     March 31,
                                                                                              -------------------------
                                                                                                 1994         1995
                                                                                              ----------- -------------

     Equipment..............................................................................  $233,327      $433,642
     Furniture and fixtures.................................................................    37,097        37,808
     Leasehold improvements.................................................................    22,476            --
                                                                                              ----------- -------------
                                                                                               292,900       471,450
     Less: Accumulated depreciation and amortization........................................  (153,426)     (199,054)
                                                                                              =========== =============
                                                                                              $139,474      $272,396
                                                                                              =========== =============

     Depreciation and amortization expense for the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996 was $50,929, $76,538 and $85,664, respectively.

     As described in Note 7, the Company leases certain equipment under capital leases.
Note 5 - Credit Facilities

   Short-Term Debt

     Short-term debt consists of the following.

                                                                                                     March 31,
                                                                                             ---------------------------
                                                                                                1994           1995
                                                                                             ------------ --------------

     Line of credit..........................................................................  $430,964     $1,134,077
     Equipment line of credit................................................................        --             --
     Current capital lease obligations.......................................................     8,653         55,012
     Current maturities on long-term debt....................................................    56,309         53,120
     Notes payable to related parties........................................................   100,000        291,500
                                                                                             ============ ==============
                                                                                               $595,926     $1,533,709
                                                                                             ============ ==============

     The Company's line of credit agreement with a bank provides for borrowings up to a maximum amount of $1,250,000 based on eligible accounts receivable, at the prime rate (6.25% and 9.00% at March 31, 1994 and 1995, respectively) plus
1.50 % per annum. The agreement, which expires June 30, 1996, is secured by accounts receivable, property and equipment, and personally guaranteed by the Company's principal stockholders. The agreement contains certain financial covenants with which the Company is in compliance as of March 31, 1995.

                         FINANCIAL DATA SYSTEMS, INC.

     In May 1995, the Company established a line of credit with a bank which provides for borrowing of up to $75,000 for the purchase of furniture and fixtures and equipment. The line bears an interest rate of prime plus 2.25% and is secured by the Company's accounts with the bank.

     During 1995, the Company borrowed a total of $191,500 from its principal stockholders. The notes are unsecured, bear interest at 9.25% per annum payable monthly, are due on demand and subordinated to the bank debt. Accrued interest includes $748 of interest on these notes at March 31, 1995. Interest expense included $14,025 related to these notes for the year ended March 31, 1995, and $13,465 for the period April 1, 1995 through February 20, 1996.

     The Company borrowed $100,000 from a stockholder in 1993. The note, which required interest at 9% per annum payable monthly, was paid on September 15, 1995. Accrued interest included $370 at March 31, 1994 and $393 at March 31, 1995 related to this note. Interest expense for the years ended March 31, 1994 and 1995 included $9,000 and $9,000, respectively, related to this note.

   Long-Term Debt

     Long-term debt consists of.


                                                                                                        March 31,
                                                                                          --------------------------------
                                                                                                1994             1995
                                                                                          ---------------- ---------------

     Capital lease obligations............................................................    $   48,978      $  186,619
     Note payable to a bank; monthly payments of $5,937, including interest at the bank's prime rate (9.00% at March 31, 1995) plus 2.25% per annum;
        maturing March 30, 1998 and secured by the Company's assets and the
        personal guarantee of the Company's principal stockholders........................            --         178,986
     Note payable to a bank; monthly payments of $6,218, including interest at the bank's prime rate (6.25% at March 31, 1994) plus 2.75% per annum;
        refinanced in 1995................................................................       227,771              --
                                                                                          ---------------- ---------------
                                                                                                 276,749         365,605
     Less: Current maturities.............................................................       (64,962)       (108,132)
                                                                                          ---------------  ---------------
                                                                                               $ 211,787       $ 257,473
                                                                                          ================ ===============

     Principal  maturities  on notes  payable  over the next  five  years are as  follows  (see  Note 7 for  capital  lease obligations).



                                                                                                             Year Ending
                                                                                                            March 31, 1995
                                                                                                           -----------------

     1996..................................................................................................     $   53,120
     1997..................................................................................................         59,413
     1998..................................................................................................         66,453
                                                                                                           =================
                                                                                                                 $ 178,986
                                                                                                           =================

                              FINANCIAL DATA SYSTEMS, INC.

Note 6 - Income Taxes

     The provision (benefit) for income taxes is as follows.


                                                                              Year Ended March 31,          April 1, 1995 -
                                                                       ------------------------------------   February 19,
                                                                             1994              1995              1996
                                                                       ----------------- ------------------ ----------------
     Continuing operations:
          Current - federal.............................................    $  233,100      $   190,200        $ 403,010
          Deferred - federal............................................       (63,100)         (68,200)         (39,010)
                                                                       ----------------- ------------------ ----------------
               Total..................................................         170,000          122,000          364,000
     Discontinued operations - federal..................................      (159,700)         (80,100)              --
                                                                       ----------------- ------------------ ----------------
     Total provision for income taxes.................................     $    10,300     $     41,900        $ 364,000
                                                                       =====================================================

     Deferred tax assets (liabilities) are comprised of the following.


                                                                                                      March 31,
                                                                                          ----------------------------------
                                                                                                 1994             1995
                                                                                          ---------------- -----------------

     Accrued liabilities..................................................................    $    51,100    $     54,600
     Cash to accrual conversion...........................................................       (142,900)       (111,700)
     Depreciation.........................................................................        (17,600)        (16,500)
     Net operating loss carryforward......................................................         48,200              --
     Other................................................................................          6,500           3,600
                                                                                          ---------------- -----------------
     Total................................................................................     $  (54,700)     $  (70,000)
                                                                                          ==================================

     The Company's  effective  income tax rate for continuing  operations  varied from the U.S.  federal  statutory rate as follows.

                                                                                                      April 1-
                                                                               Year Ended March 31,           February 19,
                                                                        ----------------------------------  ----------------
                                                                              1994             1995              1996
                                                                        ----------------- ----------------  ----------------

     U.S. federal statutory rate.............................                34.0%            34.0%              34.0%
     Non-deductible expenses.................................                  .9              3.0                1.4
     Other...................................................                  .2             (1.7)               1.1
                                                                        ================= ================  ================
     Effective income tax rate...............................                35.1%            35.3%              36.5%
                                                                        ================= ================  ================

Note 7 - Lease Commitments

     The Company leases business offices under long-term lease agreements. The leases are classified as operating leases and expire between 1997 and 2001. Under such leases, the Company is responsible for all executory costs (insurance, axes and maintenance) and pro rata common area charges. The Company also leases furniture and equipment under leases classified as capital leases.

     Property and equipment includes the following leased property under capital leases.


                                                                                                     March 31,
                                                                                          --------------------------------
                                                                                                1994             1995
                                                                                          ---------------- ---------------

     Equipment............................................................................      $ 57,779       $ 236,042
     Less: Accumulated amortization.......................................................       (10,867)        (46,957)
                                                                                          ================ ===============
                                                                                                $ 46,912       $ 189,085
                                                                                          ================ ===============

                            FINANCIAL DATA SYSTEMS, INC.

     The following is a schedule of future minimum lease payments for capital and operating leases (with initial or remaining terms in excess of one year).


                                                                                                     Year Ending March 31,
                                                                                                     Capital      Operating
                                                                                                      Leases       Leases
                                                                                                   ------------- -------------

     1997.......................................................................................... $   79,066     $ 172,172
     1998..........................................................................................     79,066       202,368
     1999..........................................................................................     52,626       198,662
     2000..........................................................................................     21,357       201,026
     2001..........................................................................................         -        179,100
                                                                                                   ------------- ------------
        Total minimum lease payments...............................................................    232,115    $  953,328
                                                                                                                 ============
     Less: Amounts representing interest...........................................................    (45,496)
                                                                                                   -------------
     Present value of net minimum lease payments...................................................  $ 186,619
                                                                                                   =============

     Rent expense amounted to $78,549, $108,630 and $188,038 respectively, for the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996, respectively.

Note 8 - Related Party Transactions

     Three individuals own 79% of the outstanding Series A preferred stock, and are referred to as the ''principal stockholders.''

     For the year ended March 31, 1995, the Company recognized a total of $76,192 in revenue for providing computer consulting services to CyberSAFE. At March 31, 1995, $59,720 was due from CyberSAFE for these services and are included in accounts receivable.

     In May 1994, the Company negotiated a perpetual software marketing agreement with CyberSAFE to sublicense CyberSAFE software in exchange for royalty payments of 15% of the purchase price for every copy licensed. For the year ended March 31, 1995, and for the period April 1, 1995 through February 19, 1996, the Company paid no royalties to CyberSAFE.

     In addition, the Company has made short-term advances to CyberSAFE. The balance due on these short-term advances, bearing interest at 9% per annum at March 31, 1995 was $111,877. Included in other income is $41,265 for the year ended March 31, 1995 for management services provided to CyberSAFE . Included in interest income on the advances was $7,335 and $14,213 for the year ended March 31, 1995 and for the period April 1, 1995 through February 19, 1996, respectively.

     Two stockholders of the Company each own in excess of 10% of the equity interests in VoiceNet, Inc. (''VoiceNet''), a voicemail service bureau from which FDSI obtained voicemail services. For the year ended March 31, 1995, consideration paid by FDSI to VoiceNet was approximately $17,500. FDSI paid for services at VoiceNet's advertised rates.

     The Company carries its investment in Cotelligent (see Note 1) at cost. The investment, which totaled $15,000 and $30,000 at March 31, 1994 and 1995, respectively, is included in the ''Other assets'' in the accompanying Balance

Sheet.

Note 9 - Employee Benefit Plans

     The Company maintains a discretionary 401(k) profit-sharing plan which covers all employees who have met minimum age and employment requirements. The Company made no contributions to this plan, for the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996.

                         FINANCIAL DATA SYSTEMS, INC.

     In September 1992, the Company adopted a cash bonus profit-sharing plan for employees who have completed 1,500 hours of service to the Company. Individuals must be an employee of the Company on the payout date. The Company recorded $10,000, $24,000 and $30,000 of expense related to this plan for the years ended March 31, 1994 and 1995 and the period April 1, 1995 through February 19, 1996, respectively.

Note 10 - Preferred and Common Stock

     In 1990, the Company's articles of incorporation were amended to allow for new classes of stock. Holders of the Company's previously issued common stock exchanged their shares for newly issued Series A voting preferred stock. Holders of the Company's outstanding and exercisable stock options exchanged their options for newly issued Series C voting preferred stock in conjunction with the termination of the Company's stock option plan.

     Holder of Series C preferred stock are required to convert their shares to Series A common stock (voting) upon the termination of employment with the Company.

     The Company has authorized Series B and D preferred stock and Series B common stock; each series of stock is unissued and has different rights. Series B and D preferred and Series B common stock are nonvoting. The following summarizes the authorized shares for each series of stock:

     Preferred stock:
          Series B, 100,000 shares authorized
          Series D, 150,000 shares authorized

     Common stock:
          Series B, 150,000 shares authorized

Note 11 - Discontinued Operations

     As discussed in Note 2, CyberSAFE was previously a separate business division of FDSI, which developed and marketed security system software for a separate group of customers. In December 1993, CyberSAFE was incorporated and became a wholly-owned subsidiary of the Company. Revenues for this business were approximately $861,000 and $84,000 for the fiscal years ended March 31, 1994 and 1995, respectively. Net assets of approximately $446,000 were transferred by FDSI to the subsidiary. Management of FDSI subsequently decided to discontinue this business segment and, accordingly, distributed the net assets to its stockholders in a tax-free reorganization in June 1994.

     Accordingly, the operating results of this business have been presented as discontinued operations, net of applicable income taxes, for all periods presented. The assets and liabilities of CyberSAFE have been presented as ''Net assets from discontinued business'' on the March 31, 1994 balance sheet. These March 31, 1994 assets consisted of the following:

          Cash...............................................................................................  $     4,660
          Accounts receivable................................................................................      209,892
          Prepaid expenses and other current assets..........................................................       28,797
          Other assets.......................................................................................       39,234
          Capitalized software...............................................................................      497,203
          Property and equipment.............................................................................      144,284
          Accounts payable and accrued liabilities...........................................................     (164,855)
          Deferred income taxes..............................................................................     (103,300)
          Long-term debt.....................................................................................     (172,285)
                                                                                                              --------------
                    Net......................................................................................  $   483,630
                                                                                                              ==============

                             FINANCIAL DATA SYSTEMS, INC.

     The net assets of CyberSAFE at June 1994, which approximated $103,000, were distributed to its shareholders and this distribution has been reflected appropriately in stockholders' equity.

Note 12 - Significant Clients

     During the year ended March 31, 1994, two clients accounted for 14% and 11% of revenues, respectively, one client accounted for 26% of revenues for the year ended March 31, 1995, and two clients accounted for 12% and 24% of revenue, respectively, for the period April 1, 1995 through February 19, 1996.

     Additionally, these clients accounted for approximately 22% and 23% of the accounts receivable balance as of March 31, 1994 and 1995, respectively.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  BFR Co., Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of BFR Co., Inc. at March 31, 1995 and 1994, and the results of its operations and cash flows for the years ended March 31, 1995 and 1994 and for the period April 1, 1995 through February 19, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

Minneapolis, Minnesota
April 20, 1996


                                                       BFR CO., INC.

                                                       BALANCE SHEET


                                                                                 March 31,         March 31,
                                                                                    1994             1995
                                                                                -------------    --------------
                                     ASSETS
Current assets:
     Cash and cash equivalents................................................  $   210,442       $   466,885
     Accounts receivable......................................................    3,388,164         3,263,436
     Prepare expenses and other current assets................................      167,819            13,411
                                                                                -------------    --------------
          Total current assets................................................    3,766,425         3,743,732
                                                                                -------------    --------------
Property and equipment, net...................................................      184,352           140,818
Other assets .                                                                      119,567           138,723
                                                                                =============    ==============
          Total assets........................................................   $4,070,344        $4,023,273
                                                                                =============    ==============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Short-term debt..........................................................  $   584,650       $    35,659
     Accounts payable.........................................................      191,448            71,840
     Accrued payroll liabilities..............................................      159,865           836,972
     Deferred revenue.........................................................           --           168,405
     Deferred income taxes                                                          271,000           250,000
     Other accrued liabilities................................................      243,764           255,962
                                                                                -------------    --------------
          Total current liabilities...........................................    1,450,727         1,618,838
                                                                                -------------    --------------
Capital lease obligations.                                                          176,172           140,189
Commitments (Notes 6 and 9)...................................................           --                --

Stockholders' equity :
     Common stock, no par value; 1,000,000 shares of Class A and
        1,000,000 shares of Class B authorized, 300,000 and 700,000
        shares, issued and outstanding........................................        1,000             1,000
     Retained earnings .......................................................    2,442,445         2,263,246
                                                                                -------------    --------------
          Total stockholders' equity .........................................    2,443,445         2,264,246
                                                                                =============    ==============
          Total liabilities and stockholders' equity..........................   $4,070,344        $4,023,273
                                                                                =============    ==============




                        The accompanying notes are an integral part of these financial statements.

                                                      BFR CO., INC.

                                                  STATEMENT OF OPERATIONS


                                                                                                    April 1, 1995
                                                                   Fiscal Year Ended March 31,       February 19,
                                                                ---------------------------------- -----------------
                                                                      1994             1995              1996
                                                                ----------------- ---------------- -----------------

Revenues......................................................      $14,440,051     $ 15,220,645      $ 15,622,785
Cost of services..............................................       10,813,662       11,239,778        11,494,132
                                                                ----------------- ---------------- -----------------
          Gross margin........................................        3,626,389        3,980,867         4,128,653
Selling, general and administrative
   expenses  .................................................        2,832,816        4,173,345         3,589,339
                                                                ----------------- ---------------- -----------------
          Operating income (loss).............................          793,573         (192,478)          539,314
Other (income) expense:
     Interest expense.........................................           53,228           33,109           181,713
     Interest income..........................................          (20,770)         (25,388)          (20,694)
     Other, net...............................................            3,934               --                --
                                                                ----------------- ---------------- -----------------
                                                                         36,392            7,721           161,019
                                                                ----------------- ---------------- -----------------
Income (loss) before provision
   (benefit) for income taxes.................................          757,181         (200,199)          378,295
Provision (benefit) for income taxes..........................           76,000          (21,000)        1,080,162
                                                                ----------------- ---------------- -----------------
          Net income (loss)...................................     $    681,181    $    (179,199)    $    (701,867)
                                                                ================= ================ =================




                        The accompanying notes are an integral part of these financial statements.



                                                       BFR CO., INC.

                                             STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                 Unearned           Total
                                                                                  Retained         ESOP          Stockholders
                                                Common Stock                     Earnings       Shares            Equity
                                 ---------------------------------------------  ------------ ----------------- -----------------

                                       Shares                  Amount
                                 ---------------------- ----------------------
                                   Class A   Class B    Class A    Class B
                                 ---------------------- ----------- -----------

Balance at March 31, 1993........   300,000   700,000     $   300     $   700   $ 1,761,264   $           --      $   1,762,264
Net income.......................        --        --          --          --       681,181                             681,181
                                 ---------- ----------- ----------- ----------- ------------ ----------------- -----------------
Balance at March 31, 1994........   300,000   700,000         300         700     2,442,445               --          2,443,445
Net loss.........................        --        --          --          --      (179,199)              --           (179,199)
                                 ---------- ----------- ----------- ----------- ------------ ----------------- -----------------
Balance at March 31, 1995........   300,000   700,000         300         700      2,263,246              --          2,264,246
Purchase of ESOP shares..........        --        --          --          --             --      (3,150,000)        (3,150,000)
Release of unearned shares to
   ESOP..........................        --        --          --          --             --       1,114,286          1,114,286
Conversion  of  ESOP  to  defined
contribution plan................        --        --          --          --             --       2,035,714          2,035,714
Dividends........................        --        --          --          --       (138,723)             --           (138,723)
Net loss.........................        --        --          --          --       (701,867)             --           (701,867)
                                 ---------- ----------- ----------- ----------- ------------- ---------------- -----------------
Balance at February 19, 1996.....   300,000   700,000     $   300     $   700   $  1,422,656    $          0      $   1,423,656
                                 ========== =========== =========== =========== ============= ================ =================



                  The accompanying notes are an integral part of these financial statements.


                                                       BFR CO., INC.

                                                  STATEMENT OF CASH FLOWS


                                                                   Fiscal Years Ended       April 1, 1995 -
                                                                        March 31,            February 19,
                                                               ---------------------------- ----------------
                                                                     1994          1995           1996
                                                               ---------------------------- ----------------
Cash flows from operating activities:
   Net income (loss)..........................................     $ 681,181   $ (179,199)     $  (701,867)
   Adjustments to reconcile net income (loss) to net
     cash provided by (used in) operating
     activities:
     Depreciation and amortization............................        44,625       43,534           41,704
     Deferred income taxes, net...............................        76,000      (21,000)         407,651
     Changes in current assets and liabilities:
        Accounts receivable...................................      (893,938)     124,728          (99,222)
        Prepaid expenses and other current
          assets..............................................        (5,327)     154,408          331,860
        Accounts payable and accrued expenses.................      (260,851)     569,697          356,642
        Income taxes payable..................................            --          --           376,224
        Deferred revenue......................................            --      168,405         (168,405)
     Changes in other assets..................................       (25,463)     (19,156)        (307,298)
                                                               ---------------------------- ----------------
          Net cash provided by (used in)
             operating activities.............................      (383,773)     841,417          237,289
                                                               ---------------------------- ----------------
Cash flows from investing activities:
   Purchases of property and equipment........................        (8,126)          --         (121,757)
   Net repayments from related
     parties .................................................       127,673           --               --
   Deferred transaction costs.................................            --           --         (274,355)
   Investment in Cotelligent..................................            --           --          (40,000)
   Advances to Cotelligent....................................            --           --         (136,000)
                                                               ---------------------------- ----------------
Net cash flows provided by (used in) investing
   activities.................................................       119,547           --         (572,112)
                                                               ---------------------------- ----------------
Cash flows from financing activities:
   Net borrowings (repayments) on short-term
     debt ....................................................       150,000     (550,000)         300,000
   Payments on capital lease obligations......................       (30,927)     (34,974)         (30,244)
                                                               ---------------------------- ----------------
          Net cash provided by (used in)
             financing activities.............................       119,073     (584,974)         269,756
                                                               ---------------------------- ----------------
Net increase (decrease) in cash and cash
   equivalents................................................      (145,153)     256,443          (65,067)
Cash and cash equivalents at beginning of
   period ....................................................       355,595      210,442          466,885
                                                               ============================ ================
Cash and cash equivalents at end of period....................     $ 210,442   $  466,885        $ 401,818
                                                               ============================ ================
Supplemental disclosures of cash flow
   information:
   Interest paid..............................................      $ 28,784  $    12,495        $ 181,713
   Income taxes paid..........................................   $        25  $        25        $ 439,500




                        The accompanying notes are an integral part of these financial statements.


                                  BFR CO., INC.

                           NOTES TO FINANCIAL STATEMENTS

Note 1 - Business Organization

     BFR Co., Inc. ("BFR" or the "Company"), a New Jersey corporation, was incorporated and commenced operations in 1985. The Company is a professional services firm that provides computer consulting and contract programming services.

     The Company and its stockholders entered into a definitive agreement with Cotelligent Group, Inc. ("Cotelligent") pursuant to which the Company merged with Cotelligent (the "Acquisition"). All outstanding shares of the Company were exchanged for cash and shares of Cotelligent's common stock concurrent with the consummation of the initial public offering of the common stock of Cotelligent. Cotelligent completed the initial public offering on February 14, 1996, and on February 20, 1996, completed the Acquisition of the Company.

Note 2 - Summary of Significant Accounting Policies

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

   Property and Equipment

     Property and equipment are stated at cost. Depreciation is provided over the estimated useful lives of the related assets (generally ranging from five to ten years) on an accelerated basis.

   Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

   Allowance for Doubtful Accounts

     The Company does not maintain an allowance for doubtful accounts as accounts receivable amounts are deemed fully collectible and historical write-offs have been insignificant.

   Revenue Recognition

     Revenue is recognized as services are performed.

     Deferred revenue at March 31, 1995 represents billings to clients under fixed price contracts that have not been earned by the Company under its revenue recognition policy.

                                   BFR CO., INC.

   Earnings Per Share

     Historical earnings per share has not been presented because it is not considered to be meaningful as a result of the Acquisitions and the offering as discussed in Note 1.

    Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ''Accounting for Income Taxes'' ("SFAS 109"). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

     The Company was an S corporation through March 31, 1995 for federal income tax purposes and, accordingly, any federal income tax liabilities through this date are the responsibility of the stockholders. Appropriate provisions were made for these periods for state income taxes. Effective April 1, 1995 the Company terminated its S status and will be taxed as a C Corporation. See further discussion in Note 5, Income Taxes.

Note 3 - Property and Equipment

     Property and equipment is comprised of the following:

                                                                                                      March 31,
                                                                                                  1994       1995
                                                                                               ----------- -----------

     Computer equipment........................................................................ $ 292,001   $ 292,001
     Office equipment..........................................................................   349,476     349,476
     Leasehold improvements....................................................................    24,818      24,818
                                                                                               ----------- -----------
                                                                                                  666,295     666,295
     Less: Accumulated depreciation and amortization...........................................   481,943     525,477
                                                                                               ----------- -----------
                                                                                                $ 184,352   $ 140,818
                                                                                               =========== ===========

     Depreciation and amortization expense for the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996 was $44,625, $43,534 and  $41,704, respectively.

     Included in office equipment is approximately $307,000 of gross assets under capital leases as of March 31, 1994.

Note 4 - Credit Facilities

   Short-Term Debt

     Short-term debt consists of the following:


                                                                                                       March 31,
                                                                                                 -----------------------
                                                                                                    1994        1995
                                                                                                 ----------- -----------

     Line of credit.............................................................................. $ 550,000  $       --
     Current portion of capital lease obligation.................................................    34,650      35,659
                                                                                                 ----------- -----------
                                                                                                  $ 584,650    $ 35,659
                                                                                                 =========== ===========

                                      F-95

                                 BFR CO., INC.

                      NOTES TO FINANCIAL STATEMENTS (Continued)

         The Company's line of credit agreement with a bank provides for borrowings of up to $1,500,000. The line of credit is secured by all of the Company's assets not specifically pledged. The interest rate on this line of credit was
6.75% (prime plus .50 %) and 9% (prime) at March 31, 1994 and 1995, respectively.


Note 5 - Income Taxes

     The provision (benefit) for income taxes is as follows.


                                                                                                 April 1, 1995-
                                                                      Year Ended March 31,        February 19,
                                                                      --------------------------
                                                                           1994         1995           1996
                                                                      ------------- ------------ ----------------
     Current:
          Federal..................................................... $       --     $     --     $    192,879
          State.......................................................     76,000      (21,000)         117,968
                                                                      ------------- ------------ ----------------
                                                                           76,000      (21,000)         310,847
     Deferred:
          Federal.....................................................          --          --          847,604
          State.......................................................          --          --          (78,289)
                                                                      ------------- ------------ ----------------
                                                                                --          --          769,315
                                                                      ------------- ------------ ----------------
                                                                         $ 76,000    $ (21,000)     $ 1,080,162
                                                                      ============= ============ ================



 Deferred tax assets (liabilities) are comprised of the following.


                                                                                            March 31,
                                                                                  ------------------------------
                                                                                       1994            1995
                                                                                  ---------------  -------------
     Current:
          Cash to accrual.........................................................  $        --     $       --
          Accounts receivable.....................................................     (318,000)      (293,700)
          Accounts payable and accrued expenses...................................       43,000         24,700
          Unearned revenue........................................................           --         15,200
          Other ..................................................................        4,000          3,800
                                                                                  ---------------  -------------
               Total..............................................................  $  (271,000)    $ (250,000)
                                                                                  ===============  =============


     The Company's effective income tax rate varied from the statutory tax rate as a result of the following:



                                                                             Year Ended
                                                                              March 31,          April 1, 1995 -
                                                                       ------------------------   February 19,
                                                                           1994        1995          1996
                                                                    ---------------------------- ----------------

U.S. Federal statutory rate............................................   34.0%        34.0%          34.0%
State statutory rate...................................................    9.0          9.0            6.9
Officers life insurance and other nondeductible expenses...............    1.0          1.5           (6.9)
Conversion to C corporation ...........................................     --           --          244.5
Other .................................................................     --           --          (10.2)
                                                                       ------------------------ ----------------
     Effective tax rate................................................   44.0%        44.5%         268.3%
                                                                       ======================== ================


                                 BFR CO., INC.

     Also, in connection with the conversion from an S corporation (cash basis) to a C corporation (accrual basis), approximately $925,000 of federal and state income taxes is expected to be paid pro rata over the next four years. See Note 11 for Unaudited Pro Forma Income Tax Information.

Note 6 - Lease Commitments

     The Company leases its general offices, and certain computer and transportation equipment under operating leases from an affiliate, which is under common control. Rental expense under these leases was $175,814, $176,104 and $174,874 for the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996, respectively.

     Future minimum rental payments under such leases for the years ending March 31 are as follows.


                                                                                    Capital     Operating
                                                                                    Leases       Leases
                                                                                ------------- -------------

     1997....................................................................... $   51,000     $ 205,000
     1998.......................................................................     51,000       196,000
     1999.......................................................................     51,000       196,000
     2000.......................................................................     51,000       206,000
     2001.......................................................................     43,000       191,000
                                                                                ------------- -------------
               Total minimum lease payments.....................................    247,000     $ 994,000
                                                                                              =============
     Less: Future interest......................................................    (71,152)
                                                                                --------------
     Present value of net minimum lease payments................................    175,848
     Less: Current maturities...................................................    (35,659)
                                                                                --------------
                                                                                   $140,189
                                                                                ==============


Note 7 - Common Stock

     Effective March 31, 1995, the Company amended its Certificate of Incorporation to provide for two classes of voting common stock (Class A and Class B) with the authority to issue 1,000,000 shares of each class of common stock with no par value. The existing shares outstanding were classified as Class B shares.

     On April 20, 1995 the Company declared and effected a stock split of 3,000 shares of Class A common stock for each share of Class B common stock in the form of a stock dividend. On April 20, 1995, the Company declared and effected a 7,000-for-1 stock split of the Class B common stock. This stock split has been retroactively reflected in the Company's Balance Sheet and Statement of Stockholders' Equity.

     On April 20, 1995, the Employee Stock Ownership Plan and the Money Purchase Plan (the Plan) purchased from the shareholders of the Company all of the 300,000 shares of Class A common stock for $3,150,000. In connection with the transaction, the Plan received a $900,000 cash contribution from the Company and assumed a $2,250,000 liability to a bank. The Company guaranteed this obligation. Approximately 214,000 Class A shares are pledged to the bank, and the loan will be repaid in 84 monthly installments plus interest at the banks prime rate less .10%. See further discussion regarding this Plan in Note 8 - Retirement Plans.

Note 8 - Retirement Plans

   401(k)

     The Company has a 401(k) plan for the benefit of all employees after 30 days of service. The plan is non-contributory and is funded by the amounts used to reduce employee salaries. In addition, the Company has the option to contribute to the plan on the employee's behalf. The Company did not make any contributions to the plan for the years ending March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996.

                                   BFR CO., INC.

   Employee Stock Ownership and Money Purchase Plan

     The Company previously maintained an Employee Stock Ownership (ESOP) and Money Purchase Plan (the Plan) which covered substantially all salaried employees. Annual contributions to the ESOP were made at the discretion of the Company's Board of Directors. The Plan required fixed minimum annual contributions of 10% of eligible payroll for the initial year ending March 31, 1995 and 5% of eligible payroll for subsequent years. Employees' scheduled vesting of these benefits occurs over seven years. In April 1995, the Plan incurred a $2,250,000 liability to a bank with respect to the ESOP portion of the Plan, which, together with a $900,000 cash contribution from the Company, enabled the Plan to purchase all of the 300,000 outstanding shares of Class A common stock for $3,150,000 from the stockholders. The ESOP shares were allocated to participants as contributions were made to the Plan. During the year ended March 31, 1995, the Company made contributions of $900,000 to this Plan. As the debt was repaid, shares were released from collateral and allocated to active employees based upon the proportion of debt service paid in the year. The Company recorded compensation expense equal to the market value of the shares at the release date. On December 7, 1995, the Plan was converted to a profit sharing plan. Contributions to the Plan are made at the discretion of the Company. The Company did not make any contributions to the Plan for the period from December 7, 1995 through February 19, 1996.

Note 9 - Commitments

   Employment Agreements

     Effective April 20, 1995, the Company entered into employment agreements with the four shareholders and officers of the Company. The agreements provided for minimum annual compensation of $464,000 in addition to directors compensation, potential salary increases and bonuses. The Agreements included non-compete clauses and continued through years ranging between 2001 and 2021, assuming the maintenance of certain ownership percentages. These employment agreements were terminated in connection with the merger with Cotelligent and certain of the officers entered into new employment contracts.

Note 10 - Major Clients

     During the year ended March 31, 1994, three major clients accounted for approximately 33%, 25% and 13% of revenues, respectively, during 1995 three clients accounted for approximately 34%, 25% and 12% of revenues, respectively, and during the period April 1, 1995 through February 19, 1996 four clients accounted for 27%, 23%, 21% and 15% respectively.

     Additionally, these clients accounted for approximately 28%, 22% and 13% of the accounts receivable balance as of March 31, 1994 and 34%, 24% and 18% of the accounts receivable balance as of March 31, 1995, respectively.

                                 BFR CO., INC.

Note 11 - Unaudited Pro Forma Income Tax Information

     The following unaudited pro forma income tax information is presented in accordance with Statement of Financial Accounting Standards No. 109 ("SFAS 109") as if the Company had been a C corporation subject to federal and state income taxes throughout the periods presented.




                                                                               Fiscal Year Ended         April 1, 1995 -      -
                                                                                   March 31,              February 19,
                                                                         ------------------------------  ----------------
                                                                              1994           1995              1996
                                                                         ------------- ----------------  ----------------
     Income (loss) before
        provision (benefit) for income taxes.............................  $ 757,181      $ (200,199)         $ 378,295
     Provision (benefit) for income taxes................................    302,872         (80,080)           151,318
                                                                         ============= ================  ================
     Pro forma net income (loss).........................................  $ 454,309      $ (120,119)         $ 226,977
                                                                         ============= ================  ================

                           REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  Data Arts & Sciences, Inc.
  and Data Personnel, Inc.

     In our opinion, the accompanying combined balance sheet and the related combined statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the combined financial position of Data Arts & Sciences, Inc. and Data Personnel, Inc. at March 31, 1995 and 1994, and the results of their operations and cash flows for each of the years ended March 31, 1995 and 1994 and for the period April 1, 1995 through February 19, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the companies' management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

Minneapolis, Minnesota
April 20, 1996

                                                DATA ARTS & SCIENCES, INC.

                                                  COMBINED BALANCE SHEET


                                                                                            March 31,      March 31,
                                                                                              1994         1995
                                                                                          -----------------------------
                                          ASSETS
Current assets:
     Accounts receivable, less allowance for doubtful accounts of
        $30,000...........................................................................  $1,431,730     $2,043,211
     Income taxes receivable..............................................................      26,635             --
     Deferred income taxes................................................................      12,081         12,081
     Prepaid expenses and other current assets............................................      64,794         51,630
                                                                                          -------------- --------------
          Total current assets............................................................   1,535,240      2,106,922
                                                                                          -------------- --------------
Property and equipment, net...............................................................     112,918         79,531
Deferred income taxes.....................................................................      11,341         12,599
Other assets .............................................................................     137,675        228,166
                                                                                          ============== ==============
          Total assets....................................................................  $1,797,174     $2,427,218
                                                                                          ============== ==============

                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Short-term debt...................................................................... $   179,138    $   408,983
     Accounts payable.....................................................................     247,682        396,747
     Accrued compensation.................................................................     323,669        401,116
     Income taxes payable.................................................................          --         55,290
                                                                                          -------------- --------------
          Total current liabilities.......................................................     750,489      1,262,136
                                                                                          -------------- --------------
Long-term debt, including notes payable to related parties of
   $440,000  .............................................................................     556,259        440,000
                                                                                          -------------- --------------
          Total liabilities...............................................................   1,306,748      1,702,136
                                                                                          -------------- --------------
Commitments and contingencies (Notes 7 and 9).............................................          --             --
Stockholders' equity:
     Common stock - DASI, no par value; 12,500 shares authorized,
        300 shares issued and outstanding.................................................       2,000          2,000
     Common stock - DPI, no par value; 10,000 shares authorized,
        2,000 shares issued and outstanding...............................................       2,000          2,000
     Retained earnings....................................................................     486,426        721,082
                                                                                          -------------- --------------
          Total stockholders' equity......................................................     490,426        725,082
                                                                                          ============== ==============
          Total liabilities and stockholders' equity......................................  $1,797,174     $2,427,218
                                                                                          ============== ==============



                    The accompanying notes are an integral part of these combined financial statements.

                                                DATA ARTS & SCIENCES, INC.

                                             COMBINED STATEMENT OF OPERATIONS


                                                                                 Fiscal Year Ended            April 1, 1995 -
                                                                                     March 31,                  February 19,
                                                                        ------------------------------------ -------------------
                                                                               1994              1995               1996
                                                                        ----------------- ------------------ ------------------

Revenue.................................................................    $10,065,043        $12,436,865        $14,455,636
Cost of services........................................................      7,971,100          9,740,902         11,254,223
                                                                        ----------------- ------------------ ------------------
     Gross margin.......................................................      2,093,943          2,695,963          3,201,413
Selling, general and administrative expenses............................      1,861,838          2,194,932          2,344,165
                                                                        ----------------- ------------------ ------------------
          Operating income..............................................        232,105            501,031            857,248
Other (income) expense:
     Interest expense...................................................         80,013             80,150            109,318
     Other, net.........................................................              -                  -            (22,719)
                                                                        ----------------- ------------------ ------------------
                                                                                 80,013             80,150             86,599
                                                                        ----------------- ------------------ ------------------
Income before provision for income taxes................................        152,092            420,881            770,649
Provision for income taxes..............................................         71,658            186,225            328,288
                                                                        ----------------- ------------------ ------------------
Net income..............................................................  $      80,434      $     234,656      $     442,361
                                                                        ================= ================== ==================




                    The accompanying notes are an integral part of these combined financial statements.



                                                DATA ARTS & SCIENCES, INC.

                                        COMBINED STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                       Total
                                        Common Stock            Common Stock           Retained    Stockholders
                                           DASI                    DPI               Earnings       Equity
                                    --------------------- -------------------------------------------------------
                                     Shares    Amount     Shares      Amount
                                    --------- ----------- --------------------------

Balance at March 31, 1993...........    300     $ 2,000       2,000       $ 2,000    $   405,992      $  409,992
Net income..........................      -           -           -             -         80,434          80,434
                                    --------- ----------- ------------------------- -------------- ---------------
Balance at March 31, 1994...........    300       2,000       2,000         2,000        486,426         490,426
Net income..........................      -           -           -             -        234,656         234,656
                                    --------- ----------- ------------------------- -------------- ---------------
Balance at March 31, 1995...........    300       2,000       2,000         2,000        721,082         725,082
Dividends...........................     --          --          --            --        (20,745)        (20,745)
Redemption..........................     --          --      (2,000)       (2,000)            --          (2,000)
Contributed Capital.................     --       2,000          --            --             --           2,000
Net Income..........................     --          --          --            --        442,361         442,361
                                    --------- ----------- ------------------------- -------------- ---------------
Balance at February 19, 1996........    300     $ 4,000           0     $       0     $1,142,698      $1,146,698
                                    ========= =========== ========================= ============== ===============




                    The accompanying notes are an integral part of these combined financial statements.


                                                DATA ARTS & SCIENCES, INC.

                                             COMBINED STATEMENT OF CASH FLOWS


                                                                               Fiscal Year Ended          April 1,1995-
                                                                                  March 31,                February 19,
                                                                         ----------------------------- ----------------
                                                                                 1994          1995          1996
                                                                         -------------- -------------- ----------------
Cash flows from operating activities:
   Net income............................................................   $   80,434     $ 234,656       $  442,361
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation........................................................       38,909        43,289           28,943
     Gain on disposal of equipment.......................................           --            --          (22,719)
     Deferred income taxes, net..........................................      (35,555)       (1,258)         (21,480)
     Changes in current assets and liabilities:
        Accounts receivable..............................................       50,713      (611,481)        (463,964)
        Prepaid expenses and other current assets........................      (44,324)       13,164          (15,418)
        Accounts payable and accrued expenses............................       35,724       226,512          (64,564)
        Income taxes payable.............................................      (81,602)       81,925           30,517
     Changes in other assets.............................................            --      (50,000)              --
                                                                         -------------- -------------- ----------------
          Net cash provided by (used in) operating
             activities..................................................       44,299       (63,193)         (86,324)
                                                                         -------------- -------------- ----------------
Cash flows from investing activities:
   Purchases of property and equipment...................................      (66,916)       (9,902)         (40,600)
    Proceeds from sale of equipment......................................            --           --           11,000
    Deferred transaction costs...........................................            --           --          (25,119)
   Investment in Cotelligent.............................................            --      (25,000)              --
   Advances to Cotelligent...............................................            --           --          (73,000)
   Investment in cash surrender value of life
     insurance...........................................................      (16,146)      (15,491)         (22,325)
                                                                         -------------- -------------- ----------------
          Net cash used in investing activities..........................      (83,062)      (50,393)        (150,044)
                                                                         -------------- -------------- ----------------
Cash flows from financing activities:
   Net borrowings (payments) on short-term debt                                (82,000)      230,000          242,356
   Payments on long-term debt............................................       (9,268)     (116,414)          (5,988)
   Payments on loan from related parties.................................      (25,000)           --               --
                                                                         -------------- -------------- ----------------
          Net cash provided by (used in) financing
             activities..................................................     (116,268)      113,586          236,368
                                                                         -------------- -------------- ----------------
Net decrease in cash and cash equivalents................................     (155,031)           --               --
Cash and cash equivalents at beginning of period.........................      155,031            --               --
                                                                         -------------- -------------- ----------------
Cash and cash equivalents at end of period...............................  $        --   $        --       $       --
                                                                         ============================= ================
Supplemental disclosures of cash flow information:
   Interest paid.........................................................    $  80,013     $  80,150        $ 109,318
   Income taxes paid.....................................................    $ 188,815     $ 105,558        $ 254,402




                    The accompanying notes are an integral part of these combined financial statements.

                                DATA ARTS & SCIENCES, INC.

                          NOTES TO COMBINED FINANCIAL STATEMENTS

Note 1 - Business Organization

     Data Arts & Sciences, Inc. ("DASI" or the "Company"), a Massachusetts corporation, commenced operations in 1975. The Company is a professional services firm that provides computer consulting and contract programming services.

     The Company and its stockholders entered into a definitive agreement with Cotelligent Group, Inc. ("Cotelligent") pursuant to which the Company merged with Cotelligent (the "Acquisition"). All outstanding shares of the Company were exchanged for cash and shares of Cotelligent's common stock concurrent with the consummation of an initial public offering of the common stock of Cotelligent. Cotelligent completed the initial public offering on February 14, 1996, and on February 20, 1996, completed the Acquisition of the Company.

Note 2 - Summary of Significant Accounting Policies

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Basis of Combination

     The accompanying financial statements include the accounts of Data Personnel, Inc. ("DPI") which is owned and controlled by the stockholders of Data Arts & Sciences, Inc. and which will also be included in the Acquisition by Cotelligent. Accordingly, these entities have been combined and presented in the accompanying financial statements. All intercompany balances and transactions have been eliminated. On December 27, 1995, DPI was merged with DASI.

   Cash and Cash Equivalents

     The Company considers all highly liquid debt investments purchased with an original maturity of three months or less to be cash equivalents. No such investments were held at March 31, 1995 or 1994.

   Property and Equipment

     Property and equipment are recorded at cost. Maintenance and repair costs are expensed as incurred. Depreciation of property and equipment is calculated using the double declining balance method over the estimated useful lives of the respective assets (generally over 5 years).

   Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

                                DATA ARTS & SCIENCES, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Revenue Recognition

     Revenue is recognized as services are performed.

Earnings Per Share

     Historical earnings per share has not been presented because it is not considered to be meaningful as a result of the Acquisitions and the offering as discussed in Note 1.

Revenue Recognition

     Revenue is recognized as services are performed.

Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ''Accounting for Income Taxes'' ("SFAS 109"). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

Note 3 - Allowance for Doubtful Accounts and Notes Receivable:

     The activity in the allowance for doubtful accounts and notes receivable is as follows.


                                                               Balance at                                  Balance
                                                               Beginning     Charged to                     at End
                                                               of Period      Expense     Write-offs    of Period
                                                              ------------- ---------------------------- -------------

      Year ended March 31, 1994...............................   $ 30,000    $       --   $        --        $30,000
                                                              ============= ============= ============== =============

      Year ended March 31, 1995...............................   $ 30,000      $ 21,368      $(21,368)       $30,000
                                                              ============= ============= ============== =============


Note 4 - Property and Equipment

     Property and equipment consists of the following.


                                                                                                             March  31,
                                                                                                     -------------------------
                                                                                                         1994       1995

                                                                                                     ------------------------

     Equipment......................................................................................   $187,016    $195,891
     Furniture and fixtures.........................................................................     80,301      81,328
     Automobiles....................................................................................     64,150      64,150
     Leasehold improvements.........................................................................     11,721      11,721
                                                                                                     ------------------------
                                                                                                        343,188     353,090
     Less: Accumulation depreciation................................................................    230,270     273,559
                                                                                                     ------------------------
                                                                                                       $112,918   $  79,531

                                                                                                     ========================

     Depreciation  expense for the years ended March 31, 1994 and 1995 and for the period  April 1, 1995  through  February
19, 1996 was $38,909, $43,289 and $28,943, respectively.


                               DATA ARTS & SCIENCES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS (Continued)

Note 5 - Credit Facilities

   Short-Term Debt

     Short-term debt consists of the following.


                                                                                                            March 31,
                                                                                                       1994         1995

                                                                                                   ------------ ------------

     Revolving line of credit.....................................................................   $168,000     $398,000
     Current maturities on long-term debt.........................................................     11,138       10,983
                                                                                                   ------------ ------------
                                                                                                     $179,138     $408,983
                                                                                                   ============ ============


     The Company's line of credit agreement with a bank expires May 31, 1996. Borrowings under the line are limited to the lesser of $1,300,000 or 70% of the Company's eligible accounts receivable, as defined in the line of credit agreement, and are secured by all assets of the Company, as well as the personal guarantees of the Company's stockholders. Borrowings bear interest at the rate of 1.25% above the bank's base lending rate (8.754% at March 31, 1995), payable monthly in arrears. Prior to January 31, 1995, borrowings under the line of credit bore interest at the rate of 2% above the bank's base lending rate (6.25% at March 31, 1994). Additionally, a fee of .50% per annum is payable quarterly on the unused portion of the line of credit.

     The line of credit agreement contains certain restrictive covenants, including a limitation on incurrence of additional debt (unless subordinated to the line of credit), restrictions on the amount of distributions which can be made to the Company's stockholders, as well as the maintenance of certain financial ratios and net worth requirements. The Company is currently in compliance with such covenants.

   Long-Term Debt

     Long-term debt consists of the following.



                                                                                                          March 31,
                                                                                                 --------------------------
                                                                                                     1994          1995

                                                                                                 ------------ -------------

     Loans from officers and stockholders........................................................  $440,000      $440,000
     Automobile loan.............................................................................    22,121        10,983
     Loan against cash surrender value of life insurance policies................................   105,276             -
                                                                                                 ------------ -------------
                                                                                                    567,397       450,983
     Less: Current portion.......................................................................    11,138        10,983
                                                                                                 ============ =============
  $556,259      $440,000

   Loans from Officers

     The Company has various loans payable to the officers and stockholders of DASI. A total of $440,000 is outstanding at March 31, 1995 and 1994, $220,000 to each stockholder. All of the loans bear interest at the rate of 10%, and interest only is payable monthly until the maturity date, at which time all of the principal is due. The loans contain no financial or restrictive covenants and have the following maturity dates:


                               Due October 25, 1996................................    $ 100,000
                               Due December 25, 1997...............................      140,000
                               Due October 25, 2006................................      200,000
                                                                                    =============
                                                                                       $ 440,000
                                                                                    =============

                              DATA ARTS & SCIENCES, INC.

     The $200,000 loan due October 25, 2006 is subordinated to repayment of the Company's revolving line of credit.

     Additionally, the Company had borrowed $50,000 from one stockholder on January 22, 1992 and again on March 10, 1993 under similar arrangements. All of these loans were repaid during fiscal years 1993 and 1994.

   Automobile Loan

     The Company purchased an automobile in fiscal year 1992 for $4,000 in cash and a loan of $42,005. The loan bore interest at the rate of 9.75% and required monthly principal and interest payments of $1,060 through maturity in March 1996. The loan was secured by the automobile. The loan and the automobile were transferred to a stockholder of the Company in September 1995.

   Loan on Officers' Life Insurance Policies

     In fiscal year 1992, the Company had borrowed approximately $105,000 against the cash surrender value of its officers' life insurance policies. These loans bore interest rates which adjusted based on the Moody's Corporate Bond Index. The loans were repaid in August 1994.

     Total maturities of long-term debt are as follows.


                                                                                           Year Ending
                                                                                            March 31,
                                                                                          ------------

                      1997................................................................$   10,983
                      1998................................................................   100,000
                      1999................................................................   140,000
                      2000................................................................        --
                      2001................................................................        --
                      Thereafter..........................................................   200,000
                                                                                           ------------
                                                                                             450,983
                      Less: Current portion...............................................    10,983
                                                                                          ------------
                      Total long term debt...............................................  $ 440,000
                                                                                          ============

Note 6 - Income Taxes


     The provision (benefit) for income taxes is as follows.


                                                                     Year Ended        April 1, 1995
                                                                     March 31,          February 19,
                                                              ----------------------------------------
                                                                 1994        1995         1996
                                                              ------------ ---------- ----------------
     Current:
          Federal.............................................$  81,921   $ 143,255     $ 259,207
          State...............................................   25,292      44,229        77,555
                                                              ------------ ---------- ----------------
                                                                107,213     187,484       336,762
                                                              ------------ ---------- ----------------
     Deferred:
          Federal.............................................  (30,019)     (1,063)       (6,551)
          State...............................................   (5,536)       (196)       (1,778)
                                                              ------------ ---------- ----------------
                                                                (35,555)     (1,259)       (8,329)
                                                              ------------ ---------- ----------------
     Provisions for income taxes..............................$  71,658   $ 186,225     $ 328,433
                                                              ============ ========== ================


                                 DATA ARTS & SCIENCES, INC.



Deferred tax assets are comprised of the following.

                                                                           March  31,
                                                                    ----------------------
                                                                       1994       1995
                                                                    ----------- -----------

     Accounts receivable reserves...................................$ 12,081    $ 12,081
     Accumulated depreciation.......................................  11,341      12,599
                                                                    ----------  ----------
               Total deferred tax assets............................$ 23,422    $ 24,680
                                                                    ==========  ==========

     The Company's effective income tax rate varied from the U.S. federal statutory rate as follows.

                                                                                        Year Ended        April 1, 1995
                                                                                        March 31,        February 19,
                                                                                  ---------------------------------------
                                                                                     1994       1995          1996
                                                                                  ---------------------------------------

     U.S. federal statutory rate..................................................   34.0%        34.0%           34.0%
     State income taxes, net of federal income tax benefit........................    7.3          6.8             6.5
     Officers' life insurance and nondeductible meals and entertainment
        expenses..................................................................    5.2          3.1             1.1
     Other........................................................................    0.6          0.3             1.0
                                                                                  ---------------------------------------
     Effective tax rate...........................................................   47.1%        44.2%           42.6%
                                                                                  =======================================


Note 7 - Lease Commitments

     The Company leases certain automobiles under noncancelable operating leases that expire at various dates through fiscal year 1998. Future minimum lease payments are as follows.

                                                                        Year Ending
                                                                         March 31,
                                                                       ---------------

     1997..............................................................   $   17,766
     1998..............................................................        4,584
     1999..............................................................        2,292
                                                                       ---------------
                                                                          $   24,642
                                                                       ===============


     The Company also leases its office space from a related party trust (see
Note 8). Rental payments on this office space are based upon the principal and interest payments required under the trust's mortgage loans and the operating expenses of the facility. The lease agreement was renegotiated in November of 1995. The provisions of the agreement allow for a five year fixed term, with one successive option to extend the term for a period of five years. The annual rental amount is $104,400, triple net, with a variable provision for escalation.

     Total rent and lease expense recorded by the Company in fiscal years 1994 and 1995 and for the period April 1, 1995 through February 19, 1996 was $112,864, $114,136 and $96,284, respectively.

Note 8 - Related Party Transactions

     As described in Note 7, the Company leases its office space from the Strathmore Realty Trust. The stockholders of DASI are the sole trustees and beneficiaries of the Strathmore Realty Trust. Rental expense recorded for this office space was $96,831, $97,462 and $92,700 for the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996, respectively.

                             DATA ARTS & SCIENCES, INC.

     As described in Note 5, the Company has loans outstanding to its stockholders totaling $440,000 at March 31, 1994 and 1995.

     Pursuant to the definitive agreement referenced in Note 1, the Company invested $5,000 and $25,000 during fiscal 1994 and 1995, respectively, in Cotelligent's common stock. The investment is recorded at cost and included in ''Other assets'' in the accompanying Combined Balance Sheet.

Note 9 - Commitments and Contingencies

     The Company is involved in various legal matters in the normal course of business. As of March 31, 1995, as a result of a pending legal matter involving a former employee of the Company, a court order required the Company to set aside $50,000 in a restricted cash account, which is included in ''Other assets''. The former employee claims that his relationship with the Company entitled him to share in the profits of one of the divisions of the Company, and has asserted damages of $200,000.

     In the opinion of management, the resolution of the above matters will not have a material adverse effect on the financial position or results of operations or cash flows of the Company.

Note 10 - Employee Benefit Plans

     The Company maintains an unfunded profit sharing plan which includes substantially all full-time employees who have at least one year of continuous service. Contributions to the plan are made at the discretion of the Board of Directors, based on earning levels. No contributions have been made for the years ended March 31, 1994, 1995 or for the period April 1, 1995 through February 19, 1996. The Company previously maintained a pension plan for certain of its employees. This plan was terminated in 1988 and no further contributions have been made.

Note 11 - Stock Purchase Agreement

     The Company and its stockholders were parties to a stock purchase agreement which was effective upon the death of a stockholder. The terms of the agreement required the Company to buy $350,000 of the Company's stock held by the deceased stockholder's estate and required the surviving stockholder to buy from the stockholder's estate all of the remaining shares owned by the stockholder at that time. In the event of a stockholder's death, the ''fair market value'' of the outstanding stock of the Company was to be equal to 60% of the average gross sales of the Company for the three most recent years preceding the stockholder's death; however, the value of such stock shall not be less than the proceeds of the life insurance contracts maintained on that stockholder. Since the Company's obligation to purchase common stock from a deceased stockholders' estate will be fully funded by a life insurance policy maintained by the Company, the related common stock has been classified as permanent equity. This agreement was terminated upon the Acquisition by Cotelligent (see Note 1).

Note 12 - Significant Clients

     Two clients each accounted for approximately 10% and 14% of revenues in 1994 and 1995. In addition, these clients accounted for approximately 26% and 19% of the accounts receivable balance at March 31, 1994 and 1995, respectively. During the period April 1, 1995 through February 19, 1996 these two clients accounted for approximately 16% and 10% of revenue, respectively.

Note 13 - Other Assets

     Included in "Other" assets on the accompanying Combined Balance Sheet is the cash surrender value of certain life insurance policies held by the Company on its officers. This cash surrender value totaled $132,675 and $148,166 at March 31, 1994 and 1995, respectively. Increases in cash surrender value are recorded as a reduction of annual insurance premium expense.

                           REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
  and Stockholders of
  Chamberlain Associates, Inc.

     In our opinion, the accompanying balance sheet and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Chamberlain Associates, Inc. at March 31, 1995 and 1994, and the results of its operations and cash flows for the years ended March 31, 1995 and 1994 and for the period April 1, 1995 through February 19, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP

Minneapolis, Minnesota
April 20, 1996


                                               CHAMBERLAIN ASSOCIATES, INC.

                                                       BALANCE SHEET


                                                                                             March 31,     March 31,
                                                                                               1994        1995
                                                                                            ---------------------------
                                           ASSETS
Current assets:
     Cash and cash equivalents.............................................................. $   15,446  $     46,118
     Accounts receivable....................................................................    520,755     1,265,176
                                                                                            ---------------------------
          Total current assets..............................................................    536,201     1,311,294
Property and equipment, net.................................................................     39,214        32,535
Other assets . .............................................................................     20,049        10,250
                                                                                            ===========================
          Total assets......................................................................  $ 595,464    $1,354,079
                                                                                            ===========================

                            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Short-term debt, including notes payable to related parties of $0 and $100,000,
     respectively........................................................................... $        -   $   385,000
     Accounts payable, including overdraft of $89,278 in 1994...............................    126,473        99,862
     Accrued compensation...................................................................     85,196       238,092
     Other accrued liabilities..............................................................     26,664        21,492
     Deferred income taxes..................................................................     98,147       203,487
                                                                                            ---------------------------
          Total current liabilities.........................................................    336,480       947,933
                                                                                            ---------------------------
Commitments (Note 6)........................................................................          --           --

Stockholders' equity:
     Common stock, $1.00 par value; 10,000 shares authorized;
        780 shares outstanding..............................................................        780           780
     Additional paid-in capital.............................................................     24,500        24,500
     Retained earnings                                                                          233,704       380,866
                                                                                            ---------------------------
          Total stockholders' equity........................................................    258,984       406,146
                                                                                            ===========================
          Total liabilities and stockholders' equity........................................   $595,464    $1,354,079
                                                                                            ===========================




                        The accompanying notes are an integral part of these financial statements.



                                               CHAMBERLAIN ASSOCIATES, INC.

                                                  STATEMENT OF OPERATIONS


                                                                                                          April 1, 1995
                                                                              Year Ended March 31,         February 19,
                                                                        --------------------------------- ---------------
                                                                                              1995             1996
                                                                           1994
                                                                        --------------- ----------------- ---------------

Revenues................................................................ $ 3,738,117      $ 6,563,487    $ 9,199,763
Cost of services........................................................   2,920,184        5,241,584      7,460,097
                                                                        --------------- ----------------- ---------------
          Gross margin..................................................     817,933        1,321,903      1,739,666
Selling, general and administrative
   expenses  ...........................................................     773,799        1,054,474      1,273,862
                                                                        --------------- ----------------- ---------------
          Operating income..............................................      44,134          267,429        465,804
Other (income) expense:
     Interest expense...................................................         351           15,804         13,999
     Interest income....................................................      (1,989)            (439)        (2,062)
     Other, net.........................................................      (1,181)            (438)          (515)
                                                                        --------------- ----------------- ---------------
                                                                              (2,819)          14,927         11,422
                                                                        --------------- ----------------- ---------------
Income before provision for income taxes................................      46,953          252,502        454,382
Provision for income taxes..............................................      21,445          105,340        179,494
                                                                        --------------- ----------------- ---------------
          Net income....................................................$     25,508      $   147,162   $    274,888
                                                                        =============== ================= ===============




                  The accompanying notes are an integral part of these consolidated financial statements.


                              CHAMBERLAIN ASSOCIATES, INC.

                            STATEMENT OF STOCKHOLDERS' EQUITY


                                                              Additional                         Total
                                                                Paid in      Retained        Stockholders'
                                         Common Stock          Capital      Earnings          Equity
                                    -----------------------  ----------------------------   ----------------
                                     Shares       Amount
                                    ----------  -----------

Balance at March 31, 1993...........     780       $  780        $ 24,500     $ 208,196         $  233,476
Net income..........................      --           --              --        25,508             25,508
                                    ----------  -----------  ----------------------------   ----------------
Balance at March 31, 1994...........     780          780          24,500       233,704            258,984
Net income..........................      --           --              --       147,162            147,162
                                    ----------  -----------  ----------------------------   ----------------
Balance at March 31, 1995...........     780          780          24,500       380,866            406,146
Net income..........................      --           --              --       274,888            274,888
                                    ==========  ===========  ============================   ================
Balance at February 19, 1996........     780       $  780        $ 24,500     $ 655,754         $  681,034
                                    ==========  ===========  ============================   ================



                        The accompanying notes are an integral part of these financial statements.



                                               CHAMBERLAIN ASSOCIATES, INC.

                                                  STATEMENT OF CASH FLOWS



                                                                              Fiscal Years Ended     April 1, 1995
                                                                                March 31,           February 19,
                                                                         --------------------------- ---------------
                                                                              1994        1995         1996
                                                                         ------------- ------------- ---------------
Cash flows from operating activities:
   Net income............................................................  $ 25,508    $ 147,162    $  274,888
   Adjustments to reconcile net income to net cash
     provided by (used in) operating activities:
     Depreciation........................................................    14,596       17,035        13,867
     Loss (gain) on disposal of property and
        equipment........................................................    (2,032)          --            --
     Deferred income taxes, net..........................................    87,647      220,520       156,238
     Changes in current assets and liabilities:
        Accounts receivable..............................................  (236,031)    (744,421)     (263,213)
        Income tax payable...............................................   (66,202)    (115,180)       23,256
        Accounts payable and accrued liabilities........................    111,835      121,113       259,548
     Changes in other assets............................................          --      (5,190)      (27,486)
                                                                         ------------- ------------- ---------------
          Net cash provided by (used in) operating activities...........    (64,679)    (358,961)      437,098
                                                                         ------------- ------------- ---------------
Cash flows from investing activities:
   Purchases of property and equipment...................................   (15,802)     (10,356)      (32,530)
    Deferred transaction costs...........................................        --           --       (25,660)
   Proceeds from sale of investments.....................................        --       14,989            --
   Advances to Cotelligent...............................................        --            --      (52,800)
                                                                         ------------- ------------- ---------------
          Net cash used in investing activities..........................   (15,802)        4,633     (110,990)
                                                                         ------------- ------------- ---------------
Cash flows from financing activities:
   Net borrowings (repayments) on short-term debt........................        --       235,000           --
    Repayments on long-term debt.........................................        --            --     (235,000)
   Borrowings from related parties.......................................        --       150,000      (50,000)
                                                                         ------------- ------------- ---------------
          Net cash provided by (used in) financing activities............        --       385,000     (285,000)
                                                                         ------------- ------------- ---------------
Net increase (decrease) in cash and cash equivalents.....................   (80,481)       30,672       41,108
Cash and cash equivalents at beginning of period                             95,927        15,446       46,118
                                                                         ============= ============= ===============
Cash and cash equivalents at end of period...............................  $ 15,446   $    46,118    $  87,226
                                                                         ============= ============= ===============
Supplemental disclosures of cash flow information:
   Interest paid.........................................................$      351   $    15,804    $  13,465



                        The accompanying notes are an integral part of these financial statements.


                           CHAMBERLAIN ASSOCIATES, INC.

                          NOTES TO FINANCIAL STATEMENTS

Note 1 - Business Organization

     Chamberlain Associates, Inc. ("CAI" or the "Company"), a California corporation, was incorporated and commenced operations in 1980. The Company is a professional services firm that provides computer consulting and contract programming services.

     The Company and its stockholders entered into a definitive agreement with Cotelligent Group, Inc. ("Cotelligent") pursuant to which the Company merged with Cotelligent (the "Acquisition"). All outstanding shares of the Company were exchanged for cash and shares of Cotelligent's common stock concurrent with the consummation of the initial public offering of the common stock of Cotelligent. Cotelligent completed the initial public offering on February 14, 1996, and on February 20, 1996, completed the Acquisition of the Company.

Note 2 - Summary of Significant Accounting Policies

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

   Property and Equipment

     Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the respective assets (5 years for office equipment and 7 years for furniture and equipment) on a straight-line basis.

   Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Receivables arising from services provided to clients are not collateralized and accordingly, the Company performs ongoing credit evaluations of its clients to reduce the risk of loss.

   Allowance for Doubtful Accounts

     The Company does not maintain an allowance for doubtful accounts as accounts receivable amounts are deemed fully collectible and historical write-offs have been insignificant.

   Revenue Recognition

     Revenue is recognized as services are performed.

   Earnings Per Share

     Historical earnings per share has not been presented because it is not considered to be meaningful as a result of the Acquisitions and the offering as discussed in Note 1.

                            CHAMBERLAIN ASSOCIATES, INC.

   Income Taxes

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, ''Accounting for Income Taxes'' ("SFAS 109"). The asset and liability approach used in SFAS 109 requires the recognition of deferred tax assets and liabilities for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

Note 3 - Property and Equipment

     The property and equipment is comprised of the following.


                                                                                                March 31,
                                                                                        --------------------------
                                                                                            1994          1995

                                                                                        ------------- -------------

     Furniture and fixtures............................................................. $ 30,033     $ 32,298
     Office equipment...................................................................   76,212       77,259
                                                                                        ------------- -------------
                                                                                          106,245      109,557
     Less: Accumulated depreciation.....................................................  (67,031)     (77,022)
                                                                                        ------------- -------------
                                                                                         $ 39,214     $ 32,535
                                                                                        ============= =============

     Depreciation expense for the years ended March 31, 1994 and 1995 and for the period April 1, 1995 through February 19, 1996 was $14,596, $17,035 and $13,867, respectively.

Note 4 - Credit Facilities

   Short-Term Debt

     Short-term debt consists of the following.


                                                                                                March 31,
                                                                                        --------------------------
                                                                                            1994          1995
                                                                                        ------------- ------------

     Line of credit...................................................................  $         --    $ 235,000
     Notes payable to related party...................................................            --      150,000
                                                                                        ------------- ------------
                                                                                        $         --    $ 385,000
                                                                                        ============= ============

     The Company's line of credit agreement with a bank provides for borrowings of up to $300,000 at a rate of 2% plus prime and is guaranteed by the President and Vice President of the Company. The interest rate was 11% at March 31, 1995. The line of credit was renewed on September 15, 1995 with the same provisions.

     Notes payable is comprised of a $100,000 and $50,000 note to the Company's President (also a stockholder) and his son, respectively. These notes, which mature on December 31, 1995, bear an interest rate of 2% plus prime, which was 11% at March 31, 1995.

                            CHAMBERLAIN ASSOCIATES, INC.

Note 5 - Income Taxes

     The provision (benefit) for income taxes is as follows.


                                                                                                      April 1, 1995-
                                                                                Year Ended March          Feb 19,
                                                                                      31,
                                                                            ------------------------- ----------------
                                                                                1994         1995           1996
                                                                            ------------ ------------  ---------------
     Current:
          Federal...........................................................$      --   $        --    $        799
          State.............................................................       --            --          40,720
                                                                            ------------ ------------  ---------------
                                                                                 --              --          41,519
     Deferred:
          Federal...........................................................    16,586       81,472         137,439
          State ............................................................     4,859       23,868             536
                                                                            ------------ ------------  ---------------
                                                                                21,445      105,340         137,975
                                                                            ------------ ------------  ---------------
               Total provision (benefit) for income taxes                    $  21,445    $ 105,340       $ 179,494
                                                                            ============ ============  ===============

     Deferred tax assets (liabilities) are comprised of the following.



                                                                                            March 31,
                                                                                   -----------------------------
                                                                                        1994           1995

                                                                                   -------------- --------------
     Current:
          Accounts receivable......................................................  $(213,744)    $ (519,291)
          Accounts payable.........................................................     16,088         40,988
          Accrued compensation.....................................................     34,969         97,725
          Other current liabilities................................................     10,944          8,821
          Net operating loss carryforward..........................................     52,659        167,839
          Other ...................................................................        937            431
                                                                                   -------------- --------------
               Total............................................................... $  (98,147)    $ (203,487)
                                                                                   ============== ==============

     The Company's effective income tax rate varied from the U.S. federal statutory rate as follows.


                                                                                  Year Ended March       April 1,
                                                                                       31,           1995- Feb 19,
                                                                                --------------------- ---------------
                                                                                 1994      1995          1996
                                                                                ----------------------- ---------------

     U.S. federal statutory rate................................................ 34.0%      34.0%         34.0%
     State income taxes, net of federal income tax benefit......................  6.8        6.2           6.0
     Nondeductible expenses.....................................................  4.9        1.5            .3
     Rate differentials.........................................................   --         --            .9
                                                                                --------------------- ---------------
     Effective tax rate......................................................... 45.7%      41.7%         41.2%
                                                                                ===================== ===============


     Prior to the merger with Cotelligent, the Company reported results of operations on the cash basis of accounting for income tax purposes. Upon completion of the Merger with Cotelligent, the Company will convert to an accrual basis taxpayer as part of the Cotelligent combined entity. Accordingly, cash to accrual differences that exist at the time of the Acquisition will be recognized ratably over the next four years.

                             CHAMBERLAIN ASSOCIATES, INC.

Note 6 - Lease Commitments

     The Company maintains an operating lease for its office space and an automobile. The future minimum lease payments under these operating leases are as follows.

                                                                                        Year Ending
                                                                                         March 31,
                                                                                        ------------
     1997...............................................................................$   47,078
     1998...............................................................................    48,523
     1999...............................................................................    37,206
     2000...............................................................................        --
     2001...............................................................................        --
                                                                                        ------------
                                                                                         $ 132,807
                                                                                        ============


     For the years ended March 31, 1994, and 1995 and for the period April 1, 1995 through February 19, 1996, the Company incurred expenses of $54,831, $63,482 and $38,262 respectively, relating to the office and automobile leases.

Note 7 - Significant Clients

     During the year ended March 31, 1994, two clients accounted for approximately 30% and 11% of revenue, respectively, and in 1995 three clients accounted for approximately 13%, 12% and 10% of revenues, respectively. During the period April 1, 1995 through February 19, 1996 three clients accounted for approximately 24%, 12%, and 12% of revenues, respectively.

     Additionally, these clients accounted for approximately 32% and 34% of the accounts receivable balance at March 31, 1994 and 1995, respectively.

     No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with this Offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of Common Stock to which it relates or an offer to, or a solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor a sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company or that information contained herein is correct as of any time subsequent to the date hereof.


                                                 TABLE OF CONTENTS

                                               Page                                                        Page
Prospectus Summary..........................     3          Management..................................    26
Risk Factors................................     5          Certain Transactions........................    32
The Company.................................     9          Principal Stockholders......................    35
Price Range of Common Stock.................     9          Description of Capital Stock................    36
Dividend Policy.............................     9          Shares Eligible for Future Sale.............    38
Selected Financial Data.....................    10          Legal Matters...............................    38
Management's Discussion and Analysis of                     Experts.....................................    38
   Financial Condition and Results of                       Additional Information......................    39
   Operations...............................    13          Index to Financial Statements...............   F-1
Business....................................    19





                                   ---------------------------------------

                                (Alternate Cover)
                                                           Subject to Completion
                                                                November 8, 1996


[LOGO]                       COTELLIGENT GROUP, INC.
                                  Common Stock



                               ------------------



    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.



                               ------------------



     This Prospectus, as appropriately amended or supplemented, may be used from time to time principally by persons who have received shares of Common Stock, $.01 par value (the "Common Stock" or the "Shares"), of Cotelligent Group, Inc. (the "Company") in mergers or acquisitions of other businesses or properties made by the Company (See "Business--Acquisition Strategy"), or their transferees, and who wish to offer and sell such Shares in transactions in which they and any broker-dealer through whom such Shares are sold may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), as more fully described herein. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such Shares as principal, any profits received on the resale of such Shares, may be deemed to be underwriting discounts and commissions under the Securities Act. Printing, certain legal, filing and other similar expenses of this offering will be paid by the Company. Selling Shareholders will bear all other expenses of this offering, including brokerage fees, any underwriting discounts or commissions.

     Application will be made to list the Shares of Common Stock offered hereby on the NASDAQ National Market. On October 31, 1996, the last sale price of the Common Stock on the NASDAQ National Market was $17.75 per share.

     The Company is a Delaware corporation and all references herein refer to the Company and its subsidiaries unless the context requires otherwise. The principal executive offices of the Company are located at 101 California Street, Suite 2050, San Francisco, California 94111 and its telephone number is (415) 439-6400.

                 The date of this Prospectus is _________, 1996.

                                                                [ALTERNATE PAGE]


                               MANNER OF OFFERING

         This Prospectus, as appropriately amended or supplemented, may be used from time to time principally by persons who have received shares of Common Stock in acquisitions made by the Company of other businesses or properties, or their transferees, and who wish to offer and sell such Shares (such persons are herein referred to as the "Selling Shareholder" or "Selling Shareholders") in transactions in which they and any broker-dealer through whom such Shares are sold may be deemed to be underwriters within the meaning of the Securities Act. The Company will receive none of the proceeds from any such sales. There presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the Shares described herein. Upon the Company being notified by a Selling Shareholder that any material arrangement has been entered into with a broker-dealer from the sale of Shares bought through a block trade, special offering, exchange distribution or secondary distribution, a supplemented Prospectus will be filed, pursuant to Rule 424(b) under the Securities Act, setting forth (i) the name of each Selling Shareholder and the participating broker-dealer(s), (ii) the number of Shares involved, (iii) the price at which the Shares were sold, (iv) the commissions paid or the discounts allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus and (vi) other facts material to the transaction.

         Selling Shareholders may sell the Shares being offered hereby from time to time in transactions (which may involve crosses and block transactions) on the NASDAQ National Market in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices. Selling Shareholders may sell some or all of the shares in transactions involving broker-dealers, who may act solely as agent and/or may acquire Shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from Selling Shareholders (and, if they act as agent for the purchaser of such Shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules of the NASDAQ National Market, which commissions may be at negotiated rates where permissible under the such rules. Participating broker-dealers may agree with Selling Shareholders to sell a specified number of Shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as an agent for Selling Shareholders, to purchase as principal any unsold Shares at the price required to fulfill the broker-dealer's commitment to Selling Shareholders. In addition or alternatively, Shares may be sold by Selling Shareholders and/or by or through other broker-dealers in special offerings, exchange distributions or secondary distributions pursuant to and in compliance with the governing rules of the NASDAQ National Market. Broker-dealers who acquire Shares as principal may thereafter resell such Shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to or through other broker-dealers, including transactions of the nature described in the preceding two sentences) on the NASDAQ National Market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchase of such Shares.

         The Company may agree to indemnify each Selling Shareholder as an underwriter under the Securities Act against certain liabilities, including liabilities arising under the Securities Act. Each Selling Shareholder may indemnify any broker-dealer that participates in transactions involving sales of the Shares against certain liabilities, including liabilities arising under the Securities Act.

                                                                [ALTERNATE PAGE]

         No person has been authorized to give information or make any representations not contained in this Prospectus in connection with the offer made hereby. If given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                                                 TABLE OF CONTENTS



                                                Page                                                        Page
Additional Information......................      2         Business....................................     19
Manner of Offering..........................    2-A         Management..................................     26
Prospectus Summary..........................      3         Principal Stockholders......................     35
Risk Factors................................      5         Description of Capital Stock................     36
The Company.................................      9         Shares Eligible for Future Sale.............     38
Price Range of Common Stock.................      9         Legal Matters...............................     38
Dividend Policy.............................      9         Experts.....................................     38
Selected Financial Data.....................     10         Index to Financial Statements...............    F-1
Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations...............................     13


                          ---------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution.

         The following table sets forth the expenses (other than underwriting compensation expected to be incurred) in connection with the offering described in this Registration Statement. All of such amounts (except the SEC Registration
Fee) are estimated.

              SEC Registration Fee....................................................  $   8,728.45
              Blue Sky Fees and Expenses*.............................................      1,000.00
              Printing and Engraving Costs*...........................................     20,000.00
              Legal Fees and Expenses*................................................     50,000.00
              Accounting Fees and Expenses*...........................................     25,000.00
              Transfer Agent and Registrar Fees and Expenses*.........................      1,000.00
              Miscellaneous*..........................................................      9,271.55
                                                                                        ------------
                      Total...........................................................  $ 115,000.00
                                                                                        ============

* estimated


Item 14.   Indemnification of Directors and Officers.

         The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

         Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Article Seven of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

         In accordance with Delaware law, the Company has entered into indemnification agreements with its directors, pursuant to which it has agreed to pay certain expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they shall not have been entitled to indemnification.

Item 15.   Recent Sales of Unregistered Securities.

         The following information relates to securities of the Company issued or sold within the past three years which were not registered under the Securities Act of 1933, as amended (the "Securities Act"):

              (i) In March 1993, the Company sold 10,000 shares of its Class A Common Stock for $3.50 per share to one director of the Company. In April 1993, the Company sold 3,500 shares of its Class A Common Stock at a price of $3.50 per share to an individual investor.

              (ii) Between August 1993 and April 1995, the Company sold an aggregate of 61,020 shares of its Class A Common Stock at a price of $5.00 per share to certain individual investors, certain founding shareholders, each of the Founding Companies and certain stockholders of such Founding Companies. Of such shares, an aggregate of 10,000 shares were sold to two investors in April 1995; these shares were repurchased by the Company in August 1995 for $5.00 per share.

              (iii) In October 1995, the Company sold 10,000 shares of its Class A Common Stock for $10.00 per share to one director of the Company.

              (iv) In October 1993, the Company sold an aggregate of two shares of its Class B Common Stock for $5,000 per share with an aggregate offering price of $10,000 to one investor and one Founding Company. Between July 1994 and April 1995, the Company sold an aggregate of five shares of its Class B Common Stock for $5,000 per share to two Founding Companies and three other investors; the three shares issued to the three other investors were repurchased by the Company in August 1995 and October 1995 for $5,000 per share. In June 1995, the Company sold one share of its Class B Common Stock for $15,000 to one Founding Company.

              (v) In October 1995, the Company repurchased an aggregate of 10,000 shares of its Class A Common Stock from two investors for an aggregate of $50,000. In October 1995, the Company repurchased two shares of its Class B Common Stock from two investors for an aggregate of $10,000 and sold an aggregate of 10,000 shares of its Class A Common Stock for $17.50 per share to three directors of the Company.

              (vi) In connection with the reincorporation of Cotelligent in Delaware in November 1995, Cotelligent exchanged each then outstanding share of Class A Common Stock and Class B Common Stock for one share of a single class of new Common Stock.

              (vii) In November 1995, Cotelligent declared a 2.71-for-1 stock dividend to each of its existing stockholders.

              (viii) Simultaneously with the completion of the Offering, the Company issued 3,206,875 gross shares of its Common Stock in connection with the acquisition of four businesses. See "Certain Transactions."

              (ix) In June 1996, the Company issued 1,056,309 shares of its Common Stock in connection with the acquisitions of ESP Software Services, Inc. and INNOVA Solutions, Inc. See "Certain Transactions."

              (x) In September 1996, the Company issued 644,826 shares of its Common Stock in connection with the acquisition of JasTech, Inc. and JasTech of Florida, Inc. See "Certain Transactions."

         Other than the share number appearing in (viii) above, none of the share numbers or per share prices in this Item 15 have been adjusted to reflect the reincorporation and recapitalization of the Company described in (vi) above or the stock dividend described in (vii) above.

         Each of these transactions was completed without registration of the relevant security under the Securities Act in reliance upon the exemptions provided by Section 4(2) of the Securities Act for transactions not involving a sale or a public offering.


Item 16.   Exhibits and Financial Statement Schedules.

     (a) Exhibits

 Exhibit
  Number                                                     Description


    3.1    Certificate of  Incorporation  of  Cotelligent  (Exhibit 3.1 of the  Registration  Statement on Form S-1
              (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

    3.2    By-laws of  Cotelligent  (Exhibit  3.2 of the  Registration  Statement  on Form S-1 (File No.  33-80267)
              effective February 16, 1996, is hereby incorporated by reference)

    4.1 Form of certificate evidencing ownership of Common Stock of Cotelligent (Exhibit 4.1 of the Registration Statement on Form S-1
              (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

    5.1    Opinion of Morgan, Lewis & Bockius LLP

   10.1    Form  of  Employment   Agreement  between  Cotelligent  and  James  R.  Lavelle  (Exhibit  10.1  of  the Registration
              Statement on Form S-1 (File No. 33-80267) effective February 16,1996, is hereby incorporated by reference)

   10.2    Form  of  Employment   Agreement  between  Cotelligent  and  Michael  L.  Evans  (Exhibit  10.2  of  the Registration
              Statement  on Form S-1 (File No.  33-80267)  effective  February  16,  1996,  is hereby incorporated by reference)

   10.3    Form of Employment  Agreement  between  Cotelligent and Duane W. Bell (Exhibit 10.3 of the  Registration Statement on
              Form S-1 (File No.  33-80267)  effective  February 16, 1996, is hereby  incorporated  by reference)

   10.4    Form  of  Employment  Agreement  between  Cotelligent  and  Daniel  E.  Jackson  (Exhibit  10.4  of  the Registration
              Statement on Form S-1 (File No.  33-80267)  effective  February  16,  1996,  is hereby incorporated by reference)

   10.5    Form of Employment Agreement between BFR, Cotelligent and Jeffrey J. Bernardis (Filed as part of Exhibit 2.1 of the
              Registration Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

   10.6    Form of Employment Agreement between CAI, Cotelligent and John E. Chamberlain (Filed as part of Exhibit 2.2 of the
              Registration  Statement on Form S-1 (File No. 33-80267)  effective February 16, 1996, is hereby incorporated by reference)




                                      II-3


 Exhibit
  Number                                                     Description

   10.7    Form of Employment Agreement between CAI, Cotelligent and Linda M. Cassell (contained in Exhibit 2.2) (Filed as part of Exhibit 2.2 of the Registration Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

   10.8    Cotelligent  1995  Long-Term  Incentive  Plan  (Exhibit 10.9 of the  Registration  Statement on Form S-1
               (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

   10.9    Secured Term Promissory Note, Term Loan Agreement, Guarantee and pre-payment request by the BFR Plan related to the superseded loan made by NatWest Bank N.A. to the BFR Plan dated April 20, 1995 (Exhibit 10.10 of the Registration
               Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

   10.10   Promissory Note executed by BFR in favor of NatWest Bank N.A., dated December 7, 1995, and the guarantees and pledge agreements related thereto (Exhibit 10.11 of the Registration Statement on Form S-1 (File No. 33-80267) effective
               February 16, 1996, is hereby incorporated by reference)

   10.11   Note executed by the BFR Plan in favor of BFR, dated December 7, 1995 and the Loan and Security Agreement between BFR and the BFR Plan related thereto (Exhibit 10.12 of the Registration Statement on Form S-1 (File No. 33-80267) effective
               February 16, 1996, is hereby incorporated by reference)

   10.12   Lease Agreement between BFR Properties and BFR Co., Inc. effective April 1, 1995 at 7 Clyde Road (Exhibit 10.9 to the
               Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

   10.13   Lease Agreement between BFR Properties and BFR Co., Inc. effective April 1, 1995 at 31 Clyde Road (Exhibit 10.10 to the
               Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

   10.14   Lease  Agreement  between  Quinlan  Properties,  L.P.  and BFR Co.,  Inc.  effective  December 29, 1995 (Exhibit 10.11 to the Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

   10.15   Sublease  Agreement between San Francisco  Satellite Center and Cotelligent Group, Inc. effective March 1, 1996 (Exhibit
               10.12 to the Form 10-K for the year ended March 31,  1996 is hereby  incorporated by reference)

   10.16   Business Loan Agreement between Cotelligent Group, Inc. and U.S. Bank of Washington, National Association effective May
               1, 1996 (Exhibit 10.13 to the Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

   10.17   Business Loan Agreement between Cotelligent Group, Inc. and U.S. Bank of Washington, National Association effective
               October 4, 1996.

   22.1    List of subsidiaries of Cotelligent (filed herewith)

   23.1    Consent of Price Waterhouse LLP (filed herewith)

   23.3    Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

   25.1    Power  of  Attorney (Exhibit 25.1 of the Registration Statement on Form S-1 (File  No. 333-2604) effective April 8, 1996, is hereby incorporated by reference)

      (b) Financial Statement Schedules

Not applicable.

Item 17.   Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes:

         (1) To file, during any period in which any offers or sales are being made, a post effective amendment to the registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on this 8th day of November, 1996.


                                                       COTELLIGENT GROUP, INC.


                                     By:           /s/   James R. Lavelle
                                             ----------------------------------
                                                   Chief Executive Officer


                                POWER OF ATTORNEY

     Pursuant to the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                           Signature                        Capacity In Which Signed                  Date



                    /S/   JAMES R. LAVELLE                Chairman of the Board and              November 8, 1996
-----------------------------------------------------
                       James R. Lavelle                     Chief Executive Officer



                               *                          Vice Chairman of the Board             November 8, 1996
-----------------------------------------------------
                        Edward E. Faber



                               *                          President, Chief Operating Officer     November 8, 1996
-----------------------------------------------------
                       Michael L. Evans



                      /S/   DUANE W. BELL                 Senior Vice President and Chief        November 8, 1996
-----------------------------------------------------
                        Duane W. Bell                       Financial Officer (Principal
                                                              Financial Officer and
                                                            Principal Accounting Officer)


                               *                          Director                               November 8, 1996
-----------------------------------------------------
                       Daniel M. Beals





                                       S-1



                           Signature                        Capacity In Which Signed                  Date


                               *                          Director                               November 8, 1996
-----------------------------------------------------
                     Jeffrey J. Bernardis



                               *                          Director                               November 8, 1996
-----------------------------------------------------
                       Linda M. Cassell



                               *                          Director                               November 8, 1996
-----------------------------------------------------
                     John E. Chamberlain



                                                          Director                               November 8, 1996
-----------------------------------------------------
                       Anthony M. Frank



                               *                          Director                               November 8, 1996
-----------------------------------------------------
                         B. Tom Green




                               *                          Director                               November 8, 1996
-----------------------------------------------------
                       Harvey L. Poppel



                                                          Director                               November 8, 1996
-----------------------------------------------------
                        John C. Travers




* - By                      /S/
        ---------------------------------------------
                      Attorney - in-Fact

                                                               Exhibit 22.1

                             Cotelligent Group, Inc.
                           Post Effective Amendment to
                                    Form S-1

                              List of Subsidiaries

The following is a listing of all subsidiaries of Cotelligent Group., Inc. All subsidiaries are wholly-owned as of September 30, 1996 unless otherwise noted.

BFR Co., Inc.
Chamberlain Associates, Inc.
Data Arts & Sciences, Inc.
ESP Software Services, Inc.
Financial Data Systems, Inc.
INNOVA Solutions, Inc.
JasTech, Inc.
Data Processing Personnel, Inc. (acquired October 7, 1996)

                                  Exhibit 23.1




                       Consent of Independent Accountants

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our reports as of the dates, and related to the financial statements of the companies, listed below which appear in such Prospectus.

Company                                                   Date

Cotelligent Group, Inc.                                   April 20,  1996,  except as to the pooling of  interest  with ESP
                                                            Software Services,  Inc. and INNOVA Solutions,  Inc., which are as of June 28, 1996

ESP Software Services, Inc.                               July 23, 1996
INNOVA Solutions, Inc.                                    July 1, 1996
Combined Predecessor Companies                            April 20, 1996
Financial Data Systems, Inc.                              April 20, 1996
BFR Co., Inc.                                             April 20, 1996
Data Arts & Sciences, Inc.                                April 20, 1996
Chamberlain Associates, Inc.                              April 20, 1996

We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data".



Price Waterhouse LLP
Minneapolis, Minnesota
September 6, 1996